     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             WILLCOX & GIBBS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    5085                                   22-3308457
    (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC CODE NUMBER)            (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

                            ------------------------

                                900 MILIK STREET
                           CARTERET, NEW JERSEY 07008
                                 (908) 541-6255
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                              JOHN K. ZIEGLER, SR.
                             WILLCOX & GIBBS, INC.
                                900 MILIK STREET
                           CARTERET, NEW JERSEY 07008
                                 (908) 541-6255
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                WITH COPIES TO:

                              JOHN K. HOYNS, ESQ.
                           HUGHES HUBBARD & REED LLP
                             ONE BATTERY PARK PLAZA
                            NEW YORK, NEW YORK 10004
                                 (212) 837-6762
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                   AMOUNT TO BE     OFFERING PRICE PER      AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                 REGISTERED             UNIT           OFFERING PRICE     REGISTRATION FEE
12 1/4% Series B Senior Notes Due 2003               $85,000,000(1)           (2)                 (2)               $25,758

(1) Equals the aggregate principal amount of the securities being registered.

(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             WILLCOX & GIBBS, INC.

                             CROSS-REFERENCE SHEET
                PURSUANT TO RULE 404(A) UNDER THE SECURITIES ACT
                       AND ITEM 501(B) OF REGULATION S-K

                         FORM S-4 ITEM NUMBER AND CAPTION                              PROSPECTUS CAPTION
           -------------------------------------------------------------  ---------------------------------------------

       1.  Forepart of Registration Statement and Outside Front Cover
             Page of Prospectus.........................................  Facing Page; Cross-Reference Sheet; Outside
                                                                            Front Cover Page

       2.  Inside Front and Outside Back Cover Pages of Prospectus......  Inside Front Cover Page; Available
                                                                            Information; Outside Back Cover Page

       3.  Risk Factors, Ratio of Earnings to Fixed Charges and Other
             Information................................................  Prospectus Summary; Risk Factors; Selected
                                                                            Historical Financial Information

       4.  Terms of the Transaction.....................................  Prospectus Summary; The Exchange Offer;
                                                                            Description of Senior Notes; Certain
                                                                            Federal Income Tax Consequences; Plan of
                                                                            Distribution

       5.  Pro Forma Financial Information..............................  Summary Historical and Pro Forma Financial
                                                                            Information; Pro Forma Combined Financial
                                                                            Information; Consolidated Financial
                                                                            Statements

       6.  Material Contacts with the Company Being Acquired............  Not Applicable

       7.  Additional Information Required for Reoffering by Persons and
             Parties Deemed to Be Underwriters..........................  Not Applicable

       8.  Interests of Named Experts and Counsel.......................  Legal Matters; Independent Public Accountants

       9.  Disclosure of Commission Position on Indemnification for
             Securities Act Liabilities.................................  Not Applicable

      10.  Information with Respect to S-3 Registrants..................  Not Applicable

      11.  Incorporation of Certain Information by Reference............  Not Applicable

      12.  Information with Respect to S-2 or S-3 Registrants...........  Not Applicable

      13.  Incorporation of Certain Information by Reference............  Not Applicable

      14.  Information with Respect to Registrants Other Than S-3 or S-2
             Registrants................................................  Prospectus Summary; Selected Historical
                                                                            Financial Information; Management's
                                                                            Discussion and Analysis of Financial
                                                                            Condition and Results of Operations--The
                                                                            Company; Business; Consolidated Financial
                                                                            Statements

      15.  Information with Respect to S-3 Companies....................  Not Applicable

                         FORM S-4 ITEM NUMBER AND CAPTION                              PROSPECTUS CAPTION
           -------------------------------------------------------------  ---------------------------------------------
      16.  Information with Respect to S-2 or S-3 Companies.............  Not Applicable

      17.  Information with Respect to Companies Other Than S-3 or S-2
             Companies..................................................  The Macpherson Acquisition; Management's
                                                                            Discussion and Analysis of Financial
                                                                            Condition and Results of
                                                                            Operations--Macpherson

      18.  Information if Proxies, Consents or Authorizations are to be
             Solicited..................................................  Not Applicable

      19.  Information if Proxies, Consents or Authorizations are not to
             be Solicited or in an Exchange Offer.......................  Inside Front Cover Page; Prospectus Summary;
                                                                            The Exchange Offer; Management; Security
                                                                            Ownership of Certain Beneficial Owners and
                                                                            Management; Description of Senior Notes

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                   SUBJECT TO COMPLETION, DATED APRIL 3, 1997

                             WILLCOX & GIBBS, INC.

          OFFER TO EXCHANGE ITS 12 1/4% SERIES B SENIOR NOTES DUE 2003
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING
                     12 1/4% SERIES A SENIOR NOTES DUE 2003

    THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
          , 1997, UNLESS EXTENDED.

                            ------------------------

    Willcox & Gibbs, Inc. ("Willcox & Gibbs" or the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (this "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 12 1/4% Series B Senior Notes due 2003 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement (the "Registration Statement") of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 12 1/4% Series A Senior Notes due 2003 (the "Old Notes"), of which $85,000,000 principal amount is outstanding as of the date hereof. The Old Notes and the New Notes are sometimes collectively referred to herein as the "Senior Notes." The Senior Notes will be Senior unsecured obligations of the Company (except for the security interest in 65% of the shares of a non-U.S. subsidiary) and will be unconditionally guaranteed on a senior unsecured basis (the "Subsidiary Guarantees") by the Subsidiary Guarantors (as defined herein). See "The Exchange Offer."

    The Company will accept for exchange any and all validly tendered Old Notes
prior to 12:00 midnight, New York City time, on       , 1997, unless extended
(such date, as it may be extended, the "Expiration Date"). Old Notes may be tendered only in integral multiples of $1,000. Tenders of Old Notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the holders thereof. The Company will not receive any proceeds from the Exchange Offer. See "The Exchange Offer."

    THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO
HOLDERS OF OLD NOTES ON       , 1997.

    SEE "RISK FACTORS" BEGINNING ON PAGE FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE

     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS       , 1997.

    The New Notes will be obligations of the Company evidencing the same debt as the Old Notes, and will be entitled to the benefits of the same indenture (the "Indenture"). See "Description of Senior Notes." The form and terms of the New Notes are generally the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to certain special payments applicable to the Old Notes. See "The Exchange Offer."

    The New Notes are being offered hereunder in order to satisfy certain obligations under the Registration Rights Agreement, dated as of December 20, 1996 (the "Registration Rights Agreement"), among the Company, the Subsidiary Guarantors and Dillon, Read & Co. Inc. (the "Initial Purchaser"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is intended to satisfy the Company's obligations under the Registration Rights Agreement to register the New Notes and exchange them for the Old Notes under the Securities Act. Once the Exchange Offer is consummated, the Company will have no further obligations to register any of the Old Notes tendered for exchange, except pursuant to a shelf registration statement to be filed under certain limited circumstances specified in "The Exchange Offer--Purpose of the Exchange Offer." See "Risk Factors--Consequences to Non-Tendering Holders of Old Notes." The Company has agreed to pay the expenses of the Exchange Offer.

    Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in several no-action letters issued to third parties, the Company believes, based on the advice of its counsel, that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders who are not affiliates of Willcox & Gibbs without compliance with the registration and prospectus delivery provisions of the Securities Act; PROVIDED that the holder is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Company that such conditions have been met. However, any holder who is an affiliate of the Company or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Purpose of the Exchange Offer." In addition, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will use its best efforts to make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." EXCEPT AS DESCRIBED IN THIS PARAGRAPH, THIS PROSPECTUS MAY NOT BE USED FOR ANY OFFER TO RESELL, RESALE OR OTHER TRANSFER OF NEW NOTES.

    Old Notes initially purchased by "qualified institutional buyers" (as such term is defined in Rule 144A under the Securities Act) were initially represented by a single Global Old Note (as defined herein) in fully registered form, registered in the name of a nominee of The Depository Trust Company ("DTC"), as depositary. Old Notes originally purchased by or transferred to institutional "accredited investors," within the meaning of Rule 501 (a)(1),
(2), (3) or (7) under the Securities Act, who were not "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) were issued in registered certificated form ("Certificated Securities").

    Beneficial interests in the Global Old Note and one such Certificated Security representing the Old Notes have been shown on, and transfers thereof to institutional "accredited investors" and "qualified institutional buyers" have been effected through, records maintained by DTC and its participants.

    The New Notes exchanged for Old Notes represented by the Global Old Note will be represented by one or more Global New Notes (as defined herein) in fully registered form, registered in the name of the nominee of DTC. The Global New Notes will be exchangeable for New Notes in registered form, in denominations of $1,000 and integral multiples thereof as described herein. The New Notes in global form will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity of such New Notes will therefore settle in immediately available funds. See "Description of Senior Notes--Book-Entry, Delivery and Form." For a description of any New Notes exchanged for beneficial interests represented by the Certificated Security, see "Description of Senior Notes--Book-Entry, Delivery and Form."

    The Senior Notes will bear interest at a rate equal to 12 1/4% per annum from their date of issuance. Interest on the Senior Notes is payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1997. Holders whose Old Notes are accepted for exchange will receive, in cash, accrued interest and "Liquidated Damages," if any, payable pursuant to Section 6 of the Registration Rights Agreement (the "Old Note Liquidated Damages") thereon to, but not including, the date of issuance of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon the issuance of the New Notes exchanged therefor.

    The Senior Notes will be redeemable at the option of the Company, in whole or in part, on or after December 15, 2001, at the redemption price of 106.125% of principal (declining to 103.063% on or after December 15 of 2002), together with accrued and unpaid interest and Old Note Liquidated Damages, if any, to the date of redemption. On or prior to December 15, 1999, up to 30% of the originally issued principal amount of the Senior Notes then outstanding will be redeemable at the option of the Company from the Net Cash Proceeds of a Public Equity Offering (each as defined herein), at 112 1/4% of the principal amount thereof, together with accrued and unpaid interest and Old Note Liquidated Damages, if any, to the date of redemption; PROVIDED that at least $59.5 million of the originally issued principal amount of Senior Notes remains outstanding immediately after such redemption and that such redemption occurs within 60 days following the closing of such Public Equity Offering. Finally, subject to the limitations and qualifications set forth in the Indenture, in the event of a Change of Control (as defined in "Description of Senior Notes"), holders of the Senior Notes will have the right to require the Company to purchase their Senior Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Old Notes Liquidated Damages, if any, to the date of purchase. There can be no assurance that the Company will have the financial resources necessary to purchase the Senior Notes upon the occurrence of a Change of Control. See "Description of Senior Notes."

    The Senior Notes will be senior unsecured obligations of Willcox & Gibbs (except for the security interest in 65% of the shares of non-U.S. subsidiary) and will be unconditionally guaranteed on a senior unsecured basis by the Subsidiary Guarantors. The Senior Notes and each Subsidiary Guarantee will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company and the applicable Subsidiary Guarantor, respectively. The Senior Notes and the Subsidiary Guarantees will, however, be effectively subordinated to secured indebtedness of the Company and the Subsidiary Guarantors, respectively, with respect to the assets securing such indebtedness. Because the Company is a holding company, the Senior Notes are effectively subordinated to all existing and future liabilities of its subsidiaries that are not Subsidiary Guarantors. At December 31, 1996, the Company and the Subsidiary Guarantors had $41.4 million of secured indebtedness outstanding. Subject to certain limitations, the Company and its subsidiaries (including the Subsidiary Guarantors) may incur additional secured and unsecured indebtedness.

    Prior to this offering, there has been no public market for the Senior Notes. The Company does not intend to list the Senior Notes on a national securities exchange or to seek approval for quotation through the NASDAQ National Market. As the Old Notes were issued and the New Notes are being issued primarily to a limited number of institutions who typically hold similar securities for investment, the Company does not expect that an active public market for the Senior Notes will develop. In addition, resales by certain holders of the Senior Notes of a substantial percentage of the aggregate principal amount of such notes could constrain the ability of any market maker to develop or maintain a market for the Senior Notes. To the extent that a market for the Senior Notes should develop, the market value of the Senior Notes will depend on prevailing interest rates, the market for similar securities and other factors, including the financial condition, performance and prospects of the Company. Such factors might cause the Senior Notes to trade at a discount from face value. See "Risk Factors--Lack of a Public Market for the Senior Notes."

    THE COMPANY WILL NOT RECEIVE ANY PROCEEDS FROM THE EXCHANGE OFFER. THE COMPANY HAS AGREED TO PAY THE EXPENSES OF THE EXCHANGE OFFER. NO UNDERWRITER IS BEING USED IN CONNECTION WITH THE EXCHANGE OFFER.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO THE "COMPANY" INCLUDE WILLCOX & GIBBS AND ITS DIRECT AND INDIRECT SUBSIDIARIES. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE HEADING "RISK FACTORS."

                                  THE COMPANY

    The Company believes that it is the largest independent distributor in North America of replacement parts, supplies and specialized equipment to manufacturers of apparel and other sewn products, offering a broad product line of over 200,000 items. These products include industrial sewing equipment parts, such as needles, hooks, motors, tools and other accessories, and specialized equipment, such as screen printing equipment and supplies and production planning and control systems. In addition, as a result of the consummation of the Macpherson Acquisition (as defined herein), the Company became a major distributor of embroidery equipment and supplies, marketing its products through 22 sales and distribution centers strategically located in the United States, Canada, Mexico, the Dominican Republic and England. During 1996, the Company's customer base consisted of over 15,000 manufacturers and dealers.

    Since the Company was acquired by management and certain investors in July 1994 (the "Management Buyout"), the Company has expanded through internal growth of operations and acquisitions. The Company intends to pursue strategic acquisitions to expand its product lines and to enter into new geographic markets. The Company believes that the size of its operations and the stable operating history of its replacement parts and supplies distribution business have enabled it to carry substantially higher levels of inventory than its competitors. These investments in inventory provide customers with wide selection, a high degree of product availability and assurance of prompt delivery. In addition, the Company believes that it is well positioned to pursue selected growth opportunities internationally, particularly in Mexico and South America, based upon the size of its operations, its established inventory management systems and its growing sales in these markets.

INDUSTRY OVERVIEW

    Manufacturers of apparel and other sewn products generally utilize a variety of modern equipment and supplies in their production processes. Although there have been advances in the speed of equipment and automation of manufacturing methods, the basic sewing process has changed very little since the first sewing machines were introduced over 125 years ago. Accordingly, the basic design of sewing equipment and replacement parts and supplies used with respect to such equipment has remained stable for many years, and new generations of sewing equipment have frequently utilized many parts designed for prior generations. In addition, since numerous manufacturers of sewn products do not regularly replace major equipment upon the introduction of new models, substantial numbers of older machines typically continue to be used for many years after the production of more advanced units.

    The improvements in speed of equipment and the trend toward automation in apparel and sewn products manufacturing have increased the demand for replacement parts and supplies by manufacturers, since high speed production increases the wear and tear on equipment. In addition, automation results in the utilization of other equipment, such as cutting and finishing devices, that must be maintained. As a result of the large number of differing replacement parts and supplies utilized by apparel and sewn products manufacturers and the relatively small quantity of many items required at varying times, such manufacturers generally prefer to obtain replacement parts and supplies from dealers that stock a wide range of products and offer prompt delivery. In addition, manufacturers of such replacement parts, supplies and specialized equipment often prefer to sell such products through distributors who can provide wide market coverage, assume credit risk and stock inventory, thereby limiting the manufacturers' costs of marketing and distribution.

    The market for screen printing equipment and embroidery equipment used to add decoration to apparel products has grown rapidly over the past several years. This growth has been propelled by expansion of the market for casual wear, such as T-shirts, sweatshirts and caps, which frequently feature printed or embroidered trademarks, slogans or other designs. In addition, improvements in technology have made screen printing and embroidery equipment less expensive and more sophisticated. The Company acquired Clinton Management Corp. and Clinton Machinery Corp. (together, "Clinton"), which distribute screen printing equipment and supplies, in February 1996, and Macpherson Meistergram, Inc. and its subsidiary, Geoffrey E. Macpherson Canada, Inc. (together, "Macpherson"), which principally distributes embroidery equipment and supplies, in January 1997, in order to take advantage of the growing demand for such equipment and of the ability to market these complementary product lines to the same end-user group.

    The market of apparel manufacturers in the Western Hemisphere has expanded during the 1990s due to the shifting production of apparel products sold in the United States from the Far East to Mexico and the rest of Latin America. According to the U. S. Department of Commerce, in 1990 Asia accounted for 75.3% of U.S. imports of apparel, while Mexico and the Caribbean Basin Initiative ("CBI") countries accounted for 11.2%. By 1995, Asia's share had dropped to 62.7% of U.S. imports, while Mexico and the CBI countries increased to 23.1%. The trend towards increasing apparel imports to the United States from Mexico is expected to accelerate with the implementation of the North American Free Trade Agreement ("NAFTA"). In addition, the Company anticipates that apparel manufacturers from around the world who sell their products to the United States will increase apparel production in Mexico, the CBI countries and the rest of Latin America due to the improved political and economic climate of many of such countries and the quick and relatively inexpensive access to the U.S. market from such region. The Company believes it is well positioned to capitalize on the shift in apparel production to the southern portion of the Western Hemisphere due to its broad product line, its existing distribution centers located nearby and its prior relationships with many of the manufacturers that are establishing production facilities south of the United States. For example, the Company is a supplier to one of its major customers, Fruit of the Loom, at its new Mexican manufacturing facility that began operations in 1996.

COMPETITIVE STRENGTHS

    The Company believes that it has a strong competitive position attributable to a number of factors, including the following:

    - MARKET LEADERSHIP. The Company believes that it is the largest independent distributor of replacement parts, supplies and specialized equipment for the apparel and other sewn products industry in North America. As a result, the Company has significant purchasing power and can realize economies of scale in marketing, distribution and administration. The Company believes that each of its principal operating units is among the leaders in its respective market.

    - STRONG BRAND NAME RECOGNITION. The Willcox & Gibbs brand name has been well known in the apparel industry since the Company's predecessor began operations in the mid-1800s as an apparel equipment manufacturer. Since that time, the Company's Sunbrand and Unity divisions have developed and maintained well-recognized brand names in replacement parts distribution through a long history of comprehensive and high quality product lines and an emphasis on customer service.

    - BROAD LINES OF QUALITY PRODUCTS. The Company believes that it markets the broadest line of quality replacement parts, supplies and specialized equipment to manufacturers of apparel and other sewn products in North America. For example, the Company's Sunbrand division markets over 180,000 items, while the Company believes that its closest competitor offers approximately 40,000 items. As a result of its broad product offering, the Company believes that it provides its customers with "one-stop shopping" for their replacement parts, supplies and specialized equipment requirements.

    - HIGH LEVEL OF CUSTOMER SERVICE. The Company provides its customers with a comprehensive selection of products, a high degree of product availability, convenient ordering systems and fast order response time. The Company's strategically placed distribution facilities and efficient inventory management systems enable it to achieve high order fill rates for replacement parts and supplies (in excess of 95% of orders are shipped within 24 hours), timeliness of delivery and wide geographic coverage. The Company utilizes a real-time computer inventory management system in its sewn products replacement parts and supplies businesses that enables it to search all inventory locations in North America for product availability. In addition, the Company maintains electronic data interchange ("EDI") systems that link the Company to selected customers, such as Levi Strauss and Fieldcrest Cannon. The Company fills substantially all of its orders of parts and supplies by customers in the United States through next-day delivery, which is important to assist customers in minimizing operator downtime.

    - STRONG RELATIONSHIPS WITH SUPPLIERS. The Company has developed strong relationships with many of its suppliers, with some dating back over 30 years. The Company maintains exclusive U.S. distribution rights for genuine replacement parts for Pfaff AG ("Pfaff") (since 1958), and Pegasus Sewing Machine Mfg. Co., Ltd. ("Pegasus") (since 1966), two major sewing equipment suppliers to the U.S. apparel and other sewn products industry, as well as exclusive distribution rights in certain territories for M&R Printing Equipment, Inc. ("M&R"), a major manufacturer of screen printing equipment for the apparel industry in the United States.

    - DIVERSIFIED BASE OF CUSTOMERS. During 1996, the Company sold products to over 15,000 apparel and sewn products manufacturers and dealers of replacement parts and supplies, with no single customer representing more than 5.2% of net sales. The Company has enjoyed long-term relationships with a number of its major customers, including Levi Strauss, Fruit of the Loom, Fieldcrest Cannon, Russell Athletic and VF Corporation.

    - EXPERIENCED MANAGEMENT TEAM. The Company's officers have an average of 16 years of experience with the Company and the Company's predecessor and an average of 19 years of industry experience. The Company retained substantially all of the senior management of the businesses acquired in the Management Buyout in July 1994, of Clinton in connection with its acquisition by the Company in February 1996 and of the senior management of Macpherson following consummation of the Macpherson Acquisition in January 1997. The Company's principal managers and employees collectively owned, as of March 31, 1997, on a fully diluted basis 63.1% of the Company's outstanding common stock.

BUSINESS STRATEGY

    The Company's strategy is to enhance its position as a leading distributor of replacement parts, supplies and specialized equipment to the apparel and other sewn products industry. In order to achieve this objective, the Company has developed a business plan that consists of the following key elements:

    - MAINTAIN LEADING MARKET POSITION. The Company believes that it is the leading independent distributor in North America of replacement parts, supplies and specialized equipment to the apparel and other sewn products industry. The Company believes that such leadership is based primarily on the Company's long history of operations, broad line of products and excellent customer service. The Company intends to enhance its market leadership by maintaining and expanding its relationships with suppliers and customers.

    - EXPAND PRODUCT LINES. The Company intends to add lines of replacement parts, supplies and specialized equipment that can be efficiently marketed through its existing distribution system. Such additions are intended to strengthen the Company's position as a "one-stop shop" without significant incremental expenses related to selling, marketing, distribution and administration.

    - INCREASE PENETRATION OF EMERGING MARKETS. The Company believes that it is well positioned to increase sales by targeting growth opportunities in emerging markets such as Mexico, the CBI countries and the rest of Latin America. The Company expects that its comprehensive line of replacement parts, supplies and specialized equipment and long experience in serving the apparel and other sewn products industry will provide a competitive advantage over smaller, local competitors in these regions. The Company intends to expand its presence in these areas in 1997 by opening a new sales office in Colombia.

    - PURSUE SELECTED ACQUISITIONS. Since the Management Buyout in July 1994, the Company has pursued a plan of expanding its product offerings through strategic acquisitions. In February 1996, it acquired Clinton, a leading distributor of screen printing equipment and supplies (the "Clinton Acquisition"), in November 1996 it acquired E.C. Mitchell Co., Inc. ("Mitchell"), a manufacturer of abrasive cords and tapes used principally by apparel manufacturers (the "Mitchell Acquisition"), and in January 1997 it acquired Macpherson, a leading distributor of embroidery equipment and supplies (the "Macpherson Acquisition"). The Company intends to pursue other strategic acquisitions to expand its product lines and to enter into new geographic markets.

HISTORY OF THE COMPANY

    The predecessor to the Company, formerly named Willcox & Gibbs, Inc. (the "Company's Predecessor"), was incorporated in 1866 and began operations as a sewing equipment manufacturer. In the late 1960s, as sewing equipment manufacturing migrated overseas, the Company's Predecessor shifted its business into the distribution of replacement parts and supplies for the apparel and other sewn products industry. Parts and supply distribution remained the primary focus of the Company's Predecessor until 1984, when it expanded into the distribution of electrical parts. Due to the large and fragmented nature of U.S. electrical parts distribution, this segment grew rapidly and, by 1993, represented approximately 85% of the net sales of the Company's Predecessor. In 1994, the Board of Directors of the Company's Predecessor decided to focus its business on electrical parts distribution and divest its other businesses. In July 1994, management and outside investors acquired the sewn products replacement parts, supply and specialized equipment distribution businesses of the Company's Predecessor (the "Distribution Business") for total consideration of $44.0 million.

    The Company currently operates through six principal business units: (i) its Sunbrand division ("Sunbrand"), which is a distributor of replacement parts, supplies and specialized equipment to manufacturers of apparel and other sewn products; (ii) its Unity Sewing Supply Co. division ("Unity"), which is a wholesale distributor to dealers of replacement parts and supplies for use by the apparel and other sewn products industry; (iii) its Willcox & Gibbs, Ltd. ("W&G, Ltd.") subsidiary, which is a distributor to manufacturers and dealers in the United Kingdom and Europe of replacement parts and supplies for use by the apparel and other sewn products industry; (iv) its Clinton subsidiaries, which distribute screen printing equipment and supplies for the apparel industry; (v) its Leadtec Systems, Inc. ("Leadtec") subsidiary, which develops and supplies computer-based production planning and control systems for the apparel and other sewn products industry; and (vi) Macpherson, acquired in January 1997 using a portion of the net proceeds from the sale of the Old Notes, which distributes embroidery equipment and supplies used in the apparel industry. See "The Macpherson Acquisition."

                           THE MACPHERSON ACQUISITION

    A portion of the proceeds from the sale on January 3, 1997 by the Company of the Old Notes was used to finance the acquisition by the Company of Macpherson. On November 27, 1996, the Company entered into a stock purchase agreement (the "Stock Purchase Agreement") with Macpherson and its shareholders pursuant to which the Company agreed to acquire all of the outstanding capital stock of Macpherson for a cash purchase price of $24.0 million. In connection with the Macpherson Acquisition, the Company assumed (and repaid immediately using a portion of the net proceeds from the sale of the Old Notes) approximately $6.1 million of indebtedness of Macpherson and approximately $6.4 million of trade payables of Macpherson. Macpherson is primarily engaged in the distribution of embroidery equipment and supplies to the apparel industry.

    In connection with the Macpherson Acquisition, the Company acquired Embroidery Leasing Corporation, a leasing company affiliate of Macpherson (the "Leasing Company"), for approximately $0.5 million, payable over three years, plus interest at 6.0% per annum. The Company intends to utilize the Leasing Company to offer flexible lease financing to its customers to support the Company's sales of equipment.

    The Macpherson Acquisition expanded the Company's product lines to include the distribution of embroidery equipment and supplies to the apparel industry. The market for embroidery equipment has grown rapidly over the past ten years. The Company acquired Macpherson to take advantage of the expanding demand for such equipment and of the ability to market such equipment and the Company's complementary line of screen printing equipment to the same end-user group. In addition, the Company believes that Macpherson's embroidery equipment can be efficiently marketed through the Company's existing distribution network without substantial additional expense. The acquisition of the Leasing Company furthered the Company's objective of being a "one-stop shop" for its customers by enabling the Company to offer attractive financing options to support the sale of its equipment.

                               THE EXCHANGE OFFER

The Exchange Offer...........................  $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of
                                               Old Notes. As of the date hereof, $85.0
                                               million in aggregate principal amount of Old
                                               Notes were outstanding. The Company will
                                               issue the New Notes to Holders (as defined in
                                               "Description of Senior Notes") on or promptly
                                               after the Expiration Date.

                                               Based on an interpretation by the staff of
                                               the Commission set forth in no-action letters
                                               issued to third parties, the Company
                                               believes, based on the advice of its counsel,
                                               that New Notes issued pursuant to the
                                               Exchange Offer in exchange for Old Notes may
                                               be offered for resale, resold and otherwise
                                               transferred by Holders thereof who are not
                                               affiliates of the Company without compliance
                                               with the registration and prospectus delivery
                                               provisions of the Securities Act; PROVIDED
                                               that the Holder is acquiring New Notes in its
                                               ordinary course of business and has no
                                               arrangement or understanding with any person
                                               to participate in any distribution (within
                                               the meaning of the Securities Act) of the New
                                               Notes. Persons

                                               wishing to exchange Old Notes in the Exchange
                                               Offer must represent to the Company that such
                                               conditions have been met. However, any Holder
                                               who is an affiliate of the Company or who
                                               tenders in the Exchange Offer with the
                                               intention to participate, or for the purpose
                                               of participating, in a distribution of the
                                               New Notes cannot rely on the interpretation
                                               by the staff of the Commission set forth in
                                               such no-action letters and must comply with
                                               the registration and prospectus delivery
                                               requirements of the Securities Act in
                                               connection with any resale transaction. See
                                               "The Exchange Offer--Purpose of the Exchange
                                               Offer."

                                               Each broker-dealer that receives New Notes
                                               for its own account pursuant to the Exchange
                                               Offer must acknowledge that it will deliver a
                                               prospectus in connection with any resale of
                                               such New Notes. The Letter of Transmittal
                                               states that by so acknowledging and by
                                               delivering a prospectus, a broker-dealer will
                                               not be deemed to admit that it is an "under-
                                               writer" within the meaning of the Securities
                                               Act. This Prospectus, as it may be amended or
                                               supplemented from time to time, may be used
                                               by a broker-dealer in connection with resales
                                               of New Notes received in exchange for Old
                                               Notes where such Old Notes were acquired by
                                               such broker-dealer for its own account as a
                                               result of market-making activities or other
                                               trading activities (other than acquisitions
                                               directly from the Company). The Company has
                                               agreed that, for a period of 180 days after
                                               the effective date of the Registration
                                               Statement of which this Prospectus is part,
                                               it will use its best efforts to make this
                                               Prospectus available to any broker-dealer for
                                               use in connection with any such resale. See
                                               "Plan of Distribution."

Expiration Date..............................  12:00 midnight, New York City time, on
                                                          , 1997, unless the Exchange Offer
                                               is extended to the extent necessary to comply
                                               with applicable federal and state securities
                                               laws, in which case the term "Expiration
                                               Date" means the latest date and time to which
                                               the Exchange Offer is extended.

Accrued Amounts on the Senior Notes..........  The New Notes will bear interest from their issuance date. Holders whose Old Notes are
                                               accepted for exchange will receive, in cash,
                                               accrued interest and Old Note Liquidated
                                               Damages, if any, thereon to, but excluding,
                                               the issuance date of the New Notes. Such
                                               interest and Old Note Liquidated Damages, if
                                               any, will be paid with the first interest

                                               payment on the New Notes. Interest on the Old
                                               Notes accepted for exchange will cease to
                                               accrue upon the issuance of the New Notes
                                               exchanged therefor. Holders of Old Notes
                                               whose Old Notes are not exchanged will
                                               receive the accrued interest and Old Note
                                               Liquidated Damages, if any, payable on the
                                               next interest payment on the Old Notes in
                                               accordance with the terms of the Indenture.

Conditions to the Exchange Offer.............  The Exchange Offer is subject to certain customary conditions. The conditions are
                                               limited and relate in general to laws or
                                               Commission policies that might impair the
                                               ability of the Company to proceed with the
                                               Exchange Offer. As of the date of this
                                               Prospectus, none of these events had
                                               occurred, and the Company believes their
                                               occurrence to be unlikely. If any such
                                               conditions do exist prior to the Expiration
                                               Date, the Company may (i) refuse to accept
                                               any Old Notes and return all previously
                                               tendered Old Notes, (ii) extend the Exchange
                                               Offer, or (iii) waive such conditions. See
                                               "The Exchange Offer-- Conditions."

Procedures for Tendering Old Notes...........  Each Holder of Old Notes wishing to accept the Exchange Offer must complete, sign and
                                               date the Letter of Transmittal, or a
                                               facsimile thereof, in accordance with the
                                               instructions contained herein and therein,
                                               and mail or otherwise deliver such Letter of
                                               Transmittal, or such facsimile, together with
                                               such Old Notes to be exchanged and any other
                                               required documentation to IBJ Schroder Bank &
                                               Trust Company, as Exchange Agent (the
                                               "Exchange Agent"), at the address set forth
                                               herein and therein or effect a tender of such
                                               Old Notes pursuant to the procedures for
                                               book-entry transfer as provided for herein.
                                               By executing the Letter of Transmittal, each
                                               holder will represent to the Company that,
                                               among other things, the New Notes acquired
                                               pursuant to the Exchange Offer are being
                                               obtained in the ordinary course of business
                                               of the person receiving such New Notes,
                                               whether or not such person is the Holder,
                                               that neither the Holder nor any such other
                                               person has an arrangement or understanding
                                               with any person to participate in the
                                               distribution of such New Notes and that
                                               neither the Holder nor any such person is an
                                               "affiliate," as defined in Rule 405 under the
                                               Securities Act, of the Company. Each
                                               broker-dealer that receives New Notes for its
                                               own account in exchange for Old Notes, where
                                               such Old Notes were acquired by such
                                               broker-dealer as a result of market-making
                                               activities or other trading activities, must
                                               acknowledge that it will deliver a

                                               prospectus in connection with any resale of
                                               such New Notes. See "The Exchange
                                               Offer--Procedures for Tendering" and "Plan of
                                               Distribution."

Special Procedures for Beneficial Owners.....  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer,
                                               commercial bank, trust company or other
                                               nominee and who wishes to tender such Old
                                               Notes in the Exchange Offer should contact
                                               such registered Holder promptly and instruct
                                               such registered holder to tender on such
                                               beneficial owner's behalf. If such beneficial
                                               owner wishes to tender on such owner's own
                                               behalf, such owner must, prior to completing
                                               and executing the Letter of Transmittal and
                                               delivering its Old Notes, either make
                                               appropriate arrangements to register
                                               ownership of the Old Notes in such owner's
                                               name or obtain a properly completed bond
                                               power from the registered Holder. The trans-
                                               fer of registered ownership may take
                                               considerable time and it may not be possible
                                               to complete a transfer initiated shortly
                                               before the Expiration Date. See "The Exchange
                                               Offer--Procedures for Tendering."

Guaranteed Delivery Procedures...............  Holders of the Old Notes who wish to tender their Old Notes and whose Old Notes are not
                                               immediately available or who cannot deliver
                                               their Old Notes, the Letter of Transmittal or
                                               any other document required by the Letter of
                                               Transmittal to the Exchange Agent, or cannot
                                               complete the procedure for book-entry
                                               transfer prior to the Expiration Date must
                                               tender their Old Notes according to the guar-
                                               anteed delivery procedures set forth in "The
                                               Exchange Offer--Guaranteed Delivery Proce-
                                               dures."

Withdrawal Rights............................  Tenders may be withdrawn at any time prior to
                                               12:00 midnight, New York City time, on the
                                               Expiration Date.

Acceptance of Old Notes and Delivery of New
  Notes......................................  The Company will accept for exchange any and all Old Notes which are properly tendered in
                                               the Exchange Offer prior to 12:00 midnight,
                                               New York City time, on the Expiration Date.
                                               The New Notes issued pursuant to the Exchange
                                               Offer will be delivered promptly following
                                               the Expiration Date. Any Old Notes not
                                               accepted for exchange will be returned
                                               without expense to the tendering Holder
                                               thereof as promptly as practicable after the
                                               expiration or termination of the Exchange
                                               Offer. See "The Exchange Offer--Terms of the
                                               Exchange Offer."

Certain Tax Considerations...................  The exchange pursuant to the Exchange Offer should not be a taxable event for federal
                                               income tax purposes. See "Certain Federal
                                               Income Tax Considerations."

Exchange Agent...............................  IBJ Schroder Bank & Trust Company is serving as Exchange Agent in connection with the
                                               Exchange Offer.

                               TERMS OF NEW NOTES

    The Exchange Offer applies to up to the entire $85,000,000 million aggregate principal amount outstanding of the Old Notes. The New Notes will be obligations of the Company evidencing the same debt as the Old Notes and will be entitled to the benefits of the same Indenture. See "Description of Senior Notes." The form and terms of the New Notes are the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions. See "Description of Senior Notes."

The New Notes................................  $85,000,000 principal amount of 12 1/4%
                                               Series B Senior Notes due 2003.

Maturity Date................................  December 15, 2003.

Interest Rate and Payment Dates..............  The Senior Notes will bear interest at a rate of 12 1/4% per annum. Interest on the Senior
                                               Notes will accrue from the date of issuance
                                               thereof and will be payable semi-annually in
                                               cash in arrears on June 15 and December 15 of
                                               each year, commencing June 15, 1997. For a
                                               discussion summarizing certain U.S. federal
                                               income tax consequences to Holders of the
                                               Senior Notes, see "Certain Federal Income Tax
                                               Consequences--U.S. Holders--Original Issue
                                               Discount."

Optional Redemption..........................  The Senior Notes will be redeemable at the option of the Company, in whole or in part,
                                               at any time on or after December 15, 2001, at
                                               the redemption prices set forth herein,
                                               together with accrued and unpaid interest and
                                               Old Note Liquidated Damages, if any, to the
                                               date of redemption. In the event the Company
                                               consummates a Public Equity Offering (as
                                               defined herein) on or prior to December 15,
                                               1999, the Company may at its option use all
                                               or a portion of the proceeds from such
                                               offering to redeem up to 30% of the
                                               originally issued principal amount of the
                                               Senior Notes at a redemption price equal to
                                               112 1/4% of the aggregate principal amount
                                               thereof, together with accrued and unpaid
                                               interest and Old Note Liquidated Damages, if
                                               any, to the date of redemption, PROVIDED that
                                               at least $59.5 million of the originally
                                               issued principal amount of Senior Notes
                                               remains outstanding immediately

                                               after such redemption and that such
                                               redemption occurs within 60 days following
                                               the closing of such Public Equity Offering.
                                               See "Description of Senior
                                               Notes--Redemption."

Ranking......................................  The Senior Notes will be senior unsecured obligations of the Company (except for the
                                               security interest in 65% of the shares of a
                                               non-U.S. subsidiary) and will rank PARI PASSU
                                               in right of payment with existing and future
                                               unsecured and unsubordinated Indebtedness (as
                                               defined herein) of the Company and senior to
                                               all Subordinated Indebtedness (as defined
                                               herein) of the Company. At December 31, 1996,
                                               on a pro forma basis assuming that the sale
                                               of the Old Notes, the application of the net
                                               proceeds therefrom and the Macpherson
                                               Acquisition occurred on such date, the
                                               Company would have had no unsecured
                                               indebtedness outstanding other than the
                                               Senior Notes. The Senior Notes, however, will
                                               be effectively subordinated to secured
                                               Indebtedness of the Company and the
                                               Subsidiary Guarantors (as defined below) with
                                               respect to the assets securing such
                                               Indebtedness. Because the Company is a
                                               holding company, the Senior Notes are effec-
                                               tively subordinated to all existing and
                                               future liabilities of its subsidiaries that
                                               are not Subsidiary Guarantors. At December
                                               31, 1996, on a pro forma basis assuming that
                                               the sale of the Old Notes, the application of
                                               the net proceeds therefrom and the Mac-
                                               pherson Acquisition occurred on such date,
                                               the Company and the Subsidiary Guarantors
                                               would have had $1.3 million of secured
                                               Indebtedness outstanding. Subject to certain
                                               limitations, the Indenture will permit the
                                               Company and its Restricted Subsidiaries (as
                                               defined herein) to incur additional secured
                                               and unsecured Indebtedness. See "Man-
                                               agement's Discussion and Analysis of
                                               Financial Condition and Results of
                                               Operations--The Company" and "Description of
                                               Senior Notes--Ranking" and "--Certain
                                               Covenants--Limitation on Indebtedness and
                                               Disqualified Capital Stock."

Subsidiary Guarantees........................  The Senior Notes will be unconditionally guaranteed on a senior unsecured basis by all
                                               of the Company's U.S. subsidiaries existing
                                               as of the date of the Indenture (and any
                                               other Subsidiary of the Company that executes
                                               a Subsidiary Guarantee in accordance with the
                                               provisions of the Indenture) (the "Subsidiary
                                               Guarantors"). The Subsidiary Guarantees will
                                               be unconditional joint and several obliga-
                                               tions of each Subsidiary Guarantor, ranking
                                               PARI PASSU in right of payment with all other
                                               unsecured

                                               and unsubordinated Indebtedness of such
                                               Subsidiary Guarantor. See "Description of
                                               Senior Notes-- Subsidiary Guarantees and
                                               Other Security."

Other Security...............................  The Senior Notes will be secured by a pledge of 65% of the capital stock of W&G, Ltd., a
                                               wholly owned Restricted Subsidiary of the
                                               Company organized under the laws of the
                                               United Kingdom. See "Description of Senior
                                               Notes--Subsidiary Guarantees and Other
                                               Security."

Change of Control............................  Upon the occurrence of a Change of Control, each holder of Senior Notes will have the
                                               right to require the Company to purchase all
                                               or a portion of such holder's Senior Notes at
                                               a price equal to 101% of the aggregate
                                               principal amount thereof, together with
                                               accrued and unpaid interest and Old Note
                                               Liquidated Damages, if any, to the date of
                                               purchase. See "Description of Senior
                                               Notes--Certain Covenants--Change of Control."

Original Issue Discount......................  The Old Notes were issued with original issue discount for federal income tax purposes.
                                               Consequently, original issue discount will be
                                               includible by a Holder of New Notes as
                                               interest income annually in such Holder's
                                               gross income for federal income tax purposes
                                               in advance of receipt of the cash payments to
                                               which the income is attributable. See
                                               "Certain Federal Income Tax Consequences" and
                                               "Risk Factors--Original Issue Discount."

Certain Covenants............................  The Indenture relating to the Senior Notes contains certain covenants, including
                                               covenants which limit: (i) indebtedness; (ii)
                                               issuance of preferred stock of subsidiaries;
                                               (iii) restricted payments; (iv) issuances and
                                               sales of capital stock of restricted
                                               subsidiaries; (v) sale/leaseback
                                               transactions; (vi) transactions with
                                               affiliates; (vii) liens; (viii) asset sales;
                                               (ix) dividend and other payment restrictions
                                               affecting restricted subsidiaries; (x)
                                               conduct of business; and (xi) mergers,
                                               consolidations and sales of assets. See
                                               "Description of Senior Notes--Certain
                                               Covenants" and "--Merger, Consolidation and
                                               Sale of Assets."

Exchange Rights..............................  Holders of New Notes are not entitled to any exchange rights with respect to the New
                                               Notes. Holders of Old Notes are entitled to
                                               certain exchange rights pursuant to the
                                               Registration Rights Agreement. Under the
                                               Registration Rights Agreement, the Company is
                                               required to offer to exchange the Old Notes
                                               for new notes having substantially identical
                                               terms which have been registered under the
                                               Securities Act. This Exchange Offer is
                                               intended

                                               to satisfy such obligation. Once the Exchange
                                               Offer is consummated, the Company will have
                                               no further obligations to register any of the
                                               Old Notes not tendered by the Holders for
                                               exchange, except pursuant to a shelf
                                               registration statement to be filed under
                                               certain limited circumstances specified in
                                               "The Exchange Offer--Purpose of the Exchange
                                               Offer." See "Risk Factors--Consequences to
                                               Non-Tendering Holders of Old Notes."

Use of Proceeds..............................  The Company will not receive any proceeds from the Exchange Offer.

                                  RISK FACTORS

    Prospective investors should consider carefully all of the information set forth in this Prospectus and, in particular, the information set forth under "Risk Factors" before making an investment in the Senior Notes or making a decision to participate in the Exchange Offer.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma statement of operations data, other operating data and selected ratios for the year ended December 31, 1996 give effect to the Clinton Acquisition, the Mitchell Acquisition, the Macpherson Acquisition, the acquisition of the Leasing Company, the sale of the Old Notes and the application of the net proceeds therefrom (collectively, the "Transactions") as if each had occurred at the beginning of the period presented, except that Clinton's results of operations for the period after February 1, 1996 (the effective date of the Clinton Acquisition) are included in Willcox & Gibbs' results of operations for such period and except that Mitchell's results of operations for the period after November 27, 1996 (the effective date of the Mitchell Acquisition) are included in Willcox & Gibbs' results of operations for such period. The following unaudited pro forma balance sheet data as of December 31, 1996 give effect to the Transactions (excluding the Clinton Acquisition, which was effective as of February 1, 1996 and the Mitchell Acquisition, which was effective as of November 27, 1996) as if each had occurred on December 31, 1996.

                                                                           YEAR ENDED DECEMBER 31, 1996
                                                          ---------------------------------------------------------------
                                                                                   MACPHERSON/
                                                          WILLCOX &    CLINTON/      LEASING
                                                            GIBBS     MITCHELL(C)   COMPANY(D)   ADJUSTMENTS   PRO FORMA
                                                          ----------  -----------  ------------  -----------  -----------

                                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales...............................................  $  113,851   $   2,975    $   67,767    $  --        $ 184,593
Cost of goods sold......................................      77,623       1,888        50,221       (1,599)     128,133
                                                          ----------  -----------  ------------  -----------  -----------
  Gross profit..........................................      36,228       1,087        17,546        1,599       56,460
Selling, general and administrative expenses............      28,969         758        13,542         (629)      42,640
                                                          ----------  -----------  ------------  -----------  -----------
  Operating income......................................       7,259         329         4,004        2,228       13,820
Interest expense........................................       4,824          21           781        5,864       11,490
Other income (expense)..................................          15         (14)       (1,161)         839         (321)
                                                          ----------  -----------  ------------  -----------  -----------
Income before income taxes..............................       2,450         294         2,062       (2,797)       2,009
Income taxes............................................       1,137      --                54         (222)         969
                                                          ----------  -----------  ------------  -----------  -----------
  Net income from continuing operations.................  $    1,313   $     294    $    2,008    $  (2,575)   $   1,040
                                                          ----------  -----------  ------------  -----------  -----------
                                                          ----------  -----------  ------------  -----------  -----------
OTHER OPERATING DATA:
EBITDA(a)...............................................  $    8,635   $     340    $    3,161    $   3,574    $  15,710
Depreciation and amortization...........................       1,361          25           318          507        2,211
Capital expenditures....................................       1,247          10           282       --            1,539

SELECTED RATIOS:
EBITDA/cash interest expense............................      --          --            --           --             1.47x
EBITDA less capital expenditures/cash interest
  expense...............................................      --          --            --           --             1.33x
Total debt/ EBITDA......................................      --          --            --           --             5.50x
Ratio of earnings to fixed charges(b)...................      --          --            --           --             1.17x

                                                                              AS OF DECEMBER 31, 1996
                                                                ---------------------------------------------------
                                                                             MACPHERSON/
                                                                 WILLCOX &     LEASING
                                                                   GIBBS       COMPANY     ADJUSTMENTS   PRO FORMA
                                                                -----------  ------------  -----------  -----------

                                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital...............................................   $  18,653    $    8,385    $  29,799    $  56,837
Total assets..................................................      79,728        36,809       17,306      133,843
Total debt....................................................      41,435         6,710       38,335       86,481
Equity........................................................      15,677         9,318      (13,785)      11,210

             See Notes to Summary Pro Forma Financial Information.

                NOTES TO SUMMARY PRO FORMA FINANCIAL INFORMATION

(a) EBITDA represents income before income taxes plus interest expense, depreciation and amortization for the applicable company and, in the case of Willcox & Gibbs, certain other noncash charges included in cost of goods sold relating to the amortization of the step-up in basis of the inventory purchased in the Management Buyout. EBITDA should not be considered as an alternative measure of net income or cash provided by operating activities (both as determined in accordance with generally accepted accounting principles), but is presented to provide additional information relating to the Company's debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity.

(b) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense and a portion of rental expense which is representative of the interest factor in these rentals.

(c) Clinton's results of operations for the period after February 1, 1996 (the effective date of the Clinton Acquisition) are included in Willcox & Gibbs' results of operations for the period presented. Mitchell's results of operations for the period after November 27, 1996 (the effective date of the Mitchell Acquisition) are included in Willcox & Gibbs' results of operations for the period presented.

(d) Excludes net sales of $2.9 million, operating loss of $0.5 million and net loss of $0.5 million attributable to Macpherson's engraving equipment distribution business, which the Company discontinued upon consummation of the Macpherson Acquisition.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

WILLCOX & GIBBS

    The selected data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" as of December 31, 1994, 1995 and 1996 and for the years ended December 31, 1995 and 1996 and the period from July 13, 1994 to December 31, 1994, are derived from the consolidated financial statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected data presented below under the caption "Statement of Operations Data" for the period from January 1, 1994 to July 12, 1994, are derived from the consolidated statement of operations of the Company's Predecessor, which financial statement has been audited by KPMG Peat Marwick LLP. The "Statement of Operations Data" for the years ended December 31, 1992 and 1993 are unaudited. The financial statements of the Company's Predecessor for the years ended December 31, 1992 and 1993 and for the period from January 1, 1994 to July 12, 1994 have been prepared as if the apparel operations had been operated as a separate entity during those periods. However, such financial statements do not reflect a complete allocation of all expenses applicable to the operation of an independent company. Certain expenses were allocated to the apparel operations by the Company's Predecessor based on actual usage or other allocation methods that approximate actual usage. The consolidated financial statements of the Company as of December 31, 1995 and 1996, and for the years ended December 31, 1995 and 1996 and the period from July 13, 1994 to December 31, 1994 and of the Company's Predecessor for the period from January 1, 1994 to July 12, 1994, and the report thereon, are included elsewhere in this prospectus. The selected consolidated financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and

Results of Operations--The Company" and the Consolidated Financial Statements and Notes thereto of the Company and the Company's Predecessor included elsewhere in this Prospectus.

                                       COMPANY'S PREDECESSOR                                    COMPANY
                               -------------------------------------  -----------------------------------------------------------
                                    YEAR ENDED
                                   DECEMBER 31,      JANUARY 1, 1994
                               --------------------    TO JULY 12,     JULY 13, 1994 TO        YEAR ENDED          YEAR ENDED
                                 1992       1993          1994         DECEMBER 31, 1994    DECEMBER 31, 1995   DECEMBER 31, 1996
                               ---------  ---------  ---------------  -------------------  -------------------  -----------------

                                   (UNAUDITED)
                                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales....................  $  76,048  $  77,574     $  41,309          $  41,644            $  90,431           $ 113,851
Cost of goods sold...........     47,821     49,228        26,909             29,162               60,642              77,623
                               ---------  ---------       -------            -------              -------            --------
Gross profit.................     28,227     28,346        14,400             12,482               29,789              36,228
Selling, general and
  administrative expenses....     20,814     21,315        11,997             11,264               23,606              28,969
                               ---------  ---------       -------            -------              -------            --------
  Income from operations.....      7,413      7,031         2,403              1,218                6,183               7,259
Interest expense.............      1,993      2,307         1,390              1,946                4,249               4,824
Other (income) expense.......        (55)       145           224                (86)                 (18)                (15)
                               ---------  ---------       -------            -------              -------            --------
  Income (loss) before income
    taxes and extraordinary
    item.....................      5,475      4,579           789               (642)               1,952               2,450
Income tax expense
  (benefit)..................        272        146           426               (288)                 558               1,137
                               ---------  ---------       -------            -------              -------            --------
  Income (loss) before
    extraordinary item.......      5,203      4,433           363               (354)               1,394               1,313
Extraordinary item, net......     --         --            --                 --                     (152)             --
                               ---------  ---------       -------            -------              -------            --------
Net income (loss)............  $   5,203  $   4,433     $     363          $    (354)           $   1,242           $   1,313
                               ---------  ---------       -------            -------              -------            --------
                               ---------  ---------       -------            -------              -------            --------
OTHER OPERATING DATA:
EBITDA (a)...................  $   8,123  $   7,744     $   2,580          $   4,370            $   8,062           $   8,635
Depreciation and
  amortization...............        655        858           401              3,066                1,861               1,361
Capital expenditures.........        381        712           346                272                  771               1,247
Ratio of earnings to fixed
  charges (b)................       3.47x      2.80x         1.52x              0.70x                1.42x               1.46x
BALANCE SHEET DATA (AT PERIOD
  END):
Working capital..............                                              $  24,563            $  21,924           $  18,653
Total assets.................                                                 51,717               52,528              79,728
Total debt...................                                                 32,224               31,109              41,435
Equity.......................                                                  5,967                7,892              15,677

  (FOOTNOTES TO THE SUMMARY HISTORICAL FINANCIAL INFORMATION ON FOLLOWING PAGE.)

MACPHERSON

    The following table sets forth selected consolidated financial information of Macpherson as of December 31, 1994, 1995 and 1996 and for the years then ended. Such information was derived from the Consolidated Financial Statements of Macpherson, which have been audited by Arthur Andersen LLP and are included elsewhere in this Prospectus. The selected consolidated financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--Macpherson" and the Consolidated Financial Statements and Notes thereto of Macpherson included elsewhere in this Prospectus.

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1994       1995       1996
                                                                                   ---------  ---------  ---------

                                                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales........................................................................  $  68,861  $  71,667  $  70,058
Cost of goods sold...............................................................     52,216     53,769     52,610
                                                                                   ---------  ---------  ---------
  Gross profit...................................................................     16,645     17,898     17,448
Operating expenses...............................................................     13,566     13,587     14,211
                                                                                   ---------  ---------  ---------
  Operating income...............................................................      3,079      4,311      3,237
Interest expense.................................................................        390        218        781
Other expense....................................................................        643        768      1,162
                                                                                   ---------  ---------  ---------
  Income before taxes............................................................      2,046      3,325      1,294
Income taxes.....................................................................         54         76         54
                                                                                   ---------  ---------  ---------
  Net income.....................................................................  $   1,992  $   3,249  $   1,240
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
OTHER OPERATING DATA:
EBITDA (a).......................................................................  $   2,650  $   3,715  $   2,393
Depreciation and amortization....................................................        214        172        318
Capital expenditures.............................................................        171        178        282
Ratio of earnings to fixed charges (b)...........................................       4.46x      9.37x      2.36x
BALANCE SHEET DATA (AT PERIOD END):
Working capital..................................................................  $   9,721  $  10,925  $   9,965
Total assets.....................................................................     31,458     44,403     38,864
Total debt.......................................................................      2,820      4,947      6,710
Equity...........................................................................      9,794     11,375     10,963

------------------------

(a) EBITDA represents income before income taxes plus interest expense, depreciation and amortization for the applicable company and, in the case of Willcox & Gibbs, certain other noncash charges included in cost of goods sold relating to the amortization of the step-up in basis of the inventory purchased in the Management Buyout. EBITDA should not be considered as an alternative measure of net income or cash provided by operating activities (both as determined in accordance with generally accepted accounting principles), but is presented to provide additional information relating to the Company's debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity.

(b) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense and a portion of rental expense which is representative of the interest factor in these rentals.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE SPECIFIC RISK FACTORS SET FORTH BELOW AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN THE SENIOR NOTES OR PARTICIPATE IN THE EXCHANGE OFFER.

RANKING OF THE SENIOR NOTES AND SUBSIDIARY GUARANTEES; OTHER SECURITY

    The Senior Notes and each Subsidiary Guarantee are senior unsecured obligations of the Company and the applicable Subsidiary Guarantor, respectively, and rank PARI PASSU in right of payment with all other existing and future unsecured and unsubordinated Indebtedness of the Company and the applicable Subsidiary Guarantor, respectively. At December 31, 1996, on a pro forma basis assuming that the sale of the Old Notes, the application of the net proceeds therefrom and the Macpherson Acquisition occurred on such date, the Company and the Subsidiary Guarantors would have had no unsecured indebtedness outstanding other than the Senior Notes. The Senior Notes and the Subsidiary Guarantees are effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors, respectively, with respect to the assets securing such Indebtedness. The Indebtedness of the Company under its $18.5 million working capital facility with NationsBank, N.A. (the "New Credit Facility") is secured by accounts receivable of the Company, and W&G, Ltd.'s L1.0 million term loan facility (the "W&G, Ltd. Credit Facility") is secured by substantially all of the assets of such United Kingdom subsidiary. At December 31, 1996, on a pro forma basis assuming that the sale of the Old Notes, the application of the net proceeds therefrom and the Macpherson Acquisition occurred on such date, the Company and the Subsidiary Guarantors would have had $1.3 million of secured Indebtedness outstanding. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries (including certain of the Subsidiary Guarantors) can incur, under certain circumstances the amount of such Indebtedness could be substantial and may be secured. See "Description of Senior Notes-- Certain Covenants--Limitation on Indebtedness and Disqualified Capital Stock" and "--Limitation on Liens."

    The Senior Notes are secured by a pledge of 65% of the capital stock of W&G, Ltd., the Company's wholly owned United Kingdom subsidiary. The Senior Notes effectively rank junior to any indebtedness, secured or unsecured, of W&G, Ltd. At December 31, 1996, W&G, Ltd. had L1.0 million outstanding Indebtedness.

SUBSTANTIAL LEVERAGE

    As a result of the sale of the Old Notes, the Company is highly leveraged and has significant debt service requirements. At December 31, 1996, on a pro forma basis assuming that the sale of the Old Notes, the application of the net proceeds therefrom and the Macpherson Acquisition occurred on such date, the total Indebtedness of the Company would have been $86.5 million. The degree to which the Company is leveraged has important consequences to holders of the Senior Notes, including the following: (i) the ability of the Company to obtain additional financing in the future, whether for working capital, capital expenditures, acquisitions or other purposes, may be impaired; (ii) a substantial portion of the Company's cash flow from operations will be required to be dedicated to the payment of principal and interest on its indebtedness, thereby reducing funds available to the Company for other purposes; (iii) the Company's flexibility in planning for or reacting to changes in market conditions may be limited; (iv) the Company may be more vulnerable in the event of a downturn in its business; and (v) to the extent that the Company incurs any indebtedness under the New Credit Facility, the W&G, Ltd. Credit Facility or any other Working Capital Agreements (as defined herein), which indebtedness will be at variable rates, the Company will be vulnerable to increases in interest rates.

    Based on current operations, the Company expects that it will be able to service the principal and interest obligations on its indebtedness as well as its working capital needs and to fund its capital expenditures and other operating expenses out of cash flow from operations and available borrowings under any Working Capital Agreements. However, there can be no assurance that the Company's business will continue to generate cash flow at levels sufficient to meet these requirements. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt and capital expenditures, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing debt (including the Senior Notes) or obtain additional financings. There can be no assurance that any such asset sales or refinancing would be possible or that any additional financing would be on terms acceptable to the Company. The Company's ability to meet its debt service obligations will be dependent upon its future performance which, in turn, will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control.

    The terms of the New Credit Facility, the Indenture and the other agreements governing the Company's indebtedness impose operating and financing restrictions on the Company and the Restricted Subsidiaries. Such restrictions affect, and in many respects limit or prohibit, among other things, the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, create liens, sell assets or engage in mergers or acquisitions. These restrictions could limit the ability of the Company to respond to market conditions or meet extraordinary capital needs or otherwise could restrict corporate activities. There can be no assurance that such restrictions will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities which will be in the interest of the Company. See "Description of Senior Notes--Certain Covenants" and "--Description of Certain Indebtedness."

HOLDING COMPANY STRUCTURE

    Willcox & Gibbs is a holding company, the only assets of which are the stock of its subsidiaries. All of the operations of Willcox & Gibbs are conducted through its direct and indirect wholly owned subsidiaries. Accordingly, Willcox & Gibbs' ability to service its indebtedness, including the Senior Notes, is dependent upon earnings and cash flow of its subsidiaries and the payment of funds by those subsidiaries to Willcox & Gibbs in the form of loans, dividends or otherwise. In addition, the ability of Willcox & Gibbs' subsidiaries to pay dividends, repay intercompany liabilities or makes other advances to Willcox & Gibbs is subject to restrictions imposed by corporate law and certain United States, state and foreign tax considerations. One of the Company's subsidiaries is incorporated outside the United States.

MACPHERSON ACQUISITION

    The Macpherson Acquisition was significantly larger than the Company's previous acquisitions and represented a substantial increase in the scope of the Company's business. Macpherson's net sales for 1996 were approximately $70.0 million, and the Company's net sales for 1996 were approximately $113.9 million. In addition, the Macpherson Acquisition represents the addition of a significant new product line. The success of the Macpherson Acquisition will depend upon, among other things, the Company's ability to integrate Macpherson's operations and to successfully expand into such new product line. There can be no assurance that the Company can successfully integrate Macpherson, and any inability to do so may have a material adverse effect on the Company's results of operations and financial condition. In addition, the Company expects to realize certain benefits as a result of the Macpherson Acquisition. Realization of such benefits could be affected by a number of factors beyond the Company's control, such as general economic conditions, increased operating costs, the response of competitors or customers and regulatory developments. There can be no assurance that the Company will achieve the expected benefits.

ACQUISITION RISKS

    The Company intends to seek additional acquisition opportunities that will allow it to increase its market penetration, product offerings and distribution capabilities. There can be no assurance that the Company will be able to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired operations into its existing operations or expand into new markets. There can also be no assurance that future acquisitions will not have an adverse effect upon the Company's operating results, particularly in the fiscal quarters immediately following the completion of such acquisitions while the operations of the acquired business are being integrated into the Company's operations. Once integrated, acquired operations may not achieve levels of revenues, profitability or productivity comparable with those achieved by the Company's existing operations, or otherwise perform as expected. In addition, the Company competes for acquisition and expansion opportunities with companies that have substantially greater resources.

DEPENDENCE ON SUPPLIERS

    The Company derives significant revenues and operating income from certain lines of replacement parts and equipment distributed under its distribution agreements with certain suppliers. For example, the Company (including the Company's Predecessor) has been the exclusive distributor of genuine replacement parts in the United States for Pfaff, a German sewing equipment manufacturer, since 1958 and for Pegasus, a Japanese sewing equipment manufacturer, since 1966. In 1996, approximately 5.7% of the Company's total purchases were from Pfaff and approximately 7.1% from Pegasus (3.5% and 4.4% respectively, on a pro forma basis assuming the Clinton Acquisition, the Mitchell Acquisition and the Macpherson Acquisition were consummated on January 1, 1996). In order to maintain the exclusivity of the Pfaff and Pegasus distribution agreements, the Company must meet certain performance targets. Historically, the Company has generally satisfied these requirements, although in certain prior years they were not satisfied and Pfaff and Pegasus waived such shortfalls.

    The Company is the exclusive distributor in certain territories (non-exclusive in certain other areas) of apparel screen printing equipment manufactured by M&R, which is a major manufacturer of such equipment in the United States. The Company's distribution agreements with M&R may be terminated at the end of any year on not less than 120 days notice. Purchases from M&R represented 15.7% of the Company's total purchases in 1996 (10.4% of the Company's total purchases in 1996 on a pro forma basis assuming the Clinton Acquisition, the Mitchell Acquisition and the Macpherson Acquisition were consummated on January 1, 1996).

    As a result of the Macpherson Acquisition, the Company is the exclusive distributor in the United States and Canada of embroidery equipment manufactured by Barudan Company, Ltd. ("Barudan"), which is one of the leading manufacturers of such equipment in the United States and Canada. The Company's distribution agreement with Barudan expires in 2003, subject to automatic renewal for a five year period, unless either party terminates such agreement on not less than 30 days notice. Macpherson's purchases from Barudan represented 78.0% of its total purchases in 1996 (29.1% of the Company's total purchases in 1996 on a pro forma basis assuming the Clinton Acquisition, the Mitchell Acquisition and the Macpherson Acquisition were consummated on January 1, 1996).

    The Company's distribution agreements, both exclusive and non-exclusive, and other supply arrangements with manufacturers are important to enable the Company to obtain products sought by the Company's customers and to maintain the Company's broad product selection. Substantially all of such distribution agreements and other arrangements may be terminated by the supplier for any reason, although most exclusive distribution agreements require advance written notice. No assurance can be given that any of the Company's distribution agreements will be extended beyond their current term or that the Company will continue to be the distributor for any particular product.

INTERNATIONAL OPERATIONS; IMPACT OF NAFTA

    In 1995 and 1996, approximately 25.9% and 34.2%, respectively, of the Company's revenues were derived from international operations and export sales, which are subject in varying degrees to risks inherent in doing business abroad. Such risks include the possibility of unfavorable circumstances arising from host country laws or regulations. In addition, foreign operations include risks of partial or total expropriation; currency exchange rate fluctuations and restrictions on currency repatriation; the disruption of operations from labor and political disturbances, insurrection or war; and the requirements of partial local ownership of operations in certain countries.

    Any change in the value of the currencies of the foreign countries in which the Company does business against the U.S. dollar will result in corresponding changes in the price and affordability of the Company's products, which could have a material adverse impact on the Company's business, financial condition and results of operations. The Company purchases a substantial amount of its inventories with foreign currencies, and Macpherson purchases a substantial majority of its products with Japanese yen. Most of the Company's and Macpherson's net sales are in U.S. dollars. Although the Company enters into forward exchange contracts to hedge against foreign currency exchange risks, there can be no assurance that the Company will not experience foreign currency losses. See Note 1(h) of the Notes to Consolidated Financial Statements of the Company. In addition, the economies of certain of the Company's target Latin American markets have experienced significant and in some periods extremely high rates of inflation over the past few years. Inflation and rapid fluctuation in inflation rates have had and may continue to have negative effects on these economies and could have a material adverse impact on the Company's business, financial condition and results of operations.

    NAFTA, implemented on January 1, 1994, removes barriers to free trade among Canada, the United States and Mexico. The removal of barriers will take place over a 10 year period between Mexico and the United States and over five years between Canada and the United States. There can be no assurance that NAFTA will not result in an increase in apparel imports from Mexico that compete against products manufactured by the Company's customers in the United States, thereby adversely affecting the Company's sales in the United States. Historically, a majority of the Company's net sales has been to customers in the United States. No assurance can be given that the Company will be able to increase sales outside of the United States in the event of a decline in sales to customers in the United States.

COMPETITION

    The markets in which the Company competes are subject to intense competition. In addition, certain of the Company's competitors have greater financial resources than the Company and are less leveraged than the Company.

DEPENDENCE ON EXISTING MANAGEMENT

    The depth of experience in the business represented by the Company's executive management team, including John K. Ziegler, Chairman and Chief Executive Officer, Maxwell L. Tripp, President and Chief Operating Officer, and the managers of the Company's operating divisions and subsidiaries, is a key component of the Company's competitiveness. Although the Company has entered into employment contracts with Mr. Ziegler, Mr. Tripp, Alan B. Lee, President of Unity, Jack Klasky, President of Leadtec, Frank Scannavino, Chuck Nall and Marc Glazer, managers of Clinton, and Jerry Lee, President of Macpherson, the continued presence of such persons within the Company's management structure cannot be assured. The loss of the services of any of the foregoing persons could have a material adverse effect on the Company's business, financial condition and results of operations.

CHANGE OF CONTROL

    Upon a Change of Control, the Company will be required to offer to repurchase all of the outstanding Senior Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. There can be no assurance that the Company will have the financial resources necessary or be permitted by its other debt agreements to repurchase the Senior Notes upon the occurrence of a Change of Control. The inability to repurchase all of the tendered Senior Notes would constitute an Event of Default

(as defined herein) under the Indenture. See "Description of Senior Notes--Certain Covenants--Change of Control."

LACK OF PUBLIC MARKET FOR THE SENIOR NOTES

    There is no existing trading market for the Senior Notes, and there can be no assurance regarding the future development of a market for the Senior Notes, or the ability of holders of the Senior Notes to sell their Senior Notes, or the price at which such holders may be able to sell their Senior Notes. If such a market were to develop, the Senior Notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchaser has advised the Company that it currently intends to make a market in the New Notes. The Initial Purchaser is not obligated to do so, however, and any market making with respect to the New Notes may be discontinued at any time without notice. There can be no assurance as to the liquidity of any trading market for the Senior Notes or that an active trading market for the Senior Notes will develop. The Company does not intend to apply for listing or quotation of the Senior Notes on any securities exchange or stock market.

    Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the Senior Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the Senior Notes.

FRAUDULENT TRANSFER CONSIDERATIONS; UNENFORCEABILITY OF SUBSIDIARY GUARANTEES

    The obligations of any Subsidiary Guarantor as a guarantor under the Indenture may be subject to review under applicable fraudulent transfer or similar laws, in the event of the bankruptcy or other financial difficulty of any such Subsidiary Guarantor. In the United States, under such laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of any such Subsidiary Guarantor, such as a trustee in bankruptcy or any such person as debtor in possession, were to find that at the time such Subsidiary Guarantor incurred its obligations under its guarantee, it (i) received less than fair consideration or reasonably equivalent value therefor, and (ii) either (a) was insolvent, (b) was rendered insolvent, (c) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (d) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, such court could void all or a portion of such obligations under its guarantee and direct the return of any amounts paid with respect thereof. Moreover, regardless of the factors identified in the foregoing clauses (i) and (ii), a court could take such action if it found that the guarantee was entered into with actual intent to hinder, delay or defraud creditors. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and matured.

CONSEQUENCES TO NON-TENDERING HOLDERS OF OLD NOTES

    Upon consummation of the Exchange Offer, the Company will have no further obligation to register the Senior Notes except pursuant to a shelf registration statement to be filed under certain limited circumstance specified in "The Exchange Offer--Purpose of the Exchange Offer." Thereafter, subject to such exception, any Holder of Old Notes who does not tender its Old Notes in the Exchange offer will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, in which case, an opinion of counsel must be furnished to the Company that such an exemption is available.

ORIGINAL ISSUE DISCOUNT

    The Old Notes were issued with original issue discount. Consequently, Holders of the New Notes generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. If a bankruptcy petition is filed by or against the Company under the United States Bankruptcy Code, the claim of a Holder of Senior Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of: (i) the initial offering price for the Senior Notes; and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" within the meaning of the United States Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

                                USE OF PROCEEDS

THE EXCHANGE OFFER

    This Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the New Notes offered in the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the form and terms of which are the same in all material respects as the form and terms of the New Notes except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder or contain transfer restrictions or terms with respect to Old Note Liquidated Damages. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any proceeds to the Company or increase in the indebtedness of the Company.

THE SALE OF THE OLD NOTES

    The net proceeds from the sale of the Old Notes, after deducting the discount to the Initial Purchaser, the discount to investors and estimated expenses, were approximately $79.2 million. The Company used the net proceeds as follows: (i) $24.0 million were used to fund the cash portion of the purchase price of the Macpherson Acquisition; (ii) approximately $41.0 million were used by the Company to repay indebtedness existing as of the date of the Macpherson Acquisition (which included $8.5 million incurred in February 1996 to finance the purchase price for the Clinton Acquisition and the repayment of indebtedness of Clinton and $3.0 million incurred in November 1996 to finance the purchase price for the Mitchell Acquisition); (iii) approximately $3.0 million were used to redeem a portion of the warrants issued in connection with certain of such indebtedness; (iv) approximately $6.1 million of debt assumed in the Macpherson Acquisition; and (v) approximately $6.4 million were used to repay trade payables of Macpherson. In addition, as a result of the consummation of the Macpherson Acquisition, Macpherson was obligated to make payments aggregating approximately $1.0 million pursuant to its phantom stock plan, and a company owned by the principal shareholder of Macpherson agreed to pay Macpherson a receivable aggregating approximately $0.1 million. Accordingly, an additional $0.9 million was utilized to satisfy the phantom stock plan obligation.

    At December 31, 1996, the indebtedness of the Company that was repaid referred to above had a weighted average interest rate of 10.17% per annum. The foregoing indebtedness of the Company that was repaid included borrowings under the Financing and Security Agreement, dated as of February 1, 1996 (the "Old Credit Facility"), between the Company and NationsBank, N.A. ("NationsBank"), which permitted revolving borrowings by the Company through July 2001. Borrowings under the Old Credit Facility bore interest at a rate per annum equal to the one month commercial paper rate for dealer-placed commercial paper of issuers whose corporate bonds are rated "AA" or its equivalent plus 4%, which rate was 9.57% per annum as of December 31, 1996. For a description of the interest rates and maturities of such other indebtedness that was repaid, see Note 5 of the Notes to the Consolidated Financial Statements of the Company and Note 6 of the Notes to the Consolidated Financial Statements of Macpherson.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    The Old Notes were sold by the Company on January 3, 1997 through the Initial Purchaser to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. In connection with the sale of the Old Notes, the Company, the Subsidiary Guarantors and the Initial Purchaser entered into the Registration Rights Agreement pursuant to which the Company and the Subsidiary Guarantors agreed to cause to be filed with the Commission within 180 days of January 3, 1997 (the date of original issue of the Old Notes), and use their best efforts to cause to become effective on or prior to 150 days after the date of such filing, a registration statement with respect to the Exchange Offer. However, if (i) because of any change in applicable law or policy thereof by the Commission, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 180 days after the date of original issue of the Old Notes, (iii) the Initial Purchaser so requests within six months after consummation of the Exchange Offer with respect to the Old Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by it following consummation of the Exchange Offer or (iv) any Holder of Old Notes notified the Company within 20 days of the consummation of the Exchange Offer that, for certain specified reasons, such Holder is precluded from participating in the Exchange Offer or, in the case of any Holder that participates in the Exchange Offer, such Holder does not receive freely tradeable Exchange Notes on the date of the exchange and such Holder notifies the Company within six months of such date, the Company and the Subsidiary Guarantors shall (A) cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Old Notes, (B) keep the Shelf Registration Statement effective until the earlier of (x) the time when the Senior Notes can be sold pursuant to Rule 144(k) of the Securities Act, and (y) the date on which all of the Senior Notes covered by the Shelf Registration Statement have been sold pursuant thereto, and (C) during such period, upon request of any such Holder of Old Notes, amend the Shelf Registration Statement to bring current the information contained therein.

    The Exchange Offer is being made by the Company to satisfy its obligations pursuant to the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Once the Exchange offer is consummated, the Company will have no further obligations to register any of the Old Notes not tendered by the Holders for exchange, except pursuant to a Shelf Registration Statement filed under the limited circumstances described in the immediately preceding paragraph. Thereafter, any Holder of Old Notes who does not tender its Old Notes in the Exchange Offer and which is not eligible to use such a Shelf Registration Statement will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities (in such case an opinion of counsel must be furnished to the Company that such an exemption is available).

    Based on an interpretation by the staff of the Commission set forth in several no-action letters issued to third parties and on the advice of its counsel, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof who are not affiliates of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act; PROVIDED that the Holder is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Company that such conditions have been met.

However, any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Further, any Holder who may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters with respect to resales of the New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Note. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after the effective date of the Registration Statement of which this Prospectus is a part, it will use its best efforts to make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Except as set forth above, this Prospectus may not be used for an offer to resell, or for a resale or other transfer of New Notes.

TERMS OF THE EXCHANGE OFFER

    GENERAL

    Upon the terms and subject to the conditions of the Exchange Offer set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 12:00 midnight, New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

    As of       , 1997, there was $85.0 million aggregate principal amount of the Old Notes outstanding. This Prospectus, together with the Letter of
Transmittal, is being sent to all registered holders as of       , 1997.

    In connection with the issuance of the Old Notes, the Company arranged for certain of the Old Notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary, and certain of the Old Notes to be represented by a Certificated Security. The New Notes exchanged for the Old Notes in book-entry form will also be issued and transferable in book-entry form through DTC. See "Description of Senior Notes --Book-Entry Delivery and Form." For a description of any New Notes exchanged for beneficial interests represented by the Certificated Security, see "Description of Senior Notes--Book-Entry, Delivery and Form."

    The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes for the purpose of receiving the New Notes from the Company.

    If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

    Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay the expenses, other than certain applicable taxes, of the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The Company has the right to extend the Exchange Offer but only to the extent necessary to comply with applicable federal and state securities laws or if any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer. In order to extend the Expiration Date, the Company will notify the Exchange Agent and the record Holders of Old Notes of any extension by oral or written notice, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    The Company reserves the right to delay accepting any Old Notes, to extend the Exchange Offer, to amend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if the applicable condition set forth herein under "--Conditions" shall have occurred and shall not have been waived by the Company by giving oral or written notice of such delay, extension, amendment or termination to the Exchange Agent. Any such delay in acceptance, extension, amendment or termination will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment and the Company will extend the Exchange Offer as necessary to provide to such holders a period of five to ten business days after such amendment, depending upon the significance of the amendment and the manner of disclosure to Holders of the Old Notes, if the Exchange Offer would otherwise expire during such five to ten business day period.

    Without limiting the manner in which the Company may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

ACCRUED AMOUNTS ON THE SENIOR NOTES

    The New Notes will bear interest at a rate equal to 12 1/4% per annum from their date of issuance. Interest on the Senior Notes is payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 1997. Holders whose Old Notes are accepted for exchange will receive, in cash, accrued interest and Old Note Liquidated Damages, if any, thereon to, but excluding, the date of issuance of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest and Old Note Liquidated Damages, if any, on the Old Notes accepted for exchange will cease to accrue upon the issuance of the New Notes exchanged therefor. Holders of Old Notes whose Old Notes are not exchanged will receive the accrued interest and Old Note Liquidated Damages, if
any, payable on       , 1997.

PROCEDURES FOR TENDERING

    To tender in the Exchange Offer, a Holder of Old Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the instructions to the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, so that it is received by the Exchange Agent prior to 12:00 midnight, New York City time, on the Expiration Date.

    Any financial institution that is a participant in the Company's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing the Company to transfer such Old Notes into the Exchange Agent's account in accordance with the Company's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Company, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its address set forth in "--Exchange Agent" below prior to 12:00 midnight, New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE COMPANY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    The tender by a Holder will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such Holders.

    The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holders. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.

    Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered Holder.

    ANY BENEFICIAL HOLDER WHOSE OLD NOTES ARE REGISTERED IN THE NAME OF ITS BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE AND WHO WISHES TO TENDER SHOULD CONTACT SUCH REGISTERED HOLDER PROMPTLY AND INSTRUCT SUCH REGISTERED HOLDER TO CONSENT AND/OR TENDER ON ITS BEHALF. IF SUCH BENEFICIAL HOLDER WISHES TO TENDER ON ITS OWN BEHALF, SUCH BENEFICIAL HOLDER MUST, PRIOR TO COMPLETING AND EXECUTING THE LETTER OF TRANSMITTAL AND DELIVERING ITS OLD NOTES, EITHER MAKE APPROPRIATE ARRANGEMENTS TO REGISTER OWNERSHIP OF THE OLD NOTES IN SUCH HOLDER'S NAME OR OBTAIN A PROPERLY COMPLETED BOND POWER FROM THE REGISTERED HOLDER. THE TRANSFER OF RECORD OWNERSHIP MAY TAKE CONSIDERABLE TIME.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an institution which falls within the definition of "Eligible Guarantor Institution" contained in Regulation 17Ad-15 under the Exchange Act (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers signed as the name of the registered Holder or Holders appears on the Old Notes.

    If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not property tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. None of the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    By tendering, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such Holder's business, that such Holder has no arrangement with any person to participate in the distribution of such New Notes, and that such Holder is not an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such Holder by tendering will acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at the Company of

Old Notes delivered electronically) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date. Upon request of the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on the Expiration Date. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 12:00 midnight, New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, the Company may terminate or amend the Exchange Offer as provided herein and will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for exchange, if any of the following conditions exist:

        (a) the Exchange Offer, or the making of any exchange by a Holder, violates applicable law or any applicable policy of the Commission; or

        (b) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer; or

        (c) there shall have been adopted or enacted any law, statute, rule or regulation which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer.

    If any such conditions exist, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to exchanging Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "--Withdrawal of Tenders") or (iii) waive certain of such conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver in a manner reasonably calculated to inform Holders of Old Notes of such waiver.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, (i) if, because of any change in applicable law or applicable policy thereof by the Commission the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 180 days after the date of original issue of the Old Notes, (iii) the Initial Purchaser so requests within six months after consummation of the Exchange Offer with respect to the Old Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by it following consummation of the Exchange Offer or (iv) any Holder of Old Notes notified the Company within 20 days of the consummation of the Exchange Offer that, for certain specified reasons, such Holder is precluded from participating in the Exchange Offer or, in the case of any Holder that participates in the Exchange Offer, such Holder does not receive freely tradeable Exchange Notes on the date of the exchange and such Holder notifies the Company within six months of such date, then the Company shall file a Shelf Registration Statement. Thereafter, the Company's obligation to consummate the Exchange Offer shall be terminated.

EXCHANGE AGENT

    IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                        By registered or certified mail:
                       IBJ Schroder Bank & Trust Company
                             Bowling Green Station
                                  P.O. Box 84
                         New York, New York 10274-0084
                Attention: Reorganization Operations Department

                        By hand or by overnight courier:
                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                    Attention: Securities Processing Window
                             Subcellar one, (SC-1)

                          By facsimile: (212) 858-2611
                          Attention: Customer Service
                      Confirm by telephone: (212) 858-2103

FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

    The cash expenses incurred in connection with the sale of the Old Notes and to be incurred in connection with the Exchange Offer will be paid by the Company, are estimated in the aggregate not to exceed $1.3 million, and include fees and expenses of the Exchange Agent and Trustee under the Indenture and accounting and legal fees.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

    The New Notes will be recorded at the same carrying value as the Old Notes, that is, face value less unamortized original issue discount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized upon the consummation of the Exchange Offer. The issuance costs incurred in connection with the Exchange Offer will be capitalized and amortized over the term of the New Notes.

    A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                  THE COMPANY

    The Company is a leading distributor of replacement parts, supplies and specialized equipment to the apparel and other sewn products industry. It is a Delaware corporation with its principal executive offices located at 900 Milik Street, Carteret, New Jersey 07008 (telephone: (908) 541-6255).

COMPANY HISTORY

    Willcox & Gibbs is a holding company which was organized on May 13, 1994 under the name "WG, Inc." by an investor group, which included members of the Company's current management, to acquire the Distribution Business from the Company's Predecessor. The Company's Predecessor was incorporated in 1866 as a manufacturer of sewing equipment. In the late 1960s, as sewing equipment manufacturing migrated overseas, the Company's Predecessor shifted its business into the distribution of replacement parts and supplies for the apparel and other sewn products industry. Parts and supply distribution remained the primary focus of the Company's Predecessor until 1984, when it expanded into the distribution of electrical parts. Due to the large and fragmented nature of U.S. electrical parts distribution, this segment grew rapidly and, by 1993, represented approximately 85.0% of the net sales of the Company's Predecessor. In 1994, the Board of Directors of the Company's Predecessor decided to focus on electrical parts distribution and divest its other businesses.

    On July 13, 1994, the Company, through its wholly owned subsidiary, WG Apparel, Inc. ("WG Apparel"), acquired the assets of Sunbrand and Unity, as well as the stock of Leadtec and W&G, Ltd., and certain other assets in exchange for $41.0 million in cash, $3.0 million principal amount of subordinated debt and a warrant to purchase 122,970 shares of common stock of the Company. The cash portion of such purchase price was funded through approximately $36.2 million of borrowings and $4.8 million from the sale of common stock of the Company. On July 26, 1995, the Company repurchased from the Company's Predecessor such subordinated debt and warrants, together with certain other assets (including the name "Willcox & Gibbs, Inc."), for approximately $4.1 million in cash. Effective January 1, 1996, the Company changed its name to Willcox & Gibbs, Inc.

THE CLINTON ACQUISITION

    Effective as of February 1, 1996, the Company acquired all of the outstanding capital stock of Clinton, a leading distributor of screen printing equipment and supplies for the apparel industry. See "Business-- Clinton." The purchase price for Clinton consisted of $4.0 million in cash, 100,000 shares of the Company's common stock, the assumption of $4.5 million of indebtedness and payables, which was subsequently repaid, and contingent payments of up to 38.9% of the operating income of Clinton during each of the five years ending December 31, 2000. Such contingent payments may not exceed $10.5 million in the aggregate over such five year period. In addition, the former shareholders of Clinton have the right to require WG Apparel to purchase their shares of Company common stock at a purchase price of $30 per share on the earliest of (i) the day after the Senior Notes have become due by occurrence of the scheduled maturity date or sooner acceleration, (ii) the fourth anniversary of the closing date of the Clinton Acquisition, (iii) the occurrence of an initial public offering of equity securities by the Company and (iv) a change of control of the Company, PROVIDED that in the case of clauses (ii) and (iii) such purchase is then permitted under the Indenture and the New Credit Facility. The Company's obligation to make contingent payments and to perform the put right is an unsecured obligation of the Company.

THE MITCHELL ACQUISITION

    Effective November 27, 1996, the Company acquired certain assets of Mitchell for $3.0 million in cash. The acquired assets relate to the manufacture and sale of abrasive cords and tapes used principally in the apparel industry.

                           THE MACPHERSON ACQUISITION

    On January 3, 1997, the Company acquired all of the outstanding capital stock of Macpherson for a cash purchase price of $24.0 million. In connection with the Macpherson Acquisition, the Company assumed (and repaid immediately using a portion of the net proceeds from the sale of the Old Notes) approximately $6.1 million of indebtedness of Macpherson and approximately $6.4 million of trade payables of Macpherson. Macpherson is principally engaged in the distribution of embroidery equipment and supplies to the apparel industry. Macpherson also distributes engraving equipment, but the Company intends to discontinue this business in 1997. Accordingly, this line of business will be classified as discontinued operations for purposes of the Company's financial statements. On a pro forma basis assuming the Clinton Acquisition, the Mitchell Acquisition and the Macpherson Acquisition were consummated on January 1, 1996, the Company's net sales and income from continuing operations before extraordinary item for 1996 would have been $184.6 million and $13.8 million, respectively.

    As a result of the Macpherson Acquisition, the Company is the exclusive distributor in the United States and Canada through 2003 of embroidery equipment manufactured by Barudan, and Barudan products accounted for approximately 78% of Macpherson's total purchases in 1996. In connection with the Macpherson Acquisition, the Company, Macpherson, and Barudan entered into an agreement providing for a reduction in the prices charged to Macpherson for Barudan equipment during the year after the consummation of the Macpherson Acquisition and for Barudan to use its best efforts to maintain pricing after such initial year that results in gross profit margins for Macpherson comparable to such first year's pricing. In exchange, Macpherson agreed to pay for the Barudan equipment it purchases within a shorter time period after invoiced. As a result, approximately $6.4 million of Macpherson's outstanding payables were paid from the net proceeds of the sale of the Old Notes in order to comply with the revised timetable for payments. On a pro forma basis, these agreements would have increased the Company's gross profit by $1.6 million for 1996, assuming the effectiveness of the Macpherson Acquisition as of January 1, 1996. See "Pro Forma Combined Financial Information."

    In connection with the Macpherson Acquisition, the Company acquired the Leasing Company, a leasing company affiliate of Macpherson, for approximately $0.5 million, payable over three years, plus interest at 6.0% per annum. The Leasing Company commenced operations in March 1996. The Company intends to utilize the Leasing Company to offer flexible lease financing to its customers to support the Company's sales of equipment. The Leasing Company will be an Unrestricted Subsidiary for purposes of the Indenture.

    The Macpherson Acquisition expanded the Company's product line to include the distribution of embroidery equipment and supplies to the apparel industry. The market for embroidery equipment has grown rapidly over the past ten years. The Company acquired Macpherson to take advantage of the expanding demand for such equipment and of the ability to market such equipment and the Company's complementary line of screen printing equipment to the same end-user group. In addition, the Company believes that Macpherson's embroidery equipment can be efficiently marketed through the Company's existing distribution network without substantial additional expense. The acquisition of the Leasing Company will further the Company's objective of being a "one-stop shop" for its customers by enabling the Company to offer attractive financing options to support the sale of its equipment.

                                 CAPITALIZATION

    The following table sets forth as of December 31, 1996, the consolidated capitalization of the Company (i) on an historical basis and (ii) on a pro forma basis assuming that the sale of the Old Notes, the application of the net proceeds therefrom and the Macpherson Acquisition each had occurred as of such date. See "Use of Proceeds."

                                                                                             AS OF DECEMBER 31,
                                                                                                  1996(9)
                                                                                           ----------------------
                                                                                            ACTUAL     PRO FORMA
                                                                                           ---------  -----------

                                                                                           (DOLLARS IN THOUSANDS)
Long-term debt, including current maturities(1):
  Old Credit Facility, due 2001(2).......................................................  $  19,347   $      --
  New Credit Facility(3).................................................................         --       1,255
  Senior note payable, due 2000(4).......................................................     12,802          --
  Senior note payable, due 2001(5).......................................................      6,471          --
  Senior note payable, due 2001(6).......................................................        902          --
  Senior note payable, due 2001(7).......................................................        200          --
  Variable W&G, Ltd. Credit Facility(8)..................................................      1,713       1,713
  Senior Notes, net of debt discount of $1,487...........................................         --      83,513
                                                                                           ---------  -----------
    Total long-term debt including current maturities....................................     41,435      86,481
Equity...................................................................................     15,677      11,210
                                                                                           ---------  -----------
Total capitalization.....................................................................  $  57,112   $  97,691
                                                                                           ---------  -----------
                                                                                           ---------  -----------

------------------------

(1) For further description of the Company's long-term debt, see Notes 5 and 6 of Notes to the Consolidated Financial Statements of the Company.

(2) For further description of the Old Credit Facility, see "Use of Proceeds."

(3) For further description of the New Credit Facility, see "Description of Certain Indebtedness."

(4) Variable interest rate senior note payable, with final installment due July 13, 2000.

(5) 12.95% senior note payable, due July 13, 2001, net of unamortized discount of $529.

(6) 10.98% senior note payable, due July 13, 2001, net of unamortized discount of $298.

(7) 11.66% senior note payable, due July 13, 2001.

(8) Variable interest rate note payable, denominated in pound sterling with final payment due in September 2000.

(9) The following table sets forth the estimated sources and uses of funds in connection with the sale of the Old Notes, the Mitchell Acquisition and the Macpherson Acquisition, assuming that each had occurred as of December 31, 1996.

                                                                              (DOLLARS IN
                                                                               THOUSANDS)
                                                                          --------------------
SOURCES OF FUNDS:
  Old Notes.............................................................       $   79,238
  New Credit Facility...................................................            1,255
  Cash on hand..........................................................            1,200
                                                                                  -------
      Total sources.....................................................       $   81,693
                                                                                  -------
                                                                                  -------
USES OF FUNDS:
  Repayment of debt.....................................................       $   39,723
  Unamortized discount relating to debt repayment.......................              827
  Repurchase of warrants................................................            3,026
  Macpherson Acquisition:
  Cash purchase price...................................................           24,000
    Repayment of debt...................................................            6,710
    Repayment of trade payables.........................................            6,442
    Payment of phantom stock plan liability.............................            1,043
    Payment of receivable due from affiliate of Macpherson..............              (78)
                                                                                  -------
      Total uses........................................................       $   81,693
                                                                                  -------
                                                                                  -------

                    PRO FORMA COMBINED FINANCIAL INFORMATION

    The following Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996 gives effect to the Transactions as if each had occurred at the beginning of the period presented, except that Clinton's results of operations for the period after February 1, 1996 (the effective date of the Clinton Acquisition) and Mitchell's results of operations for the period after November 27, 1996 (the effective date of the Mitchell Acquisition) are included in Willcox & Gibbs' results of operations for such period.

    The Unaudited Pro Forma Combined Financial Statements have been prepared using the purchase method of accounting for the Mitchell Acquisition and the Macpherson Acquisition, whereby the total cost of each acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of such acquisition. For purposes of the Unaudited Pro Forma Combined Financial Statements, such allocations have been made based upon currently available information and management's estimates.

    The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996 is based on the respective audited financial statements for the year ended December 31, 1996 of the Company and Macpherson and the unaudited financial statements for the year ended December 31, 1996 of Clinton and Mitchell. The unaudited pro forma combined balance sheet at December 31, 1996 includes the Company (including the Clinton and Mitchell acquisitions) and Macpherson at December 31, 1996. Macpherson's historical balance sheet reflects its engraving equipment business as assets held for sale, since the Company discontinued this business as of the date of such acquisition. The unaudited financial statements reflect all adjustments, consisting of normal recurring accruals, which in the opinion of management of the applicable company are necessary for a fair presentation of results for the respective periods.

    The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of the Company would actually have been if any of the Transactions had occurred on such date or to project the results of operations or financial position of the Company for any future date or period. The Unaudited Pro Forma Combined Financial Statements set forth below should be read in conjunction with the respective Consolidated Financial Statements and Notes thereto of the Company, Macpherson and Clinton included elsewhere in this Prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations--The Company" and "--Macpherson."

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                                   YEAR ENDED DECEMBER 31, 1996
                                                  ---------------------------------------------------------------
                                                               CLINTON/    MACPHERSON/
                                                  WILLCOX &    MITCHELL      LEASING
                                                    GIBBS         (A)      COMPANY (B)   ADJUSTMENTS   PRO FORMA
                                                  ----------  -----------  ------------  -----------  -----------

                                                                      (DOLLARS IN THOUSANDS)
Net sales.......................................  $  113,851   $   2,975    $   67,767    $  --        $ 184,593
Cost of goods sold..............................      77,623       1,888        50,221       (1,599)(c)    128,133
                                                  ----------  -----------  ------------  -----------  -----------
      Gross profit..............................      36,228       1,087        17,546        1,599       56,460
Selling, general and administrative
  expenses......................................      28,969         758        13,542         (629)(d)     42,640
                                                  ----------  -----------  ------------  -----------  -----------
      Operating income..........................       7,259         329         4,004        2,228       13,820
Interest expense................................       4,824          21           781        5,864(e)     11,490
Other income (expense)..........................          15         (14)       (1,161)         839(f)       (321)
                                                  ----------  -----------  ------------  -----------  -----------
      Income before income taxes................       2,450         294         2,062       (2,797)       2,009
Income taxes....................................       1,137      --                54         (222)(g)        969
                                                  ----------  -----------  ------------  -----------  -----------
      Income from continuing operations.........  $    1,313   $     294    $    2,008    $  (2,575)   $   1,040
                                                  ----------  -----------  ------------  -----------  -----------
                                                  ----------  -----------  ------------  -----------  -----------

OTHER OPERATING DATA:
EBITDA(h).......................................  $    8,635   $     340    $    3,161    $   3,574    $  15,710
Depreciation and amortization...................       1,361          25           318          507        2,211
Capital expenditures............................       1,247          10           282       --            1,539

SELECTED RATIOS:
EBITDA/cash interest expense....................      --          --            --           --             1.47x
EBITDA less capital expenditures/cash interest
  expense.......................................      --          --            --           --             1.33x
Total debt/EBITDA(i)............................      --          --            --           --             5.50x
Ratio of earnings to fixed charges(j)...........      --          --            --           --             1.17x

      See Notes to Unaudited Pro Forma Combined Statements of Operations.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(a) Reflects for the year ended December 31, 1996, the historical operating results of Clinton for one month and Mitchell for eleven months, since Clinton was acquired by the Company on February 1, 1996 and Mitchell was acquired on November 27, 1996. Clinton's results of operations for the period after February 1, 1996 and Mitchell's results of operations for the period after November 27, 1996 are included in Willcox & Gibbs' results of operations for the year ended December 31, 1996.

(b) Reflects for the year ended December 31, 1996, the historical operating results from continuing operations of Macpherson and the Leasing Company for the period ended December 31, 1996. The Leasing Company commenced operations in March 1996. Does not reflect net sales of $2.9 million, operating loss of $0.5 million, and net loss of $0.5 million for the year ended December 31, 1996 attributable to Macpherson's engraving equipment distribution business, which the Company discontinued upon consummation of the Macpherson Acquisition.

(c) Reflects the impact of reduction in prices charged to Macpherson for Barudan equipment. See "The Macpherson Acquisition."

(d) Reflects the net reduction in officers' compensation and other benefits implemented as a result of the Clinton Acquisition and the Macpherson Acquisition. The adjustment also reflects changes in goodwill amortization as a result of the Transactions.

(e) Reflects (i) pro forma interest expense calculated using an interest rate of 12 1/4% per annum on the Senior Notes, 9.0% per annum on the New Credit Facility and 8.25% on the W&G Ltd. Credit Facility, (ii) the repayment of all existing indebtedness, (iii) estimated amortization of deferred financing costs at a rate of $0.6 million per annum, and (iv) amortization of debt discount at a rate of approximately $0.2 million per annum. See "Capitalization."

(f) Reflects (i) the reduction in financing costs as a result of the agreement to shorten the time to pay for purchases of Barudan equipment and (ii) costs incurred by Macpherson in connection with the Macpherson Acquisition. See "The Macpherson Acquisition" and Note 12 to the Consolidated Financial Statements of Macpherson.

(g) Reflects an assumed 38.0% corporate income tax rate for the operations of Clinton, Mitchell and Macpherson, which have operated as Subchapter S corporations under the Internal Revenue Code and, accordingly, the income of such companies was taxed directly to their respective shareholders.

(h) EBITDA represents income before income taxes plus interest expense, depreciation and amortization for the applicable company and, in the case of Willcox & Gibbs, certain other noncash charges included in cost of goods sold relating to the amortization of the step-up in basis of the inventory purchased in the Management Buyout. EBITDA should not be considered as an alternative measure of net income or cash provided by operating activities (both as determined in accordance with generally accepted accounting principles), but is presented to provide additional information relating to the Company's debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity.

(i) Total debt includes $85.0 million in Senior Notes, net of discount, plus $1.3 million of indebtedness incurred under the New Credit Facility and 1.7 million under the W&G Ltd. Credit Facility at the end of the periods presented.

(j) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense and a portion of rental expense which is representative of the interest factor in these rentals.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                                                          WILLCOX &
                                                            GIBBS     MACPHERSON     ADJUSTMENTS      PRO FORMA
                                                         -----------  -----------  ----------------  -----------
                                                                         (DOLLARS IN THOUSANDS)
ASSETS:
  Cash.................................................   $     882    $     471     $     (1,200)(a)  $     153
  Trade accounts receivable............................      22,336       14,296             (300)(b)     36,332
  Inventories..........................................      34,224       19,697           (3,362)(b)     50,559
  Prepaid expenses and other current assets............       2,655          587              (78)(a)      3,164
  Deferred income taxes................................         804       --              --                804
  Assets held for sale.................................      --              400          --                400
                                                         -----------  -----------  ----------------  -----------
      Total current assets.............................      60,901       35,451           (4,940)       91,412
  Property and equipment, net..........................       4,400          995                          5,395
  Intangible assets, net...............................      11,060       --               20,294(b)     31,354
  Deferred financing, net..............................       2,323       --                1,952 ( )(c      4,275
  Other assets.........................................       1,044          363          --              1,407
                                                         -----------  -----------  ----------------  -----------
      Total assets.....................................   $  79,728    $  36,809     $     17,306     $ 133,843
                                                         -----------  -----------  ----------------  -----------
                                                         -----------  -----------  ----------------  -----------

LIABILITIES AND EQUITY:
  Revolving line of credit.............................   $  19,347    $   6,248     $    (24,340)(a)  $   1,255
  Book overdrafts......................................       1,499       --                              1,499
  Current installments of long-term debt...............       3,195          462           (3,229)(a)        428
  Trade accounts payable...............................      12,806       18,500           (6,442)(a)     24,864
  Income taxes payable.................................         642                          (884)(d)       (242)
  Accrued liabilities and other current liabilities....       4,759        1,856              156(a)      6,771
                                                         -----------  -----------  ----------------  -----------
      Total current liabilities........................      42,248       27,066          (34,739)       34,575
  Deferred income taxes................................         290       --                                290
  Accrued retirement benefits..........................       2,452          425             (425)(a)      2,452
  Long-term debt, excluding current installments.......      18,893       --               65,905(a)     84,798
  Other liabilities....................................         168       --                  350(a)        518
                                                         -----------  -----------  ----------------  -----------
      Total liabilities................................      64,051       27,491           31,091       122,633
  Equity...............................................      15,677        9,318          (13,785)(e)     11,210
                                                         -----------  -----------  ----------------  -----------
      Total liabilities and equity.....................   $  79,728    $  36,809     $     17,306     $ 133,843
                                                         -----------  -----------  ----------------  -----------
                                                         -----------  -----------  ----------------  -----------

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(a) Reflects the impact of the sources and uses of funds as they relate to the Company's cash, debt and certain other liabilities. See "Capitalization."

(b) Reflects the excess of the purchase price for the Macpherson Acquisition over the net book value of the respective assets acquired.

(c) Reflects the financing costs associated with the sale of the Old Notes net of the write-off of financing costs of the Company's existing debt.

(d) Reflects income tax effect of the write-off of financing costs and unamortized discount associated with the Company's existing debt.

(e) Reflects the net effect of the elimination of Macpherson's stockholders' equity, the repurchase of warrants of the Company originally issued in connection with certain borrowings and the net write-off of financing costs and unamortized debt discount associated with the Company's existing debt.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

WILLCOX & GIBBS

    The selected data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" as of the end of December 31, 1994, 1995 and 1996 and for the years ended December 31, 1995 and 1996 and the period from July 13, 1994 to December 31, 1994, are derived from the consolidated financial statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected data presented below under the captions "Statement of Operations Data" for the period from January 1, 1994 to July 12, 1994, are derived from the consolidated statement of operations of the Company's Predecessor, which financial statement has been audited by KPMG Peat Marwick LLP. The "Statement of Operations Data" for the years ended December 31, 1992 and 1993 are unaudited. The financial statements of the Company's Predecessor for the years ended December 31, 1992 and 1993 and for the period from January 1, 1994 to July 12, 1994 have been prepared as if the apparel operations had been operated as a separate entity during those periods. However, such financial statements do not reflect a complete allocation of all expenses applicable to the operation of an independent company. Certain expenses were allocated to the apparel operations by the Company's Predecessor based on actual usage or other allocation methods that approximate actual usage. The consolidated financial statements of the Company as of December 31, 1995 and 1996, and for the years ended December 31, 1995 and 1996 and the period from July 13, 1994 to December 31, 1994 and of the Company's Predecessor for the period from January 1, 1994 to July 12, 1994, and the report thereon, are included elsewhere in this prospectus. The selected consolidated financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--The Company" and the Consolidated Financial Statements and Notes thereto of the Company and the Company's Predecessor included elsewhere in this Prospectus.

                                          COMPANY'S PREDECESSOR
                                  -------------------------------------
                                       YEAR ENDED                                                  COMPANY
                                      DECEMBER 31,      JANUARY 1, 1994  -----------------------------------------------------------
                                  --------------------    TO JULY 12,     JULY 13, 1994 TO        YEAR ENDED          YEAR ENDED
                                    1992       1993          1994         DECEMBER 31, 1994    DECEMBER 31, 1995   DECEMBER 31, 1996
                                  ---------  ---------  ---------------  -------------------  -------------------  -----------------
                                      (UNAUDITED)

                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales.......................  $  76,048  $  77,574     $  41,309          $  41,644            $  90,431           $ 113,851
Cost of goods sold..............     47,821     49,228        26,909             29,162               60,642              77,623
                                  ---------  ---------       -------            -------              -------            --------
  Gross profit..................     28,227     28,346        14,400             12,482               29,789              36,228
Selling, general and
  administrative expenses.......     20,814     21,315        11,997             11,264               23,606              28,969
                                  ---------  ---------       -------            -------              -------            --------
  Operating income..............      7,413      7,031         2,403              1,218                6,183               7,259
Interest expense................      1,993      2,307         1,390              1,946                4,249               4,824
Other (income) expense..........        (55)       145           224                (86)                 (18)                (15)
                                  ---------  ---------       -------            -------              -------            --------
  Income (loss) before income
    taxes and extraordinary
    item........................      5,475      4,579           789               (642)               1,952               2,450
Income tax expense (benefit)....        272        146           426               (288)                 558               1,137
                                  ---------  ---------       -------            -------              -------            --------
  Income (loss) before
    extraordinary item..........      5,203      4,433           363               (354)               1,394               1,313
Extraordinary item, net.........     --         --            --                 --                     (152)             --
                                  ---------  ---------       -------            -------              -------            --------
  Net income (loss).............  $   5,203  $   4,433     $     363          $    (354)           $   1,242           $   1,313
                                  ---------  ---------       -------            -------              -------            --------
                                  ---------  ---------       -------            -------              -------            --------
OTHER OPERATING DATA:
EBITDA (a)......................  $   8,123  $   7,744     $   2,580          $   4,370            $   8,062           $   8,635
Depreciation and amortization...        655        858           401              3,066                1,861               1,361
Capital expenditures............        381        712           346                272                  771               1,247
Ratio of earnings to fixed
  charges (b)...................       3.47x      2.80x         1.52x              0.70x                1.42x               1.46x
BALANCE SHEET DATA
  (AT PERIOD END):
Working capital.................                                              $  24,563            $  21,924           $  18,653
Total assets....................                                                 51,717               52,528              79,728
Total debt......................                                                 32,224               31,109              41,435
Equity..........................                                                  5,967                7,892              15,677

 (FOOTNOTES TO THE SELECTED HISTORICAL FINANCIAL INFORMATION ON FOLLOWING PAGE.)

MACPHERSON

    The following table sets forth selected consolidated financial information of Macpherson as of December 31, 1994, 1995 and 1996 and for the years then ended. Such information was derived from the Consolidated Financial Statements of Macpherson, which have been audited by Arthur Andersen LLP and are included elsewhere in this Prospectus. The selected consolidated financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--Macpherson" and the Consolidated Financial Statements and Notes thereto of Macpherson included elsewhere in this Prospectus.

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1994       1995       1996
                                                                                   ---------  ---------  ---------

                                                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales........................................................................  $  68,861  $  71,667  $  70,058
Cost of goods sold...............................................................     52,216     53,769     52,610
                                                                                   ---------  ---------  ---------
  Gross profit...................................................................     16,645     17,898     17,448
Operating expenses...............................................................     13,566     13,587     14,211
                                                                                   ---------  ---------  ---------
  Operating income...............................................................      3,079      4,311      3,237
Interest expense.................................................................        390        218        781
Other expense....................................................................        643        768      1,162
                                                                                   ---------  ---------  ---------
Income before taxes..............................................................      2,046      3,325      1,294
Income taxes.....................................................................         54         76         54
                                                                                   ---------  ---------  ---------
  Net income.....................................................................  $   1,992  $   3,249  $   1,240
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

OTHER OPERATING DATA:
EBITDA(a)........................................................................  $   2,650  $   3,715  $   2,393
Depreciation and amortization....................................................        214        172        318
Capital expenditures.............................................................        171        178        282
Ratio of earnings to fixed charges(b)............................................       4.46x      9.37x      2.36x

BALANCE SHEET DATA (AT PERIOD END):
Working capital..................................................................  $   9,721  $  10,925  $   9,965
Total assets.....................................................................     31,458     44,403     38,864
Total debt.......................................................................      2,820      4,947      6,710
Stockholders' equity.............................................................      9,794     11,375     10,963

------------------------

(a) EBITDA represents income before income taxes plus interest expense, depreciation and amortization for the applicable company and, in the case of Willcox & Gibbs, certain other noncash charges included in cost of goods sold relating to the amortization of the step-up in basis of the inventory purchased in the Management Buyout. EBITDA should not be considered as an alternative measure of net income or cash provided by operating activities (both as determined in accordance with generally accepted accounting principles), but is presented to provide additional information relating to the Company's debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity.

(b) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense and a portion of rental expense which is representative of the interest factor in these rentals.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS--THE COMPANY

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO AND SELECTED HISTORICAL FINANCIAL INFORMATION INCLUDED ELSEWHERE HEREIN.

GENERAL

    Willcox & Gibbs was organized in 1994 by members of the Company's current management and certain other investors to acquire the Distribution Business, which occurred on July 13, 1994. As a result, the Company's financial statements for the period ended December 31, 1994 reflect the Company's results of operations for the period beginning July 13, 1994 and ending on December 31, 1994. The financial statements of the Distribution Business for the period January 1, 1994 to July 12, 1994 have been prepared as if the Distribution Business had been operated as a separate entity during that period. However, such financial statements do not reflect a complete allocation of all expenses applicable to the operation of an independent company. Certain expenses were allocated to the Distribution Business by the Company's Predecessor based on actual usage or other allocation methods that approximate actual usage. For purposes of the discussion of the Company's 1994 results of operations below, the Company has combined the results for such two periods of 1994 (the "Combined 1994"). However, results for 1995 and 1994 are not directly comparable because of differences arising from the Company's operations as a separate entity beginning July 13, 1994. In addition, Combined 1994 does not purport to reflect the results of the Company had the Management Buyout occurred on January 1, 1994.

    Effective February 1, 1996, the Company acquired Clinton, a distributor of screen printing equipment for the apparel industry. Approximately 25.2% of the Company's net sales for the year ended December 31, 1996, are attributable to the operations of Clinton. Accordingly, the results of the Company for the year ended December 31, 1996 are not directly comparable to the results for the year ended December 31, 1995 due to the inclusion of the operations of Clinton in the 1996 period.

    In addition, on January 3, 1997, the Company acquired Macpherson, which will have a significant effect on the Company's future results of operations. See "The Macpherson Acquisition."

    The Company currently operates through six principal business units: (i) its Sunbrand division, which is a distributor of replacement parts, supplies and specialized equipment to manufacturers of apparel and other sewn products; (ii) its Unity division, which is a wholesale distributor to dealers of replacement parts and supplies for use by the apparel and other sewn products industry;
(iii) its W&G, Ltd. subsidiary, which is a distributor to manufacturers and dealers in the United Kingdom and Europe of replacement parts and supplies for use by the apparel and other sewn products industry; (iv) its Clinton subsidiary, which is a distributor of screen printing equipment and supplies for the apparel industry; (v) its Leadtec subsidiary, which develops and supplies computer-based production planning and control systems for the apparel industry and (vi) Macpherson, which distributes embroidery equipment and supplies used in the apparel industry. See "The Macpherson Acquisition."

RESULTS OF OPERATIONS

    The following table sets forth the percentages that certain income and expense items bear to net sales for the periods indicated.

                                                                                            YEAR ENDED DECEMBER 31,
                                                                                      -----------------------------------
                                                                                          1994
                                                                                       (COMBINED)      1995       1996
                                                                                      -------------  ---------  ---------
Net sales...........................................................................        100.0%       100.0%     100.0%
Gross profit........................................................................         32.4         32.9       31.8
Selling, general and administrative expenses........................................         28.0         26.1       25.4
Operating income....................................................................          4.4          6.8        6.4
Interest expense....................................................................          4.0          4.7        4.2
Income taxes........................................................................          0.2          0.6        1.0
Net income..........................................................................          0.0          1.4        1.2
                                                                                            -----    ---------  ---------
                                                                                            -----    ---------  ---------

    1996 COMPARED TO 1995

    Net sales were $113.9 million in 1996, an increase of $23.4 million, or 25.9%, as compared to 1995. Net sales increased primarily as a result of the Clinton Acquisition, which contributed $28.7 million to net sales in 1996. The increase was partially offset by a decline in sales by the Company of capital equipment resulting from general market conditions for apparel manufacturers.

    Gross profit in 1996 was $36.2 million, an increase of $6.4 million, or 21.6%, as compared with 1995. As a percentage of net sales, gross profit in 1996 was 31.8% as compared with 32.9% period in 1995. The decrease in gross profit was primarily attributable to Clinton's contribution to gross profit. Clinton's gross profit margin has traditionally been lower than the Company's parts and supplies businesses because a larger percentage of Clinton's sales are attributable to capital equipment. The decrease in gross profit margin in 1996 was partially offset by a decrease in the percentage of net sales comprised of capital equipment and the corresponding increase in the percentage comprised of parts and supplies, since parts and supplies generally have higher margins than capital equipment.

    Selling, general and administrative expenses in 1996 were $29.0 million, an increase of $5.4 million, or 22.7%, as compared to 1995. The increase consisted primarily of the addition of expenses for Clinton, which were $5.5 million. The increase was partially offset by a reduction of expenses as a result of management's continued efforts to lower costs of operations, coupled with lower sales expenses as a result of the decline in capital equipment sales.

    Operating income in 1996 was $7.3 million, an increase of $1.1 million, or 17.4%, as compared to 1995. As a percentage of net sales, operating income was 6.4% in 1996 as compared to 6.8% in 1995. The increase in operating income resulted primarily from an increase in sales and the efforts to reduce costs.

    Interest expense was $4.8 million in 1996, an increase of $0.6 million, or 13.6%, as compared with 1995. The increase in interest expense was primarily a result of the additional borrowings incurred as of February 1, 1996 used to finance the acquisition of Clinton.

    Provision for income taxes for 1996 was $1.1 million, an increase of $0.6 million, as compared to 1995. The Company's effective tax rate was 46.4% in 1996, as compared to 28.6% in 1995.

    Net income in 1996 was $1.3 million, an increase of $0.1 million or 5.7% compared to 1995. The increase was attributable to the factors discussed above.

    1995 COMPARED TO COMBINED 1994

    Net sales were $90.4 million in 1995, an increase of $7.5 million, or 9.0%, compared to Combined 1994. Net sales increased primarily as a result of the introduction by the Company of new product lines, an increase in the purchase of capital equipment by apparel manufacturers and the completion of significant sales by the Company's Leadtec subsidiary of its "Satelite Plus" real-time computerized production control system.

    Gross profit in 1995 was $29.8 million, an increase of $2.9 million, or 10.8%, as compared to Combined 1994. As a percentage of net sales, gross profit in 1995 was 32.9% as compared to 32.4% in Combined 1994. The increase in gross profit margin was primarily attributable to the increase in sales by Leadtec of its software products, which command higher margins than the Company's traditional businesses. The increases in margins in 1995 were partially offset by an increase in the cost of certain genuine parts distributed by the Company, which increases became effective October 1, 1994 and January 1, 1995.

    Selling, general and administrative expenses in 1995 were $23.6 million, an increase of $0.3 million, or 1.5%, as compared to Combined 1994. As a percentage of net sales, selling, general and administrative expenses were 26.1% in 1995 compared to 28.0% in Combined 1994. The increase in such expenses was principally attributable to increased selling costs arising from higher sales. However, sales increased at a higher rate than such expenses, resulting in a decrease in the percentage that such expenses comprised of net sales in 1995. In addition, 1994 included certain expenses allocated by the Company's Predecessor to the Distribution Business prior to the Management Buyout, which were eliminated for periods after July 12, 1994.

    Operating income was $6.2 million in 1995, as compared to $3.6 million in 1994, an increase of 70.7%. The increase was principally due to higher net sales without corresponding increases in operating expenses. In particular, the increased sales by Leadtec of higher margin software products had a favorable impact on 1995 operating income.

    Interest expense was $4.2 million in 1995, an increase of $0.9 million, or 27.3% as compared to 1994. The increase was principally attributable to the debt incurred on July 13, 1994 in connection with the Management Buyout.

    Provision for income taxes for 1995 was $0.6 million, an increase of $0.4 million. The Company's effective tax rate was 28.6% in 1995. The effective tax rate for Combined 1994 is not meaningful, since the allocation of income taxes to the Distribution Business by the Company's Predecessor was not on the same basis as taxation applicable to an independent company.

    The Company's results for 1995 reflect an extraordinary loss from the extinguishment of debt (net of income tax benefit) of $0.2 million relating to the repurchase by the Company from the Company's Predecessor of subordinated debt issued as part of the consideration in the Management Buyout.

    Net income for 1995 was $1.2 million, as compared to net income of $9,000 in Combined 1994. The increase was principally attributable to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    Since its formation in 1994, the Company has funded its working capital requirements, capital expenditures and acquisitions from net cash provided by operations, borrowings under its credit facilities and proceeds from the issuance of equity securities.

    The Company used a portion of the net proceeds of the sale of the Old Notes to repay substantially all of its existing debt, which was incurred to fund the Management Buyout in July 1994, the Clinton Acquisition in February 1996, the Mitchell Acquisition in November 1996 and working capital requirements. The balance of such net proceeds were used to fund the $24.0 million purchase price for the

Macpherson Acquisition, to repay approximately $6.1 million of indebtedness of Macpherson and to pay approximately $6.4 million of trade payables of Macpherson.

    In connection with the sale of the Old Notes, the Old Credit Facility was terminated. The Company entered into the New Credit Facility with NationsBank, as lender, which became effective upon consummation of the sale of the Old Notes. The New Credit Facility provides for borrowings of up to $18.5 million in the aggregate outstanding at any time, subject to a borrowing base limitation equal to 80% of the Company's eligible accounts receivable. Borrowings under the New Credit Facility will bear interest at a rate per annum, at the Company's option, equal to (i) NationsBank's prime rate plus 0.75% or (ii) LIBOR plus 2.75%. The New Credit Facility is secured by all accounts receivable of the Company and include certain covenants applicable to the Company, including requirements that the Company comply with certain financial ratios. The New Credit Facility expires on July 13, 2001.

    In October 1996, W&G, Ltd. borrowed L1.0 million under the W&G, Ltd. Credit Facility with Coutts & Co. The loan under the W&G, Ltd. Credit Facility bears interest at a rate per annum equal to the bank's prevailing Base Rate, which is currently 6.0% per annum, plus a margin of 2.25% per annum. The loan is payable in eight semiannual installments of L125,000, commencing April 1997. The W&G, Ltd. Credit Facility is secured by substantially all of the assets of W&G, Ltd. The proceeds of this loan were used to repay indebtedness of W&G, Ltd. to the Company, and the Company used such funds to repay higher cost indebtedness.

    Effective February 1, 1996, the Company acquired all of the outstanding capital stock of Clinton. The purchase price for Clinton consisted of $4.0 million in cash, 100,000 shares of the Company's common stock, the assumption of $4.5 million of indebtedness and payables, which was subsequently paid, and contingent payments of up to 38.9% of the operating income of Clinton during each of the five years ending December 31, 2000. Such contingent payments may not exceed $10.5 million in the aggregate over such five year period. In addition the former shareholders of Clinton have the right to require WG Apparel to purchase their shares of Company common stock at a purchase price of $30 per share on the earliest of (i) the day after the Senior Notes have become due by occurrence of the scheduled maturity date or sooner acceleration, (ii) the fourth anniversary of the closing date of the Clinton Acquisition, (iii) the occurrence of an initial public offering of equity securities by the Company and
(iv) a change of control of the Company, PROVIDED that in the case of clauses
(ii) and (iii) such purchase is then permitted under the Indenture and the New Credit Facility. The Company's obligation to make contingent payments and to perform the put right is an unsecured obligation of the Company. The Company obtained the cash required in connection with the Clinton Acquisition through additional borrowings from its existing lenders and approximately $2.4 million in proceeds from the sale of Company common stock to existing shareholders.

    Effective November 27, 1996, the Company acquired certain assets of Mitchell for $3.0 million in cash. The Company financed this purchase price through borrowings under the Old Credit Facility.

    In connection with the Macpherson Acquisition, the Company acquired the Leasing Company, a leasing company affiliate of Macpherson, for approximately $0.5 million payable over three years, plus interest at 6.0% per annum. The Company intends to utilize the Leasing Company to offer flexible lease financing to its customers to support the Company's sales of equipment. The Company intends to fund its equity investment in the Leasing Company through borrowings under the New Credit Facility, which borrowings are expected to aggregate approximately $3.5 million in 1997. The Company intends that the Leasing Company will arrange for additional borrowings to finance its operations and will sell a portion of its leases on a nonrecourse basis. The Leasing Company will be an Unrestricted Subsidiary for purposes of the Indenture and, therefore, will not be subject to any of the covenants contained in the Indenture. See "Description of Senior Notes."

    The Company's capital expenditures during 1996 aggregated approximately $1.2 million. Such expenditures were primarily for computer equipment upgrades and office and warehouse equipment and improvements.

    The Company intends to pursue selected acquisitions of other businesses that will expand the Company's product lines or geographic coverage. The Company is currently negotiating the terms of investments in certain businesses in Colombia, which are not expected to involve material investments. Any acquisition would be funded through cash generated by the Company's operations, the issuance of additional securities by the Company, the sale of other assets by the Company or the incurrence of additional indebtedness. The Company's ability to sell assets and incur indebtedness are restricted under the Indenture and the New Credit Facility.

    Net cash used in the Company's operating activities was $0.3 million during 1996. Principal working capital changes included a $4.7 million increase in accounts receivable and a $1.4 million increase in inventories. The Company's investing activities during 1996 related principally to $12.0 million utilized in the Clinton and Mitchell Acquisitions. Net cash provided by financing activities aggregated $13.5 million, principally reflecting $10.5 million of borrowings and $2.3 million from the sale of Company common stock in connection with the Clinton Acquisition.

    Net cash generated by the Company's operations in 1995 was $1.8 million. Principal working capital changes included a $0.8 million decrease in accounts receivable and a $0.8 million increase in inventories. Cash used in investing activities of $0.8 million was principally related to capital expenditures during the year. Cash used in financing activities in 1995 aggregated $0.8 million, reflecting a net increase in borrowings of $1.0 million, $1.8 million from the sale of Company common stock to the Company's Savings and Employee Stock Ownership Plan and the payment to the Company's Predecessor of $3.5 million to retire indebtedness and redeem warrants issued in connection with the Management Buyout.

    The Company believes that the cash generated from operations and borrowings available under the New Credit Facility will be sufficient to meet the Company's liquidity needs for the foreseeable future.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS--MACPHERSON

GENERAL

    Macpherson is principally engaged in the distribution throughout the United States and Canada of embroidery equipment used in the apparel industry. Macpherson also distributes engraving equipment, but this business will be discontinued in 1997.

    On December 31, 1994, Macpherson consummated a business combination in which it acquired all of the outstanding common stock of Meistergram, Inc. and Macpherson Monogram, Inc. in exchange for Macpherson common stock, which was accounted for in a manner similar to pooling-of-interests due to the common ownership of the three companies. The purpose of the transaction was to combine the three lines of business of such companies, the distribution of embroidery, monogram and engraving equipment, to lower overhead costs and combine marketing efforts.

    The former shareholders of Macpherson elected under Subchapter S of the Internal Revenue Code to have Macpherson's income taxed directly to the shareholders. Accordingly, prior to the Macpherson Acquisition, Macpherson was not obligated to pay Federal income taxes or, in some cases, state income taxes. Rather, Macpherson distributed dividends to its former shareholders each year in amounts estimated as sufficient to pay the Federal and state income taxes attributable to the income of Macpherson for such year.

RESULTS OF OPERATIONS

    The following table sets forth the percentages that certain income and expense items bear to net sales for the periods indicated:

                                                                      YEAR ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                    1994       1995       1996
                                                                  ---------  ---------  ---------
Net sales.......................................................      100.0%     100.0%     100.0%
Gross profit....................................................       24.2       25.0       24.9
Operating expenses..............................................       19.7       19.0       20.3
Operating income................................................        4.5        6.0        4.6
Interest expense................................................        0.6        0.3        1.1
Net income......................................................        2.9        4.5        1.8
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

    1996 COMPARED TO 1995

    Net sales were $70.1 million in 1996, an increase of $1.6 million, or 2.2%, as compared to 1995. The increase in net sales was primarily due to the increased sales of towel hemming machines. The increase was partially offset by a decline in net sales of embroidery and monogramming equipment due to delays in the introduction of a new line of Barudan embroidery equipment and the sale of older lines of equipment at discounts in order to accommodate the new line of inventory.

    Gross profit in 1996 was $17.4 million, a decrease of $0.5 million, or 1.0%, as compared with 1995. As a percentage of net sales, gross profit in 1996 was 24.9% as compared with 25.0% in 1995. The decrease in gross profit was primarily attributable to the discounting of older lines of equipment in 1996 in contemplation of the introduction of Barudan's new line and to higher costs of such older equipment due to the unfavorable exchange rate between Japanese yen and U.S. dollars at the time of purchase. A majority of Macpherson's purchases of equipment is payable in Japanese yen, although substantially all of Macpherson's net sales are in U.S. dollars.

    Operating expenses in 1996 were $14.2 million, an increase of $0.6 million, or 4.6%, as compared to 1995. The increase is principally attributable to increased marketing expenses, including the establishment of a new computer software sales and support group and additions to the technical support group.

    Operating income in 1996 was $3.2 million, a decrease of $1.1 million, or 24.9%, as compared to 1995. The decrease in operating income was principally attributable to the increased volume of discounted sales and higher operating expenses in 1996, as discussed above.

    Interest expense was $0.8 million in 1996, an increase of 259.1%, as compared with 1995. The increase was attributable to additional levels of borrowings in 1996 required to maintain higher than customary levels of inventory resulting from the introduction of the new line of Barudan equipment. The Company expects Macpherson to return to its customary inventory levels during 1997.

    Net income for 1996 was $1.2 million, a decline of $2.0 million or 61.8%, as compared to 1995. The decrease was principally attributable to the reasons discussed above.

    1995 COMPARED TO 1994

    Net sales were $71.7 million in 1995, an increase of $2.8 million, or 4.1%, as compared to 1994. The increase was principally due to the growth in demand in 1995 for embroidery equipment distributed by Macpherson. The increase was partially offset by a decline in 1995 of $1.2 million in net sales of Macpherson's engraving equipment, principally due to the delay in the introduction of Macpherson's laser equipment and falling demand for Macpherson's rotary engraving equipment.

    Gross profit in 1995 was $17.9 million, an increase of $1.3 million, or 7.5%, as compared to 1994. As a percentage of net sales, gross profit increased from 24.2% in 1994 to 25.0% in 1995. The improvement in gross profit margin was primarily due to improved pricing in response to higher customer demand. The improvement was partially offset by fluctuation in the exchange rate of Japanese yen and U.S. dollars.

    Operating expenses in 1995 were $13.6 million, which was essentially unchanged from 1994. Macpherson's consolidation of operations into one company at the end of 1994 enabled it to operate its marketing functions more efficiently and thereby avoid increased costs.

    Operating income in 1995 was $4.3 million, an increase of $1.2 million, or 40.0%, as compared to 1994. The increase was principally due to higher sales without a related increase in operating expense levels.

    Interest expense in 1995 was $0.2 million, a decrease of $0.2 million, or 44.2%, as compared to 1994. The decrease was principally due to lower levels of borrowings.

    Net income in 1995 was $3.3 million, an increase of $1.3 million, or 63.1%, as compared to 1994. The increase was principally due to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    Macpherson's principal sources of liquidity have been net cash from operations and borrowings under Macpherson's credit facility.

    Net cash generated by Macpherson's operating activities totaled $0.3 million in 1996. Principal working capital changes included a $5.4 million decrease in accounts receivable, a $0.4 million decrease in inventories and a $7.0 million decrease in accounts payable. Macpherson's investing activities during 1996 consisted of $0.3 million of capital expenditures. Net cash used in financing activities aggregated $0.1 million, principally reflecting dividend payments of $1.7 million, reduced by a net increase in borrowings of $1.8 million.

    Net cash used in operating activities in 1995 was $0.1 million. Principal working capital changes included a $5.0 million increase in accounts receivable, a $7.8 million increase in inventories and a $9.2 million increase in accounts payable. Net cash used in investing activities in 1995 aggregated $0.1 million, principally reflecting capital expenditures. Net cash provided by financing activities in 1995 aggregated $0.5 million, principally attributable to a net increase in borrowings of $2.1 million, and partially offset by the payment of $1.9 million of dividends.

    Macpherson had a revolving credit line that permitted borrowings of up to $7.0 million. The revolving credit line was due and payable upon expiration on July 31, 1998, and bore interest, payable monthly on the first day of each month, at the lower of LIBOR plus the LIBOR margin (2 1/2% prior to December 15, 1996), or the bank's prime rate. Borrowings under the revolving credit line were limited to specified percentages of eligible inventory and receivables of the Company. The Company had outstanding borrowings of $4.8 million, with additional credit of $2.2 million available at December 31, 1996. This revolving credit line was collateralized by all trade accounts receivable and all inventories of Macpherson, except for approximately $12.6 million of stitching machine inventory. The revolving credit line was repaid and terminated in connection with the consummation of the Macpherson Acquisition.

                                    BUSINESS

GENERAL

    The Company believes that it is the largest independent distributor in North America of replacement parts, supplies and specialized equipment to manufacturers of apparel and other sewn products, offering a broad product line of over 200,000 items. These products include industrial sewing equipment parts, such as needles, hooks, motors, tools and other accessories, and specialized equipment, such as screen printing equipment and supplies and production planning and control systems. In addition, following consummation of the Macpherson Acquisition, the Company became a major distributor of embroidery equipment and supplies, marketing its products through 22 sales and distribution centers strategically located in the United States, Canada, Mexico, the Dominican Republic and England. During 1996, the Company's customer base consisted of over 15,000 manufacturers and dealers.

    Since the Management Buyout, the Company has expanded through internal growth of operations and acquisitions. The Company intends to pursue strategic acquisitions to expand its product lines and enter into new geographic markets. The Company believes that the size of its operations and the stable operating history of its replacement parts and supplies distribution business have enabled it to carry substantially higher levels of inventory than its competitors. These investments in inventory provide customers with wide selection, a high degree of product availability and assurance of prompt delivery. In addition, the Company believes that it is well positioned to pursue selected growth opportunities internationally, particularly in Mexico and South America, based upon the size of its operations, its established inventory management systems and its growing sales in these markets.

    The Company currently operates through six principal business units: (i) its Sunbrand division, which is a distributor of replacement parts, supplies and specialized equipment to manufacturers of apparel and other sewn products; (ii) its Unity division, which is a wholesale distributor to dealers of replacement parts and supplies for use by the apparel and other sewn products industry;
(iii) its W&G, Ltd. subsidiary, which is a distributor to manufacturers and dealers in the United Kingdom and Europe of replacement parts and supplies for use by the apparel and other sewn products industry; (iv) its Clinton subsidiary, which is a distributor of screen printing equipment and supplies for the apparel industry; (v) its Leadtec subsidiary, which develops and supplies computer-based production planning and control systems for the apparel industry and (vi) Macpherson, which distributes embroidery equipment and supplies used in the apparel industry. See "The Macpherson Acquisition."

    The following table sets forth for each of the Company's business units (i) net sales for the years ended December 31, 1994, 1995 and 1996, and (ii) net sales for the year ended December 31, 1996 on a pro forma basis assuming that the Clinton Acquisition, the Mitchell Acquisition and the Macpherson Acquisition were consummated on January 1, 1996.

                                                            YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------------
                                                 1994         1995                1996
                                              -----------  -----------  -------------------------

                                               COMBINED    HISTORICAL   HISTORICAL  PRO FORMA(1)
                                              -----------  -----------  ----------  -------------
                                                            (DOLLARS IN THOUSANDS)
Sunbrand....................................   $  59,794    $  65,872   $   60,435   $    60,435
Unity.......................................      12,566       12,118       10,936        10,936
W & G, Ltd..................................       6,246        6,535        7,372         7,372
Clinton(2)..................................      --           --           28,682        31,657
Leadtec.....................................       4,347        5,906        6,426         6,426
Macpherson..................................      --           --           --            67,767
                                              -----------  -----------  ----------  -------------
Net sales...................................   $  82,953    $  90,431   $  113,851   $   184,593
                                              -----------  -----------  ----------  -------------
                                              -----------  -----------  ----------  -------------

------------------------

(1) Gives effect to the Clinton Acquisition, the Mitchell Acquisition and the Macpherson Acquisition as if each occurred on January 1, 1996. See "Pro Forma Combined Financial Information."

(2) Clinton was acquired effective February 1, 1996. Sales of Mitchell (0.8 million for 1996) are included with the Clinton pro forma amount for purposes of this presentation.

INDUSTRY OVERVIEW

    Manufacturers of apparel and other sewn products generally utilize a variety of modern equipment and supplies in their production processes. Although there have been advances in the speed of equipment and automation of manufacturing methods, the basic sewing process has changed very little since the first sewing machines were introduced over 125 years ago. Accordingly, the basic design of sewing equipment and replacement parts and supplies used with respect to such equipment has remained stable for many years, and new generations of sewing equipment have frequently utilized many parts designed for prior generations. In addition, since numerous manufacturers of sewn products do not regularly replace major equipment upon the introduction of new models, substantial numbers of older machines typically continue to be used for many years after the production of more advanced units.

    The improvements in speed of equipment and the trend toward automation in apparel and sewn products manufacturing have increased the demand for replacement parts and supplies by manufacturers, since high speed production increases the wear and tear on equipment. In addition, automation results in the utilization of other equipment, such as cutting and finishing devices, that must be maintained. As a result of the large number of differing replacement parts and supplies utilized by apparel and sewn products manufacturers and the relatively small quantity of many items required at varying times, such manufacturers generally prefer to obtain replacement parts and supplies from dealers that stock a wide range of products and offer prompt delivery. In addition, manufacturers of such replacement parts, supplies and specialized equipment often prefer to sell such products through distributors who can provide wide market coverage, assume credit risk and stock inventory, thereby limiting the manufacturers' costs of marketing and distribution.

    The replacement parts distribution business for sewing equipment involves both "genuine" and "generic" parts. "Genuine" parts are replacement parts manufactured by the original equipment manufacturer. "Generic" parts are non-branded replacement parts manufactured by someone other than the original equipment manufacturer.

    The market for screen printing equipment and embroidery equipment used to add decoration to apparel products has grown rapidly over the past several years. This growth has been propelled by expansion of the market for casual wear, such as T-shirts, sweatshirts and caps, which frequently feature printed or embroidered trademarks, slogans or other designs. In addition, improvements in technology have made screen printing and embroidery equipment less expensive and more sophisticated. The Company acquired Clinton, which distributes screen printing equipment and supplies, in February 1996 and Macpherson, which principally distributes embroidery equipment and supplies, in January 1997 upon consummation of sale of the Old Notes in order to take advantage of the growing demand for such equipment and of the ability to market these complimentary product lines to the same end-user group.

    The market of apparel manufacturers in the Western Hemisphere has expanded during the 1990s due to the shifting production of apparel products sold in the United States from the Far East to Mexico and the rest of Latin America. According to the U. S. Department of Commerce, in 1990 Asia accounted for 75.3% of U.S. imports of apparel, while Mexico and the CBI countries accounted for 11.2%. By 1995, Asia's share had dropped to 62.7% of U.S. imports, while Mexico and the CBI countries increased to 23.1%. The trend towards increasing apparel imports to the United States from Mexico is expected to accelerate with the implementation of NAFTA. In addition, the Company anticipates that apparel manufacturers from around the world who sell their products to the United States will increase apparel production in Mexico, the CBI countries and the rest of Latin America due to the improved political and economic climate of many of such countries and the quick and relatively inexpensive access to the U.S. market from such region. The Company believes it is well positioned to capitalize on the shift in apparel production to the southern portion of the Western Hemisphere due to its broad product line, its existing distribution centers located nearby and its prior relationships with many of the manufacturers that are establishing production facilities south of the United States. For example, the Company is a supplier to one of its major customers, Fruit of the Loom, at its new Mexican manufacturing facility that began operations in 1996.

    The following data compiled by the U.S. Department of Commerce demonstrates the growth in apparel production by manufacturers located in the United States and the growth in imports of apparel in the recent past:

                                                             VALUE OF        VALUE OF U.S.
                                                           SHIPMENTS OF        IMPORTS OF
                                                               U.S.             APPAREL
                                                         APPAREL PRODUCTS     PRODUCTS(1)
                                                         ----------------  ------------------
                                                                (DOLLARS IN MILLIONS)
1980...................................................     $   45,782
1981...................................................         49,823
1982...................................................         53,388
1983...................................................         55,375
1984...................................................         57,578
1985...................................................         56,993
1986...................................................         57,919
1987...................................................         64,243
1988...................................................         65,032
1989...................................................         63,399         $   25,372
1990...................................................         64,414             26,602
1991...................................................         65,345             27,230
1992...................................................         71,546             32,462
1993...................................................         74,010             35,278
1994...................................................         76,898             38,343
1995...................................................         77,800             40,998

------------------------

(1) Imports are restricted to goods imported for consumption and are on a customs value basis. Information for periods prior to 1989 was not available.

COMPETITIVE STRENGTHS

    The Company believes that it has a strong competitive position attributable to a number of factors, including the following:

    - MARKET LEADERSHIP. The Company believes that it is the largest independent distributor of replacement parts, supplies and specialized equipment for the apparel and other sewn products industry in North America. As a result, the Company has significant purchasing power and can realize economies of scale in marketing, distribution and administration. The Company estimates that each of its principal operating units is among the leaders in its respective market.

    - STRONG BRAND NAME RECOGNITION. The Willcox & Gibbs brand name has been well known in the apparel industry since the Company's predecessor began operations in the mid-1800s as an apparel equipment manufacturer. Since that time, the Company's Sunbrand and Unity divisions have developed and maintained well-recognized brand names in replacement parts distribution through a long history of comprehensive and high quality product lines and an emphasis on customer service.

    - BROAD LINES OF QUALITY PRODUCTS. The Company believes that it markets the broadest line of quality replacement parts, supplies and specialized equipment to manufacturers of apparel and other sewn products in North America. For example, the Company's Sunbrand division markets over 180,000 items, while the Company believes that its closest competitor offers approximately 40,000 items. As a result of its broad product offering, the Company believes that it provides its customers with "one-stop shopping" for their replacement parts, supplies and specialized equipment requirements.

    - HIGH LEVEL OF CUSTOMER SERVICE. The Company provides its customers with a comprehensive selection of products, a high degree of product availability, convenient ordering systems and fast order response time. The Company's strategically placed distribution facilities and efficient inventory management systems enable it to achieve high order fill rates for replacement parts and supplies (in excess of 95% of orders are shipped within 24 hours), timeliness of delivery and wide geographic coverage. The Company utilizes a real-time computer inventory management system in its sewn products replacement parts and supplies businesses that enables it to search all inventory locations in North America for product availability. In addition, the Company maintains EDI systems that link the Company to selected customers, such as Levi Strauss and Fieldcrest Cannon. The Company fills substantially all of its orders of parts and supplies by customers in the United States through next-day delivery, which is important to assist customers in minimizing operator downtime.

    - STRONG RELATIONSHIPS WITH SUPPLIERS. The Company has developed strong relationships with many of its suppliers, with some dating back over 30 years. The Company maintains exclusive U.S. distribution rights for genuine replacement parts for Pfaff (since 1958) and Pegasus (since 1966), two major sewing equipment suppliers to the U.S. apparel and other sewn products industry, as well as exclusive distribution rights in certain territories for M&R, a major manufacturer of screen printing equipment for the apparel industry in the United States and Barudan, a major manufacturer of embroidery equipment for the worldwide apparel industry.

    - DIVERSIFIED BASE OF CUSTOMERS. During 1996, the Company sold products to over 15,000 apparel and sewn products manufacturers and dealers of replacement parts and supplies, with no single customer representing more than 5.2% of net sales. The Company has enjoyed long-term relationships with a number of its major customers, including Levi Strauss, Fruit of the Loom, Fieldcrest Cannon, Russell Athletic and VF Corporation.

    - EXPERIENCED MANAGEMENT TEAM. The Company's officers have an average of 16 years of experience with the Company and the Company's Predecessor and an average of 19 years of industry experience. The Company retained substantially all of the senior management of the businesses acquired in the Management Buyout in July 1994, of Clinton in connection with its acquisition by the Company in February 1996 and of Macpherson following consummation of the Macpherson Acquisition in January 1997. The Company's senior management and employees collectively owned, as of March 31, 1997, on a fully diluted basis 63.1% of the Company's outstanding common stock.

BUSINESS STRATEGY

    The Company's strategy is to enhance its position as a leading distributor of replacement parts, supplies and specialized equipment to the apparel and other sewn products industry. In order to achieve this objective, the Company has developed a business plan that consists of the following key elements:

    - MAINTAIN LEADING MARKET POSITION. The Company believes that it is the leading independent distributor in North America of replacement parts, supplies and specialized equipment to the apparel and other sewn products industry. The Company believes that such leadership is based primarily on the Company's long history of operations, broad line of products and excellent customer service. The Company intends to enhance its market leadership by maintaining and expanding its relationships with suppliers and customers.

    - EXPAND PRODUCT LINES. The Company intends to add lines of replacement parts, supplies and specialized equipment that can be efficiently marketed through its existing distribution system. Such additions are intended to strengthen the Company's position as a "one-stop shop" without significant incremental expenses related to selling, marketing, distribution and administration.

    - INCREASE PENETRATION OF EMERGING MARKETS. The Company believes that it is well positioned to increase sales by targeting growth opportunities in emerging markets such as Mexico, the CBI countries and the rest of Latin America. The Company expects that its comprehensive line of replacement parts, supplies and specialized equipment and substantial experience in serving the apparel and other sewn products industry will provide a competitive advantage over smaller, local competitors in these regions. The Company intends to expand its presence in these areas in 1997 by opening a new sales office in Colombia.

    - PURSUE SELECTED ACQUISITIONS. Since the Management Buyout in July 1994, the Company has pursued a plan of expanding its product offerings through strategic acquisitions. In February 1996, it acquired Clinton, a leading distributor of screen printing equipment and supplies, in November 1996, it acquired Mitchell, a manufacturer of abrasive cords and tapes used principally by apparel manufacturers, and in January 1997 it acquired Macpherson, a leading distributor of embroidery equipment and supplies. The Company intends to pursue other strategic acquisitions to expand its product lines and to enter into new geographic markets.

SUNBRAND

    Sunbrand, which has been operating for over 40 years, believes it is the largest distributor in North America of replacement parts, supplies and specialized equipment to manufacturers of apparel and other sewn products. Sunbrand's products are purchased from many of the leading manufacturers of equipment for the apparel and sewn products industry. The Company believes that Sunbrand's breadth of product selection makes it the apparel industry's leading one-stop shop for replacement parts and supplies. On a pro forma basis assuming the Clinton Acquisition, the Mitchell Acquisition and the Macpherson Acquisition were consummated on January 1, 1996, Sunbrand's net sales would have accounted for approximately 32.7% of the Company's 1996 consolidated net sales.

    PRODUCTS. Sunbrand carries one of the most extensive lines of replacement parts and supplies for the apparel and other sewn products industry in North America. Its product line includes a full range of replacement parts for sewing machines, spreading and cutting equipment, finishing equipment, and general supplies. Sunbrand also offers a broad base of manufacturing equipment, distribution systems, information systems and management services. Sunbrand offers over 180,000 items, while the Company believes that its closest competitor offers approximately 40,000 items. The Company believes that Sunbrand's broad product line gives it the advantage of being the apparel industry's leading one-stop shop for replacement parts and supplies.

    SUPPLIERS. Sunbrand purchases products from 1,200 different vendors, including many of the leading manufacturers of equipment for the apparel and sewn products industry. In addition, Sunbrand is the exclusive distributor of Pfaff and Pegasus genuine replacement parts in the United States. Sunbrand's five largest suppliers (other than Unity) accounted for 39.6% of its total purchases in 1996, and Pfaff and Pegasus accounted for approximately 11.0% and 13.9%, respectively, of Sunbrand's purchases for such year. Sunbrand obtains all of its generic sewing parts and supplies from Unity.

    Pfaff, a German company, is a major manufacturer of industrial sewing equipment for the apparel industry and, in 1995, the Company believes Pfaff had an estimated 8.0% share of the U.S. "lock-stitch" industrial sewing machine market. Pegasus is a significant Japanese manufacturer of industrial sewing equipment, and, in 1995, the Company estimates that Pegasus had a 30.0% share of the U.S. "chain-stitch" industrial sewing machine market. The Company (including its predecessor) has been the exclusive distributor in the United States of Pfaff genuine parts since 1958 and of Pegasus genuine parts since 1966.

    Under the Company's distributor agreements with Pfaff and Pegasus, the Company is the exclusive United States distributor of Pfaff and Pegasus genuine parts through 1998, which exclusive arrangements automatically renew for successive two year periods unless notice of termination is given at least one year prior to December 31, 1998 or the end of any successive two year period of exclusivity. In order to maintain the exclusivity of the Pfaff and Pegasus distribution agreements, the Company must meet certain performance targets. Historically the Company has generally satisfied these requirements, although in certain prior years they were not satisfied and Pfaff and Pegasus waived such shortfalls. Although the Company believes that its relationships with Pfaff and Pegasus have been good, there can be no assurance that the Pfaff or Pegasus distribution agreement will be extended beyond its current term or that the Company will continue to be the distributor for Pfaff or Pegasus parts. No assurance can be given that the failure to extend either the Pfaff or Pegasus distribution agreement or the loss by the Company of its supplier relationship with Pfaff or Pegasus would not have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors--Dependence on Suppliers."

    SALES AND DISTRIBUTION. Sunbrand has its headquarters and principal warehouse facility in Atlanta, Georgia. In addition, Sunbrand maintains six strategically located branches that serve as regional sales offices and distribution points: Fall River, Massachusetts; Miami, Florida; El Paso, Texas; Mexico City and Gomez Palacio/Torreon, Mexico; and Santo Domingo, Dominican Republic. All of its branches are connected by a sophisticated computer ordering system that allows real-time ordering and rapid inventory replenishment. The Atlanta warehouse provides over 180,000 different items, and the branches stock the parts ordered most frequently in their particular regions. The typical branch carries approximately 3,500 items.

    Sunbrand is well known for its 1,600 page catalog, which serves as a reference source for the apparel industry due to the breadth of Sunbrand's product lines. This catalog, which is published about every three years, is a valuable marketing tool that is used by many existing and potential buyers of parts and supplies.

    Sunbrand's customers are offered five convenient methods of placing orders:
(i) through the main Atlanta distribution center via a toll-free number printed at the bottom of each page of Sunbrand's catalog; (ii) through customer service representatives in the branch closest to them; (iii) through an on-line ordering system installed at the customer's location linked to Sunbrand's mainframe computer; (iv) through electronic data interchange; and (v) via facsimile.

    As of December 31, 1996, Sunbrand maintained a staff of 25 customer service representatives, 13 of whom were located in Atlanta. Upon receipt of an order, customer service relays it either to the Atlanta warehouse or the closest branch via on-line computer, where the item is packed, shipped, and automatically re-ordered for inventory. During 1996, over 95% of Sunbrand's orders were shipped within 24 hours. Most packages are shipped via U.P.S. overnight and received by customers the following day.

    In addition, Sunbrand maintains three groups of specialized personnel to serve its customers: field sales representatives, product specialists and service technicians. Field sales representatives, who numbered 40 at December 31, 1996, are based in Atlanta and each of Sunbrand's branch offices. Each field sales representative is responsible for expanding existing customer relationships and developing new customers in his or her assigned territory. Sunbrand's product specialists, who totalled 23 as of December 31, 1996, are required to maintain thorough technical knowledge about their assigned products. Product specialists are available to respond to inquiries regarding the Company's products and often accompany field representatives on customer calls. They also monitor product lines for profitability. Sunbrand's technical specialists repair, install, and train plant maintenance staffs in the operation and maintenance of parts and equipment. The staff of technical specialists totalled 16 at December 31, 1996.

    CUSTOMERS. Sunbrand serviced over 11,400 customers in 1996, the largest of which accounted for 6.1% of Sunbrand's 1996 net sales. Sunbrand's top ten customers, which included Levi Strauss, Fruit of the Loom, Fieldcrest Cannon, Russell Athletic and VF Corporation, represented 20.1% of Sunbrand's net sales in 1996. Sunbrand's top fifteen customers have all been Sunbrand customers for more than 15 years.

    Historically, a majority of Sunbrand's sales have been to customers in the United States, although sales to customers in Latin America have increased significantly in recent years. Approximately 10% of Sunbrand's net sales in 1990 were to Latin America, which increased to 23.8% in 1996. The balance of Sunbrand's sales were to customers in the United States and Canada. Mexico was the principal location of Sunbrand's customers outside of the United States in 1996, comprising 12.6% of Sunbrand's net sales, followed by the CBI countries and other South American countries. The Company may continue to follow important customers from the U.S. as they pursue opportunities in the CBI and other South American countries.

    COMPETITION. While there is strong competition throughout the markets served by Sunbrand, Sunbrand believes that it is the largest distributor in North America of replacement parts and supplies to manufacturers of apparel and other sewn products. Most of Sunbrand's competitors are small, regional distributors. In addition, there are three national competitors to Sunbrand, some of which may have greater financial resources than the Company. Competition is principally based on product availability, price and speed of delivery.

UNITY

    Unity, founded over 50 years ago in New York City, is a leading wholesale distributor to dealers in North America of replacement parts and supplies for use in the apparel and sewn products industry. Unity does not sell directly to manufacturers or other end-users. On a pro forma basis assuming the Clinton Acquisition, the Mitchell Acquisition and the Macpherson Acquisition were consummated on January 1, 1996, Unity's net sales would have accounted for approximately 5.9% of the Company's 1996 consolidated net sales.

    PRODUCTS. Unity's product line includes genuine and generic replacement parts, needles, motors, tables, stands, cleaning guns and sewing lights. Unity offers over 70,000 items. Since Unity's customers (other than Sunbrand) are dealers who typically resell to medium-sized and smaller apparel manufacturers, Unity's sales have generally been substantially comprised of more economical generic replacement parts rather than genuine parts. In each of the past three years, generic parts have accounted for over 92% of Unity's net sales.

    SUPPLIERS. Unity purchases the majority of its products from the Far East and Germany. Japanese and German generic parts are generally regarded as the highest quality. Taiwanese products have a lesser reputation but are lower priced, and Unity purchases many commodity items from Taiwan in order to meet customers' low cost needs. In 1996, approximately 41% of Unity's purchases came from Japan, 9% from Germany and 13% from Taiwan. United States purchases accounted for approximately 23% of the total in 1996, and the balance of its purchases came from Sunbrand.

    Unity purchases generic parts from hundreds of small manufacturers, principally through trading houses or similar arrangements. Many parts made in Japan and Taiwan are available to Unity's competitors through similar arrangements. However, Unity has exclusive arrangements with some manufacturers that give it either sole distribution rights or shared rights with a limited number of other wholesalers.

    Unity's largest supplier is Sogawa, located in Osaka, Japan. The primary products purchased by Unity from Sogawa are hooks used for sewing equipment, principally Hirose hooks. In 1996, Hirose hooks comprised approximately 19.9% of Unity's total sales, and Sogawa products accounted for approximately 34.3% of Unity's purchases.

    SALES AND DISTRIBUTION. Unity operates warehouses in Carteret, New Jersey; Los Angeles, California; and Miami, Florida. The Carteret warehouse serves the eastern and midwestern United States, from Massachusetts to Georgia, and as far west as Dallas. The Los Angeles facility serves the western United States and as far east as Denver. The Miami facility principally serves the Latin American trade. The Miami office initially collected orders that were filled from the Company's principal warehouse. Due to a rapid increase in orders, Unity opened a full stocking warehouse in Miami in April 1993. During 1996, the Miami warehouse filled approximately 85% of the orders taken by the office, and Unity plans to expand the Miami product line to improve same-day delivery capability.

    Unity utilizes a sophisticated inventory tracking computer system that closely analyzes inventory turnover for each replacement part. This system enables Unity to minimize inventory levels, yet maintain a very high service level.

    Unity markets its products through its extensive 700 page catalog, which is a leading source of information for dealers of replacement parts and supplies. In addition, Unity currently employs two full-time traveling salesmen who visit regularly with dealers and eight customer service representatives who regularly visit with large accounts to assist in service, delivery and new product needs. Most of Unity's orders are booked via telephone or facsimile due to the time sensitivity of the typical customer's needs. Both New York and California have nationwide 800 telephone service, and the Miami office offers 800 telephone service throughout Latin America.

    Approximately half of all of Unity's shipped orders are sent directly to the end-user, with dealers receiving, and subsequently redistributing, the other half. Whenever Unity delivers a product directly to an end-user, the dealer's label is placed on the package. U.P.S. ground deliveries represent approximately 80% of Unity's total deliveries, with overnight service comprising the remaining 20%. In order to reduce delivery time to customers, Unity often direct drop ships to end-users, thus bypassing inventory and shipping, and reducing the cost to Unity.

    CUSTOMERS. Unity sells to a network of over 1,000 independently owned and operated dealers, none of which accounted for more than 2.0% of Unity's net sales in 1996. Historically, a majority of Unity's sales have been to customers in the United States, although sales to customers in Latin America have increased significantly in recent years. Approximately 14% of Unity's sales in 1990 were to Latin America, which increased to 25.2% in 1996. The balance of Unity's sales were to customers in the United States and Canada. To increase the Company's participation in the Latin American markets, Unity plans to open a new warehouse in Colombia, and similar plans in two other South American countries are under negotiation.

    COMPETITION. Unity's business is highly competitive. There are four other significant wholesalers that supply dealers with apparel parts and supplies, none of which has more than two warehouses, as compared to Unity's three distribution centers. In addition, there are numerous smaller, regional competitors, and in some instances dealers bypass wholesalers and buy directly from manufacturers or trading companies when purchasing a significant quantity of parts or supplies or if it is otherwise cost effective. Competition is principally based on product availability, price and speed of delivery.

W&G, LTD.

    W&G, Ltd., a United Kingdom corporation organized in 1908, is a leading distributor of generic and genuine replacement parts, supplies and specialized equipment to apparel manufacturers and dealers in the United Kingdom and Europe. The Company believes that the breadth of W&G, Ltd.'s inventory and its attainment of certain quality control standards make it a leading one-stop provider for apparel manufacturers and dealers in the United Kingdom and Europe. On a pro forma basis assuming the Clinton Acquisition, the Mitchell Acquisition and the Macpherson Acquisition were consummated January 1, 1996, W&G, Ltd.'s net sales would have accounted for approximately 4.0% of the Company's 1996 consolidated net sales.

    PRODUCTS. W&G, Ltd. maintains an inventory of over 35,000 items, the majority of which are generic parts for sewing machines from virtually every manufacturer in the industry. In addition to generic machine parts, W&G, Ltd. sells two needle lines, sewing equipment, cutting equipment and pressing equipment.

    W&G, Ltd. purchases a majority of its products from the Far East and Germany, and also purchases a considerable amount of its products from Sunbrand and Unity. W&G, Ltd. has long standing non-exclusive relationships with its primary suppliers.

    SALES AND DISTRIBUTION. W&G, Ltd. sells the majority of its products directly to apparel manufacturers through its ten sales representatives. In addition, W&G, Ltd. currently employs three representatives to service its wholesale dealer business.

    W&G, Ltd.'s central warehouse in Braintree, Essex is located close to major highways, railways to London and Stanstead Airport. In addition to the Braintree warehouse, two additional stocking facilities are located in Nottingham and Leicester. To meet customers' time requirements, W&G, Ltd. often uses Royal Mail and Parcelforce for next day delivery anywhere in the U.K. Less urgent shipments are sent via regular mail.

    CUSTOMERS. W&G, Ltd. has been servicing its top ten customers for an average of 16 years. During 1996, approximately 60% of sales were direct to manufacturers, with the balance generated through dealer accounts. None of W&G, Ltd.'s customers accounted for more than 9.7% of its 1996 net sales.

    COMPETITION. W&G, Ltd.'s business is highly competitive. There are a number of smaller, local competitors, as well as one major national U.K. competitor comparable in size to W&G, Ltd. Competition is principally based on product availability, price and speed of delivery.

CLINTON

    Clinton, founded by its current management in 1985 and acquired by the Company in February 1996, is a distributor of screen printing equipment and supplies for the apparel industry. See "The Company-- The Clinton Acquisition." Screen printing is the process by which designs are applied to fabric or other material using patterned screens. The Company acquired Clinton pursuant to its business strategy of expanding the product lines it is able to offer through its existing distribution network. On a pro forma basis, assuming that the Clinton Acquisition, the Mitchell Acquisition and the Macpherson Acquisition were consummated on January 1, 1996, Clinton would have accounted for approximately 17.2% of the Company's 1996 consolidated net sales (including Mitchell, which would have accounted for approximately 0.5% of such net sales).

    PRODUCTS. Clinton sells and services a complete line of automatic and manual screen printers, gas and electric dryers and other accessory equipment for the screen printing industry. Clinton also offers a comprehensive line of textile screen printing supplies, including inks, chemicals, emulsions, screen frames, screen mesh and other accessory items.

    The majority of Clinton's products are used to produce designs on men's, women's and children's T-shirts and sweatshirts and other apparel items. Other significant applications include home furnishings, towels, hats, industrial fabrics and other non-apparel promotional articles made from fabric materials. Clinton also sells a complete line of equipment to graphics customers primarily for promotional signs and posters.

    Clinton distributes the M&R line of screen printing equipment and dryers. M&R is a major United States manufacturer of screen printing equipment. Pursuant to two distribution agreements between Clinton and M&R, Clinton has certain distribution rights for M&R's screen printing equipment. With respect to M&R's textile equipment, Clinton has exclusive rights to distribute such equipment in five southeastern states of the United States and in Latin America, Europe, Africa, the Middle East, Asia and Australia (the "Worldwide Territory"). Clinton has nonexclusive rights to distribute M&R's textile equipment in Mississippi and Kentucky. With respect to M&R's graphics equipment, Clinton has nonexclusive rights to distribute such equipment in seven southeastern states of the U.S. and the Worldwide Territory. The M&R agreement governing U.S. territories expires on December 31, 1998 and continues from year to year thereafter, although it may be terminated at any year end if written notice is given to the other party on or before July 1 of such year. The M&R agreement governing international territory expired on December 31, 1996 but continues from year to year thereafter, although it may be terminated by either party at any year end if written notice is given to the other party on or before September 1 of such year. M&R products comprised 51.2% of Clinton's total purchases in 1996. No other vendor accounted for more than 18.0% of Clinton's purchases in 1996.

    SALES AND DISTRIBUTION. Clinton's marketing strategy has been to align itself with single manufacturers of major screen printing products, which has allowed Clinton to secure agreements with leading manufacturers of certain products. The Company believes that these affiliations have created competitive advantages for Clinton, including closer working relationships, increased buying power, opportunities for special terms and prices, increased stocking levels (which significantly reduces backorders) and enhanced product knowledge by Clinton personnel.

    Clinton believes that it is one of the few companies within the screen printing industry to carry an extensive inventory of both equipment and supplies. This has enabled Clinton to serve as a "one-stop source" for customers, providing them with the convenience of dealing with a single supplier for all of their screen printing needs. By purchasing an extensive inventory of equipment and supplies through single sources, Clinton is able to stock a more targeted inventory, as well as allowing for quicker delivery.

    Clinton direct sells to its customers with experienced sales representatives supported by telemarketing, direct marketing materials and a monthly newsletter. Clinton has a complete working showroom for sales demonstrations, customer seminars and personnel training. Customer classes are given monthly in both English and Spanish.

    Clinton has its headquarters in Miami Lakes, Florida with distribution warehouses in Miami Lakes, Florida; Charlotte, North Carolina; Los Angeles, California; Mexico City, Mexico; and Braintree, United Kingdom. Clinton markets its products in the United States and Latin America through a sales force currently numbering 17 backed up by a telemarketing department. In addition, approximately eight distributors are currently used in Latin America. Outside of the Western Hemisphere, sales are made primarily by approximately 40 distributors located throughout the world.

    CUSTOMERS. Clinton sells its products to over 1,000 customers in the screen printing industry, primarily apparel manufacturers and contract apparel printers. These customers are located principally in the southeastern United States, but also in Latin America, Europe, Asia, Africa and the Far East. Clinton's largest customer accounted or approximately 3.5% of Clinton's 1996 net sales, and Clinton's top ten customers accounted for approximately 22.2% of 1996 net sales.

    COMPETITION. M&R's screen printing equipment has captured a major share of the U.S. market over the past several years, and Clinton estimates that M&R had approximately 70% of the U.S. market for such equipment in 1996. Competition with respect to Clinton's other products is strong, mainly from a variety of distributors of general printing equipment and supplies.

MACPHERSON

    Macpherson, founded in 1976, is principally engaged in the distribution throughout the United States and Canada of embroidery equipment used in the apparel industry. Such embroidery equipment is used to create designs on apparel and other products utilizing one or more needle heads and thread. Embroidery can add value to a finished product with little incremental expense, and technological developments in recent years have improved equipment capabilities and lowered capital costs.

    The Company acquired Macpherson in January 1997 using a portion of the net proceeds from the sale of the Old Notes. On a pro forma basis, assuming that the Clinton Acquisition, the Mitchell Acquisition and the Macpherson Acquisition were consummated on January 1, 1996, Macpherson would have accounted for approximately 36.7% of the Company's 1996 consolidated net sales. The Company believes that Macpherson's products can be effectively marketed through the Company's existing sales channels without significant added costs. In addition, the Company believes that the products distributed by Clinton and Macpherson are complementary and can be targeted for sale to the same end-user group.

    PRODUCTS. Macpherson provides a complete line of technologically advanced embroidery equipment for the apparel industry, as well as customer service, support and training, and a comprehensive line of embroidery supplies and accessories. Macpherson's principal supplier of embroidery machines is Barudan, a Japanese manufacturer.

    Embroidery machines may contain single or multiple sewing heads. Each sewing head consists of a group of needles that are fed by spools of thread attached to the equipment. The needles operate in conjunction with each other to embroider the thread into the cloth or other surface in such configuration as to produce the intended design. Thread flowing to each needle can be of the same or varying color. Each head creates a design, and heads operating at the same time create the same size and shape designs. Thus, a 30 head machine with all heads operating simultaneously can create an identical-design on thirty surfaces. The design and production capabilities are enhanced through the integration of computers and specialized software applications.

    Growth in Macpherson's sales of singlehead and multihead machines continues to be driven by technological advances in the machines and related computer software. These advances have reduced customers' embroidery production costs and created new embroidery applications and markets. Macpherson collaborates with its suppliers in connection with their development of new embroidery equipment and develops application software to enhance the efficiency of producing embroidered designs.

    Barudan is one of the world's major manufacturers of embroidery machines. Under the distribution agreement among Macpherson, Barudan and certain of their affiliates, Macpherson is the exclusive distributor of new Barudan embroidery equipment in the United States and Canada until December 31, 2003. The Barudan Agreement automatically renews for a period of five years unless either party terminates such agreement on not less than 30 days notice. Purchases of Barudan products accounted for 78.0% of Macpherson's 1996 total purchases. No other product accounted for more than 5.3% of Macpherson's 1996 purchases.

    SALES AND DISTRIBUTION. Macpherson has been selling embroidery equipment in the United States and Canada since 1976, and believes that it is one of the major distributors of Barudan equipment in the world. Macpherson is headquartered in Greensboro, North Carolina, and has seven additional sales offices located throughout the United States and in Canada. Each location has showrooms for the demonstration of equipment and embroidery techniques.

    Macpherson markets its products through 13 sales representatives and four dealers. In addition, the sales force is supported by 37 technical representatives who travel throughout the sales territory to train, instruct and offer technical assistance to Macpherson's customer base. Macpherson also maintains eight technicians at its Greensboro, North Carolina, and Costa Mesa, California, facilities to offer telephone support to customers in technical applications.

    Macpherson provides a full training facility located in Greensboro, North Carolina, which conducts technical and application training courses throughout the year. In addition, a series of regional training sessions are conducted throughout the year at various trade shows, sales offices, and customer locations.

    CUSTOMERS. The products sold by Macpherson are used primarily by contract embroiderers, manufacturers of apparel and fashion accessories, retail stores and embroidery entrepreneurs serving specialized niche markets. Macpherson's customers include Champion Products, Liberty Embroidery, Antiqua, Russell Athletic, Things Remembered and other major apparel manufacturers. Macpherson's largest customer accounted for approximately 4.9% of Macpherson's 1996 net sales, and its top ten customers accounted for approximately 19.9% of its 1996 net sales.

    COMPETITION. Macpherson competes with Hirsch International Corp., a distributor of Tajima singlehead and multihead embroidery machines. The Company believes that sales of Tajima machines comprised approximately 55.0% of the U.S. market in 1996, compared to approximately 40.0% for Barudan. Macpherson also competes with a number of smaller distributors of competitive embroidery machines and with original equipment manufacturers, such as Melco Industries, which distribute products directly into Macpherson's markets. Macpherson believes it competes on the basis of the quality of the embroidery equipment it distributes, as well as its knowledge, experience and customer service. Macpherson's customers are subject to competition from importers of embroidered products, which could effect Macpherson's operations.

THE LEASING COMPANY

    In connection with the Macpherson Acquisition, the Company acquired the Leasing Company, a leasing company affiliate of Macpherson, for approximately $0.5 million, payable over three years, plus interest at 6.0% per annum. The Leasing Company commenced operations in March 1996. The Company intends to utilize the Leasing Company to offer flexible lease financing to its customers to support the Company's sales of equipment.

    The Leasing Company intends to sell a portion of its leases to financial institutions on a non-recourse basis. The selling price of the leases to financial institutions is expected to equal the sales price of the equipment leased, plus a portion of the finance charges paid by the lessee. In addition, at the end of the lease term, the residual value of the equipment will either revert to the Leasing Company or the Leasing Company will sell the equipment to the lessee at terms agreed upon in the original lease agreement. Each lease will generally have a term of 3-5 years.

    The Leasing Company will retain a majority of its leases. The Company intends to make an equity investment in the Leasing Company of approximately $3.5 million in 1997, and the Leasing Company is expected to arrange for additional borrowings to finance its operations.

    Prior to its acquisition by the Company, substantially all of the assets and liabilities of the Leasing Company were removed. Accordingly, the principal benefit of the acquisition was the existing organization of the Leasing Company.

    The Leasing Company will be an Unrestricted Subsidiary for purposes of the Indenture and, therefore, will not be subject to the covenants contained in the Indenture. See "Description of Senior Notes."

LEADTEC

    Leadtec, founded by its current chief executive officer in 1978 and acquired by the Company's Predecessor in 1985, develops, distributes and supports computer software and specialized hardware for sewn products manufacturers. On a pro forma basis assuming the Clinton Acquisition, the Mitchell Acquisition and the Macpherson Acquisition were consummated January 1, 1996, Leadtec's net sales would have accounted for approximately 3.5% of the Company's 1996 consolidated net sales.

    PRODUCTS. Leadtec's primary product is "Satelite Plus", which is a production planning and control system designed to allow apparel factory operators to monitor production progress and efficiency. The manufacture of sewn products has unique characteristics like piecework incentives, products defined by style/color/size and highly engineered labor operations which render generic manufacturing software unable to deliver satisfactory solutions for the control and management of production. Leadtec's Satelite Plus-Registered Trademark-system is specifically designed for the sewn product manufacturing process.

    Satelite Plus is available in both "batch" and "real-time" formats. Under the batch product, production operators clip bar-coded coupons to capture data for each bundle or lot they produce. At the end of the day, or possibly at predetermined intervals during the day, coupons are submitted in "batch" for data input. This data is then processed by the Satelite Plus system to calculate pay and generate reports for management.

    The real-time Satelite Plus product is a computerized system that captures production events as they occur and provides corresponding up-to-the-minute information to management. When the real- time system is installed at a factory, production workers have Satelite Plus proprietary terminals at their workstations that communicate with the computer system. Operator terminals are multilingual, and are capable of communicating in English, Spanish and other languages. The operators use these terminals to report for work, start bundles, report difficulties, and pace themselves for improved performance. The regular input of data by operators during the work shift and the processing of that data by Satelite Plus enables management to monitor the productivity of the factory on a real-time basis. In addition, Satelite Plus can simulate the factory's performance after giving effect to changes under consideration by management. For example, the system predicts production on each job, recommends transfers, and projects the effects of each transfer on excess costs and daily production.

    The Satelite Plus real-time system is a complete package of hardware, software, installation and training support. The main processing computer is an IBM AS/400 with display stations for plant managers, supervisors, engineers, production planners and office/support staff. Production employees have individual Satelite Plus terminals with barcode slot readers and displays for two-way communication with the system. The Network Manager consists of an IBM compatible PC and specialized communications hardware to complete the link between the AS/400 and the operator terminals.

    SALES AND DISTRIBUTION. Leadtec, through Satelite Plus, believes it has the world's largest installed base of batch and real-time apparel production control systems, with 200 installed systems and 44,300 user terminals as of December 31, 1996. To capitalize on its product recognition and the growth of off-shore apparel production, Leadtec established distribution arrangements in Australia in 1990, added its multi-lingual capabilities in 1991 and is presently enhancing its systems for sale in Latin America.

    Sales of Satelite Plus factory installations typically require long lead-times to develop, given the significant capital expenditure and management resource commitment required. Leadtec's products are sold by a three-person direct sales force based in Atlanta, as well as by Sunbrand sales representatives who generate sales opportunities for Leadtec. Typically, customers commit to implement Satellite Plus in one plant on a trial basis. If the trial is successful, the customer then rolls-out the product on a plant by plant basis to the remainder of its manufacturing facilities. Accordingly, Leadtec's sales may vary significantly from year to year, as an installation of numerous plants for a single large customer can have a major impact on sales volume in any single year.

    SUPPORT AND DEVELOPMENT. Leadtec provides installation and training support on-site at the customer's facility. Leadtec also provides software and proprietary hardware maintenance services on a contract or time and material fee basis. Support is offered to its real-time customers 24 hours per day, 7 days per week. Virtually all software support after the installation and training period is provided over the telephone by voice and/or data linkages. Approximately once each year, Leadtec distributes software updates to Satelite Plus customers who have an annual software maintenance contract. Support of proprietary hardware is provided on a time and material or annual contract basis using Leadtec's repair center in California or vendors located in Los Angeles and in Europe. Leadtec also provides software development services to customers who require added features or customize software modules. Most software development is provided on a time and material fee basis.

    CUSTOMERS. Leadtec's customers include Levi Strauss, Fruit of the Loom, Lee Apparel, Van Heusen and Healthtex.

    COMPETITION. Leadtec is not aware of any system similar to Satelite Plus' real-time system. However, its real-time system competes with traditional batch systems. There are numerous competitors with respect to the batch system. Competition is usually based on price, functionality and support.

PROPERTIES

    The Company leases all of its office and warehouse properties at its various locations, except for the facilities owned by W&G, Ltd. in Braintree, England. The Company's headquarters are located in approximately 33,000 square feet of space in Carteret, New Jersey under a lease expiring in 2005, which also serves as the headquarters and principal warehouse for Unity. Sunbrand's Atlanta offices and warehouse occupy approximately 88,000 square feet under a lease expiring in 2001. Clinton operates its headquarters, showroom and warehouse and shipping facilities out of approximately 40,000 square feet located in Miami Lakes, Florida under a lease expiring in 1998. The Company's other operations are located in smaller leased spaces. The Company believes that, if necessary, it would be able to lease adequate replacement space without material additional expense.

EMPLOYEES

    As of December 31, 1996, the Company employed 433 full time employees, including 5 by WG Apparel, 237 by Sunbrand, 60 by Unity, 38 by W&G, Ltd., 71 by Clinton and 22 by Leadtec. The Company's employees are not represented by any labor union. As a result of the Macpherson Acquisition, approximately 141 employees joined the Company's workforce effective January 3, 1997, none of whom is represented by a union. The Company considers its employee relations to be good.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

    The following table sets forth certain information regarding the Company's executive officers and directors. Ages are as of January 31, 1997.

              NAME                     AGE                           POSITION(S)
---------------------------------      ---      -----------------------------------------------------

John K. Ziegler(1)...............          59   Chairman of the Board, Chief Executive Officer and
                                                Director

Maxwell L. Tripp.................          57   President, Chief Operating Officer and Director

John K. Ziegler, Jr. ............          29   Chief Financial Officer

Jack Klasky......................          53   Vice President, President of Leadtec and Director

Alan B. Lee......................          49   Vice President, President of Unity and Director

Marc Glazer......................          35   Director

Richard J. Mackey(1).............          65   Director and Consultant to the Company

Mary-Anne Kieran.................          37   Secretary

Sidney B. Becker(2)..............          86   Director

Christopher W. Roser(2)..........          38   Director

Frank E. Walsh, III(1)(2)........          30   Director

------------------------

(1) Member of the Compensation and Stock Incentive Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

    JOHN K. ZIEGLER. Mr. Ziegler has been Chairman, Chief Executive Officer and a Director of the Company since its incorporation in 1994. From 1987 to 1994, he served as Chairman and Chief Executive Officer of the Company's Predecessor. Mr. Ziegler joined the Company's Predecessor in 1966 as the Controller and Treasurer. During his 28 year tenure with the Company's Predecessor, Mr. Ziegler held the positions of Controller, Treasurer, Executive Vice President, Chief Operating Officer, President and Director. Prior to joining the Company's Predecessor, he worked for six years with Coopers & Lybrand. Mr. Ziegler is a certified public accountant and received a Bachelor of Arts degree from Lafayette College and a Master of Business Administration from New York University's Stern School of Business. Mr. Ziegler is on the Board of Directors of Worldtex, Inc. ("Worldtex"), a manufacturer of covered elastic yarn that is listed on the New York Stock Exchange.

    MAXWELL L. TRIPP. Mr. Tripp has been President, Chief Operating Officer and a Director of the Company since January 1, 1997. From the date of the Company's incorporation in 1994 until 1996, he was a Vice President and Director of the Company and he served as Sunbrand's President from 1985 until 1996. He joined the Company's Predecessor in 1960 and served as a technical service representative and a field sales representative. Mr. Tripp became Vice President of Sales of Sunbrand in 1977 and Executive Vice President of Sales in 1982. Prior to joining the Company, Mr. Tripp spent five years at Swirl Inc. Mr. Tripp regularly attends sales and technical workshops and is an active member in several industry associations. Mr. Tripp is the Chairman of the Associate Member Congress and the Chairman of the

Technical Advisory Committee of the American Apparel Machinery Association and has been honored numerous times in recognition of his contributions to the apparel industry.

    JOHN K. ZIEGLER, JR. Mr. Ziegler has been Chief Financial Officer of the Company since September 1995. From 1994 until 1996, he also served as Controller of the Company. From 1990 to 1994, Mr. Ziegler worked as an accountant for Coopers & Lybrand. Mr. Ziegler is a certified public accountant and received his Bachelor of Arts degree from Lafayette College. John K. Ziegler, Jr. is the son of John K. Ziegler.

    JACK KLASKY. Mr. Klasky has been a Vice President and Director of the Company since its incorporation in 1994. He founded Leadtec in 1978 and has served as its President since that time. His primary responsibilities include short- and long-range planning, marketing and overall management. Previously, he had been a Vice President of Lexitron Corporation and a program manager for Litton Industries, where he was responsible for managing development of large defense oriented computer systems. Mr. Klasky is a member of the American Apparel Manufacturers Association and numerous other industry organizations. He received a Bachelor of Science degree in Engineering in 1965 and a Master of Business Administration in 1966 from UCLA.

    ALAN B. LEE. Mr. Lee has been a Vice President and Director of the Company since its incorporation in 1994. He has served as Unity's President since 1985. Previously, Mr. Lee served as Unity's Controller from 1980 to 1985 and as a staff accountant with the Company's Predecessor from 1975 to 1980. Mr. Lee holds a Master of Business Administration from the City University of New York and a Bachelor of Arts degree from Queens College, City University of New York.

    RICHARD J. MACKEY. Mr. Mackey has served as a Director and consultant to the Company since January 1, 1997. From the date of the Company's incorporation in 1994 until 1996, he was President and a Director of the Company. Mr. Mackey joined the Company's Predecessor in 1976 as a Vice President and Treasurer. During his 18 year tenure with the Company's Predecessor, Mr. Mackey served as Treasurer, Executive Vice President, Director, President and Chief Operating Officer. Since 1992, Mr. Mackey has served as Chairman and Chief Executive Officer of Worldtex, in which capacity he devotes a substantial amount of his business time. Prior to joining the Company's Predecessor, Mr. Mackey worked for Viewlex, Republic Intermodal Inc., Avis Inc., and Arthur Andersen. Mr. Mackey is a certified public accountant and received a Bachelor of Science degree from the University of Illinois.

    MARY-ANNE KIERAN. Ms. Kieran has been the Secretary of the Company since 1995. From 1987 until 1994, she was employed at the Company's Predecessor where she served as Secretary from 1992 until 1994. Ms. Kieran has a Bachelor of Arts degree from Fordham University.

    SIDNEY B. BECKER. Mr. Becker has been a Director of the Company since its incorporation in 1994. From 1987 until 1992, Mr. Becker was a Director of the Company's Predecessor. From 1976 until 1987, Mr. Becker served as the Chairman of the Board of Directors and Chief Executive Officer of the Company's Predecessor. During the years 1970 through 1976, he was a member of the Board of Directors of and a consultant to the Company's Predecessor. Prior to such time, from 1958 until 1970, Mr. Becker first served as Chairman of the Company's Predecessor, and from 1958 until 1965, he also served as the Chief Executive Officer of the Company's Predecessor. Mr. Becker also serves on the Board of Directors of Worldtex.

    MARC GLAZER. Mr. Glazer has been Vice President of Operations/Domestic Sales of Clinton and a Director of the Company since the Company acquired Clinton effective February 1, 1996. Prior to the Clinton Acquisition, from 1985 to 1996, Mr. Glazer served on the Board of Directors of Clinton and acted as Clinton's Vice President of Operations/Domestic Sales. Before joining Clinton, Mr. Glazer served as Corporate Controller for Precision Screen Machines.

    CHRISTOPHER W. ROSER. Mr. Roser has been a Director of the Company since its incorporation in 1994. Since 1987, Mr. Roser has been a General Partner of The Roser Partnerships I, II and III, which are venture capital partnerships. From 1986 until 1987, Mr. Roser worked at Ladenburg Thalmann & Co. ("Ladenburg"), an investment bank listed on the New York Stock Exchange, as an associate in the corporate finance department. For one year prior to such period from 1985 to 1986, he was a securities analyst with Equity Research Associates, a subsidiary of Ladenburg. During the years 1982 through 1984, Mr. Roser was employed as a staff public accountant with Main Hurdman KMG. Mr. Roser graduated from the University of Colorado in 1981 with a Bachelor of Arts degree in economics and received a Master of Business Administration from New York University's Stern School of Business in 1984. Mr. Roser is also a Director of Hauser Chemical Research, Inc., a publicly traded chemical company, and the North American Technology Group, Inc., a publicly traded diversified concern.

    FRANK E. WALSH, III. Mr. Walsh has been a Director of the Company since its incorporation in 1994. He is Vice President of Jupiter Capital Management, a New Jersey registered investment advisory firm, where he has been employed since 1991. Mr. Walsh also serves on the Board of Directors of Dynamotion/ ATI, a publicly traded capital goods manufacturer for the printed circuit board industry.

    Each director will hold office for one year or until his or her successor has been elected and qualified. Officers serve at the pleasure of the Board of Directors.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION. The following table sets forth certain information concerning the compensation earned during the year ended December 31, 1996 for the Chief Executive Officer of the Company and its four other most highly compensated executive officers (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                       ANNUAL COMPENSATION(1)
                                                                  ---------------------------------      ALL OTHER
NAME AND PRINCIPAL POSITION                                         YEAR       SALARY      BONUS      COMPENSATION(2)
----------------------------------------------------------------  ---------  ----------  ----------  -----------------

John K. Ziegler.................................................       1996  $  200,000  $  100,000      $   3,000
  Chairman of the Board, Chief Executive Officer and Director

Jack Klasky.....................................................       1996     154,908     100,151          3,000
  Vice President, President of Leadtec and Director

Maxwell L. Tripp................................................       1996     124,840     105,910          3,000
  Vice President, President of Sunbrand and Director(3)

Alan B. Lee.....................................................       1996     110,000      30,000          3,000
  Vice President, President of Unity and Director

Richard J. Mackey...............................................       1996     100,000           0              0
  President and Director(4)

------------------------

(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.

(2) Amounts shown reflect matching contributions made by the Company to the Company's Savings and Employee Stock Ownership Plan, a defined contribution plan, of $3,000 on behalf of the indicated Named Executive Officers.

(3) Effective January 1, 1997, Mr. Tripp became President and Chief Operating Officer of the Company and remained a Director of the Company.

(4) Effective January 1, 1997, Mr. Mackey became a consultant to the Company and remained a Director of the Company.

    OPTION GRANTS. No stock appreciation rights have been granted by the Company. The Company granted no stock options during the year ended December 31, 1996.

    AGGREGATED OPTIONS. The table below sets forth certain information with respect to options held as of December 31, 1996 by each Named Executive Officer.

                            AGGREGATED OPTIONS TABLE

                                                                           VALUE OF UNEXERCISED
                                          NUMBER OF SECURITIES UNDERLYING  IN-THE-MONEY OPTIONS
                                                UNEXERCISED OPTIONS         AT FISCAL YEAR-END
                                              AT FISCAL YEAR-END (#)               ($)
                                          -------------------------------  --------------------

                                                 EXERCISABLE (E)/            EXERCISABLE (E)/
NAME                                             UNEXERCISABLE (U)          UNEXERCISABLE (U)
----------------------------------------  -------------------------------  --------------------

John K. Ziegler.........................                 1,600(E)               $   30,400
                                                         2,400(U)                   45,600

Richard J. Mackey.......................                   800(E)                   15,200
                                                         1,200(U)                   22,800

Maxwell L. Tripp........................                 2,000(E)                   38,000
                                                         3,000(U)                   57,000

Jack Klasky.............................                 2,000(E)                   38,000
                                                         3,000(U)                   57,000

Alan B. Lee.............................                 2,000(E)                   38,000
                                                         3,000(U)                   57,000

    RETIREMENT PLAN. Under the Company's non-contributory retirement plan, eligible employees will be entitled at the normal retirement age of 65 to an annual retirement benefit equal to 11/4% of their earnings up to the maximum earnings subject to Social Security withholding and 1 % of all earnings in excess of such amount but less than $222,220 (as adjusted annually for cost of living increases) for each full year of service under the plan. Benefits under this plan are 100% vested after five years of service. The estimated annual retirement benefits payable under the plan formula described above at current Social Security withholding rates, assuming that normal retirement occurs at age 65, to the Named Executive Officers are as follows: to Mr. Ziegler, $107,500; to Mr. Mackey, $64,455; to Mr. Tripp, $45,619; to Mr. Klasky, $39,729; and to Mr. Lee, $51,604.

    Under the Company's supplemental retirement plan, key employees selected by the Compensation and Stock Incentive Committee (the "Committee") are entitled to an amount, payable monthly over a ten-year period following any specified event of retirement, death, disability or termination of employment, equal to a percentage (up to 40%) determined by the Committee of the portion (determined by the Committee) of the employee's base salary for the Company's last full fiscal year prior to the specified event, multiplied by the employee's years of participation in the plan (not exceeding 10). Thus, upon normal retirement at age 65 (or, if later, then years as a participant), an employee receiving the maximum award possible under the plan will receive a total retirement benefit of 400% of base salary. If death or disability occurs prior to age 65, the employee will receive a total death or disability benefit of up to 400% of base salary. After three full years as a plan participant, 30% of the retirement benefit becomes vested and thereafter an additional 10% of the retirement benefit vests for each additional full year of service. Upon involuntary termination (other than for cause, as defined) of any participant's employment or upon voluntary early retirement of any "designated participant" selected by the Committee, a portion of the vested retirement benefit will be paid which is in the same ratio to the full vested benefit as the ratio of the total years worked for the Company to the total years which would have been worked to age 65. Amounts representing annual accruals under the plan have not been and cannot be readily calculated for individual participants. Messrs. Ziegler, Tripp, Klasky and Lee participate in the plan, and are entitled to benefits of 40%, 37%, 31% and 27%, respectively, of their base salary per year for 10 years.

EMPLOYMENT CONTRACTS

    The Company has entered into employment contracts with Mr. Ziegler and Mr. Tripp, Alan B. Lee, President of Unity, Jack Klasky, President of Leadtec and Jerry Lee, President of Macpherson. The term of each of the Company's employment contracts with Mr. Ziegler, Mr. Tripp, Mr. A. Lee, Mr. Klasky and Mr. J. Lee is indefinite, but each employment contract may be terminated by the Company upon not less than one year written notice. Despite the existence of employment contracts, the continued employment of such persons cannot be assured. The loss of the services of any such person could have a material adverse impact on the Company's business, financial condition and results of operations. See "Risk Factors-- Dependence on Existing Management."

COMPENSATION OF DIRECTORS

    The Company does not compensate the members of its Board of Directors for their service as directors.

COMPENSATION AND STOCK INCENTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1996, John K. Ziegler and Richard J. Mackey, Chief Executive Officer and President of the Company, respectively, served on the Compensation and Stock Incentive Committee of the Company's Board of Directors. Mr. Ziegler and Mr. Mackey also serve on the Board of Directors of Worldtex. There are no other Compensation and Stock Incentive Committee interlocks or insider participation with respect to such individuals. Effective January 1, 1997, Mr. Mackey became a consultant to the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of March 31, 1997 regarding the beneficial ownership of: (i) each class of the Company's voting securities by each person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, and (ii) each class of equity securities of the Company by (a) each director of the Company,
(b) each of the Named Executive Officers (as defined under the heading "Executive Compensation"), and (c) all directors and executive officers of the Company as a group.

                                                                                                         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                               NUMBER OF SHARES(1)    CLASS(2)
---------------------------------------------------------------------------------  -------------------  -------------
John K. Ziegler..................................................................           116,959(3)         11.7%
  c/o Willcox & Gibbs, Inc.
  900 Milik Street
  Carteret, New Jersey 07008

Richard J. Mackey................................................................            66,558(4)          6.6
  104 Crescent Beach Drive
  Huntington Bay, New York 11743

The Roser Partnership II, Ltd....................................................            65,483(5)          6.5
  1105 Spruce Street
  Boulder, Colorado 80302

Sidney B. Becker.................................................................            26,193(6)          2.6
  201 East 79th Street
  Apartment 19B
  New York, New York 10021

Frank E. Walsh, III..............................................................           130,965(7)         13.0
  330 South Street
  Morristown, New Jersey 07962

Marc Glazer......................................................................            33,657             3.3
  c/o Clinton Machinery & Supply Co.
  5800 Miami Lakes Drive
  Miami Lakes, Florida 33014

Jack Klasky......................................................................            36,450(8)          3.6
  c/o Leadtec Systems, Inc.
  6800 Owensmouth Avenue
  Suite 320
  Canoga Park, California 91303

Alan B. Lee......................................................................            12,644(9)          1.3
  c/o Unity Sewing Supply Co.
  900 Milik Street
  Carteret, New Jersey 07008

Maxwell L. Tripp.................................................................            43,138(10)         4.3
  c/o Sunbrand
  3900 Green Industrial Way
  Atlanta, Georgia 30341

                                                                                                         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                               NUMBER OF SHARES(1)    CLASS(2)
---------------------------------------------------------------------------------  -------------------  -------------
Company's Savings and Employee Stock Ownership Plan..............................           167,005            16.6%
  Riggs Bank, N.A., as trustee
  808 17th St., N.W.
  Washington, D.C. 20006

All directors and executive officers of the Company as a group...................           699,052(11)        69.5

------------------------

(1) The persons included in the table had sole voting and investment power with respect to shares reported as beneficially owned, except as otherwise indicated in the following notes. The table includes shares beneficially owned through the Company's Savings and Employee Stock Ownership Plan as of March 31, 1997.

(2) Percentages are calculated by dividing (x) shares in the "Number of Shares" column by (y) the sum of shares outstanding on March 31, 1997 and the shares which a particular owner (or group of owners) has a right to acquire within 60 days of such dates.

(3) Includes 16,730 shares of common stock held by Mr. Ziegler as trustee for the benefit of his wife, as to which Mr. Ziegler shares voting and investment power, and 2,000 shares for which options are presently exercisable.

(4) Includes 800 shares of common stock for which options are presently exercisable.

(5) Christopher W. Roser, a director of the Company, is a principal of the general partner of The Roser Partnership II, Ltd.

(6) Includes 26,193 shares of common stock owned by Mr. Becker's wife, as to which he disclaims beneficial ownership.

(7) Includes 130,965 shares of common stock held by W.G. Inc. Trust under which an uncle of Mr. Walsh acts as trustee and holds voting and investment power. Mr. Walsh is a beneficiary of such trust.

(8) Includes 2,000 shares of common stock for which options are presently exercisable.

(9) Includes 2,000 shares of common stock for which options are presently exercisable.

(10) Includes 2,000 shares of common stock for which options are presently exercisable.

(11) Includes 8,400 shares of common stock for which options are presently exercisable.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

THE NEW CREDIT FACILITY

    In connection with the sale of the Old Notes, the Old Credit Facility was terminated and the Company entered into the New Credit Facility with NationsBank, as lender. The New Credit Facility provides for borrowings of up to $18.5 million in the aggregate outstanding at any time, subject to a borrowing base limitation equal to 80% of the Company's eligible accounts receivable. Borrowings under the New Credit Facility will bear interest at a rate per annum, at the Company's option, equal to (i) NationsBank's prime rate plus 0.75% or
(ii) LIBOR plus 2.75%. The New Credit Facility is secured by all accounts receivable of the Company and includes certain covenants applicable to the Company, including requirements that the Company comply with certain financial ratios. The New Credit Facility expires on July 13, 2001.

THE W&G, LTD. CREDIT FACILITY

    In October 1996, W&G, Ltd. borrowed L1.0 million under the W&G, Ltd. Credit Facility with Coutts & Co. The loan under the W&G, Ltd. Credit Facility bears interest at a rate per annum equal to the bank's prevailing Base Rate, which is currently 6.0% per annum, plus a margin of 2.25% per annum. The loan is payable in eight semiannual installments of L125,000, commencing April 1997. The W&G, Ltd. Credit Facility is secured by substantially all of the assets of W&G, Ltd. The proceeds of this loan were used to repay indebtedness of W&G, Ltd. to the Company, and the Company used such funds to repay higher cost indebtedness.

                          DESCRIPTION OF SENIOR NOTES

    The Senior Notes are issued under the Indenture, dated as of January 3, 1997, among the Company, as issuer, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Senior Notes are subject to all such terms, and Holders of Senior Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions of certain terms contained therein. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions."

GENERAL

    The Senior Notes are senior unsecured obligations of the Company unconditionally guaranteed by the Subsidiary Guarantors limited to $85.0 million aggregate principal amount. The Senior Notes are issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the Senior Notes are payable, and the Senior Notes are transferable, at the office or agency of the Company maintained for such purposes, which in the case of payments on the Senior Notes initially is the corporate trust office or agency of the Trustee maintained at One State Street, New York, New York 10004. No service charge will be made for any transfer, exchange or redemption of the Senior Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be payable in connection therewith.

MATURITY, INTEREST AND PRINCIPAL PAYMENTS

    The Senior Notes will mature on December 15, 2003. Interest on the Senior Notes will accrue from the date of issuance thereof at a rate of 12 1/4% per annum and will be payable semiannually in cash arrears on June 15 and December 15 of each year, commencing June 15, 1997 to the Persons in whose names the Senior Notes are registered in the Note Register at the close of business on the June 1 or December 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

REDEMPTION

    OPTIONAL REDEMPTION. The Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2001, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Old Note Liquidated Damages, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on December 15 of the years indicated below:

                                                                                   REDEMPTION
YEAR                                                                                  PRICE
---------------------------------------------------------------------------------  -----------
2001.............................................................................     106.125%
2002.............................................................................     103.063%

    Notwithstanding the foregoing, at any time on or prior to December 15, 1999, up to 30% of the originally issued principal amount of Senior Notes will be redeemable, at the option of the Company, from the Net Cash Proceeds of a Public Equity Offering, at a redemption price equal to 1121/4% of the principal amount thereof, together with accrued and unpaid interest and Old Note Liquidated Damages, if any, to the date of redemption, PROVIDED that at least $59.5 million of the originally issued principal amount of Senior Notes remains outstanding immediately after such redemption and that such redemption occurs within 60 days following the closing of such Public Equity Offering.

    In the event that less than all of the Senior Notes are to be redeemed, the particular Senior Notes (or any portion thereof that is an integral multiple of $1,000) to be redeemed shall be selected not less than 30 nor more than 60 days prior to the date of redemption by the Trustee, from the outstanding Senior Notes not previously called for redemption, PRO RATA, by lot or by any other method the Trustee shall deem fair and appropriate.

    MANDATORY REDEMPTION. The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

    OFFERS TO PURCHASE. As described below, (a) upon the occurrence of a Change of Control, the Company will be obligated to make an offer to purchase all outstanding Senior Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Old Note Liquidated Damages, if any, to the date of purchase and (b) upon certain sales or other dispositions of assets, the Company may be obligated to make offers to purchase Senior Notes with a portion of the Net Available Proceeds of such sales or other dispositions at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Old Note Liquidated Damages, if any, to the date of purchase. See "--Certain Covenants--Change of Control" and "--Limitation on Asset Sales."

RANKING

    The Senior Notes and each Subsidiary Guarantee are senior unsecured obligations (except for the security interest in 65% of the shares of W&G, Ltd.) of the Company, and the applicable Subsidiary Guarantor, respectively, and will rank PARI PASSU in right of payment with all other existing and future unsecured and unsubordinated Indebtedness of the Company and the applicable Subsidiary Guarantor, respectively, and senior to all existing and future Subordinated Indebtedness of the Company and the Subsidiary Guarantors. The Senior Notes and Subsidiary Guarantees, however, are effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors with respect to the assets securing such Indebtedness. At December 31, 1996, on a pro forma basis assuming that the sale of the Old Notes, the application of the net proceeds therefrom and the Macpherson Acquisition occurred on such date, the Company and the Subsidiary Guarantors would have had no unsecured Indebtedness outstanding other than the Senior Notes and $1.3 million of secured Indebtedness outstanding. Subject to certain limitations, the Company and its Subsidiaries (including the Subsidiary Guarantors) may incur additional Indebtedness in the future. See "--Certain Covenants--Limitation on Indebtedness and Disqualified Capital Stock."

SUBSIDIARY GUARANTEES AND OTHER SECURITY

    Each Subsidiary Guarantor unconditionally guarantees (each, a "Subsidiary Guarantee"), jointly and severally, to each Holder of Senior Notes and the Trustee, the full and punctual performance of the Company's obligations under the Indenture and the Senior Notes, including the payment of principal of and interest and Old Note Liquidated Damages, if any, on the Senior Notes. Each of the Subsidiary Guarantees is a senior unsecured obligation of the respective Subsidiary Guarantor and ranks PARI PASSU with all existing and future unsecured and unsubordinated Indebtedness of such Subsidiary Guarantor. However, each Subsidiary Guarantee is effectively subordinated to the secured Indebtedness of the respective Subsidiary Guarantor with respect to the assets securing such Indebtedness.

    The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal law or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a PRO RATA contribution from each other Subsidiary Guarantor based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

    The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all of the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture, in form and substance satisfactory to the Trustee, under the Senior Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) immediately after giving effect to such transaction as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with paragraph (a) of the "--Limitation on Indebtedness and Disqualified Capital Stock" covenant.

    The Indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee, PROVIDED that the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Certain Covenants--Limitation on Asset Sales." In addition, any Subsidiary Guarantor that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with the terms of the Indenture may, at such time, at the option of the Board of Directors at the time of such designation, be released and relieved of any obligation under its Subsidiary Guarantee.

    Pursuant to a Pledge and Security Agreement (the "Pledge Agreement"), the Senior Notes are secured by a pledge of 65% of the capital stock of W&G, Ltd. Upon declaration of a default under the Indenture and acceleration of the Indebtedness thereunder, the Collateral Agent named in the Pledge Agreement may sell the capital stock of W&G, Ltd. pledged pursuant to the Pledge Agreement. The Pledge Agreement establishes certain procedures to be followed by the Collateral Agent that are designed to provide the maximum possible proceeds as a result of such a sale.

CERTAIN COVENANTS

    The Indenture contains, among others, the covenants described below.

    LIMITATION ON INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively, "incur") any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness) or issue any Disqualified Capital Stock, unless, on a pro forma basis after giving effect to such incurrence or issuance and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio for the four most recent consecutive fiscal quarters would have been equal to or greater than 2.0 to 1.0.

    (b) Neither the Company nor any Subsidiary Guarantor will incur any Indebtedness unless such Indebtedness is expressly PARI PASSU with, or subordinated in right of payment to, in the case of the Company, the Senior Notes or, in the case of a Subsidiary Guarantor, its Subsidiary Guarantee.

    LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary) or permit any Person (other than the Company or a Wholly Owned Subsidiary) to own any Preferred Stock of any Restricted Subsidiary of the Company.

    LIMITATION ON RESTRICTED PAYMENTS. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

        (i) declare or pay any dividend on, or make any other distribution to holders of, any shares of Capital Stock of the Company (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company);

        (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Capital Stock owned by a Restricted Subsidiary) or any options, warrants or other rights to acquire such Capital Stock;

       (iii) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness; or

        (iv) make any Restricted Investment;

(such payments or other actions described in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the amount determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution),

    (1) no Default or Event of Default shall have occurred and be continuing,

    (2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with paragraph (a) of the "--Limitation on Indebtedness and Disqualified Capital Stock" covenant, and

    (3) the aggregate amount of all Restricted Payments declared or made after the date of the Indenture shall not exceed the sum (without duplication) of the following:

        (A) 50% of the Consolidated Net Income of the Company (or, if such Consolidated Net Income is a loss, minus 100% of such loss) accrued on a cumulative basis during the period beginning on

    October 1, 1996 and ending on the last day of the Company's last fiscal quarter for which quarterly or annual financial statements are available next preceding such proposed Restricted Payment,

        (B) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company,

        (C) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company,

        (D) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of Indebtedness or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange,

        (E) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Qualified Capital Stock subsequent to the date of original issuance of the Senior Notes to any employee stock ownership plan or a trust established by the Company or any of its Restricted Subsidiaries for the benefit of their employees to the extent that any such Net Cash Proceeds are equal to an increase in the Consolidated Net Worth of the Company resulting from principal repayments paid by such employee stock ownership plan or trust with respect to Indebtedness incurred by it to finance the purchase of such Qualified Capital Stock, and

        (F) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments by the Company and its Restricted Subsidiaries, subsequent to the date of the original issuance of the Senior Notes, in any Person resulting from dividends, repayments of loans or advances, or other transfers of assets to the Company or a Restricted Subsidiary, or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of Investment), not to exceed the total amount of Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary that were previously treated as a Restricted Payment.

    (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (in the case of clauses
(ii), (iii) and (iv) below) no Default or Event of Default shall have occurred and be continuing:

        (i) the payment of any dividend on any Capital Stock of the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above);

        (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate Net Cash Proceeds from, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company (other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);

       (iii) the repurchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the aggregate Net Cash Proceeds from, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company; and

        (iv) the repurchase of shares of, or options to purchase shares of, Capital Stock (other than Preferred Stock) of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors or their respective estates), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option or right to purchase or sell such Capital Stock (other than Preferred Stock); PROVIDED, HOWEVER, that the aggregate amount of such repurchases shall not exceed $250,000 in any calendar year.

    The actions described in clauses (i), (ii), (iii) and (iv) of this paragraph
(b) shall be Restricted Payments that shall be permitted to be made in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph
(a), PROVIDED that any dividend paid pursuant to clause (i) of this paragraph
(b) shall reduce the amount that would otherwise be available under clause (3) of paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i).

    Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that the Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed.

    LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company (i) will not permit any Restricted Subsidiary to issue or sell any Capital Stock to any Person other than the Company or a Wholly Owned Restricted Subsidiary and (ii) will not permit any Person other than the Company or a Wholly Owned Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary, except, in the case of clause (i) or (ii), with respect to a Wholly Owned Restricted Subsidiary as described in the definition of "Wholly Owned Restricted Subsidiary." The sale of all of the Capital Stock of any Restricted Subsidiary is permitted by this covenant but is subject to the limitations described under "--Limitation on Asset Sales."

    LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction unless (i) the Company or such Restricted Subsidiary, as the case may be, would be able to incur Indebtedness (not including the incurrence of Permitted Indebtedness) pursuant to and in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to the covenants described in paragraph (a) under "--Limitation on Indebtedness and Disqualified Capital Stock," (ii) the Company or such Restricted Subsidiary receives proceeds from such Sales/Leaseback Transaction at least equal to the fair market value of the property or assets subject thereto (as determined in good faith by the Company's Board of Directors, whose determination in good faith and evidenced by a Board Resolution will be conclusive) and (iii) the Company applies an amount in cash equal to the Net Available Proceeds of the Sale/Leaseback Transaction in accordance with the provisions of the "Limitation on Asset Sales" covenant as if such Sale/Leaseback Transaction were an Asset Sale.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "Affiliate Transaction") other than (i) Affiliate Transactions permitted by clause (b) of this covenant, (ii) Affiliate Transactions on terms that are no less favorable to the Company or such Restricted

Subsidiary, as the case may be, than those that would be available in a comparable arm's length transaction with an unrelated Person, (iii) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $1.0 million but less than $5.0 million in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that (A) such transaction or series of related transactions complies with clause (i) above and (B) such transaction or series of related transactions has been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company, and (iv) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $5.0 million, the Company delivers an Officers' Certificate to the Trustee certifying to the two matters referred to in clause (iii) above and that the Company has obtained a written opinion, a copy of which shall be attached to such Officers' Certificate, from an independent nationally recognized investment banking firm or appraisal firm specializing or having a speciality in the type and subject matter of the transaction or series of related transactions at issue, which opinion shall be to the effect set forth in clause (i) above or shall state that such transaction or series of related transactions is fair from a financial point of view to the Company or such Restricted Subsidiary, as the case may be.

    (b) The restrictions set forth in clause (a) shall not apply to (i) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among the Restricted Subsidiaries so long as such transactions are not otherwise prohibited by the Indenture, (ii) reasonable indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions, (iii) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are employees of the Company or any Affiliate and (iv) reasonable employee compensation and other benefit arrangements approved by the Board of Directors of the Company.

    LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind, except for Permitted Liens, upon any of their respective property or assets, whether now owned or acquired after the date of the Indenture, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, to secure any Indebtedness of the Company or such Restricted Subsidiary, unless prior to, or contemporaneously therewith, the Senior Notes are equally and ratably secured; PROVIDED, HOWEVER, that if such Indebtedness is expressly subordinated to the Senior Notes, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Senior Notes, with the same relative priority as such Indebtedness has with respect to the Senior Notes. The incurrence of additional secured Indebtedness by the Company and its Restricted Subsidiaries is subject to further limitations on the incurrence of Indebtedness as described under "--Limitation on Indebtedness and Disqualified Capital Stock."

    CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Company will be obligated to make an offer to purchase all of the then outstanding Senior Notes (a "Change of Control Offer"), and will purchase, on a Business Day (the "Change of Control Purchase Date"), not more than 60 nor less than 30 days following the date notice is mailed, as provided below, all of the then outstanding Senior Notes validly tendered pursuant to such Change of Control Offer and not withdrawn, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest and Old Note Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date.

    In order to effect such Change of Control Offer, the Company will, not later than the 30th day after the Change of Control, send, by first class mail, to the Trustee and each Holder a notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that Holders must follow to accept the Change of Control Offer.

    There can be no assurance that the Company will have available funds sufficient to fund the purchase of the Senior Notes that might be delivered by Holders seeking to accept a Change of Control Offer. In the event a Change of Control occurs at a time when the Company does not have available funds sufficient to pay the Change of Control Purchase Price for all of the Senior Notes delivered by Holders seeking to accept the Change of Control Offer, an Event of Default would occur under the Indenture. The definition of Change of Control includes an event by which the Company sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole; the phrase "all or substantially all" is subject to applicable legal precedent and, as a result, in the future there may be uncertainty as to whether or not a Change of Control has occurred.

    The Company will not be required to make a Change of Control Offer upon a Change of Control if another Person makes the Change of Control Offer at the same purchase price, at the same time and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer to be made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer. The existence of a Holder's right to require, subject to certain conditions, the Company to repurchase its Senior Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes, or results in, a Change of Control.

    The Company will comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder, if applicable, in the event that a Change of Control occurs and the Company is required to purchase Senior Notes as described above.

    LIMITATION ON ASSET SALES. (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sales unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets and properties sold or otherwise disposed of pursuant to the Asset Sale (as determined by the Board of Directors of the Company, whose determination in good faith shall be conclusive and evidenced by a Board Resolution), (ii) at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, in respect of such Asset Sale consists of cash or Cash Equivalents and (iii) the Company delivers to the Trustee an Officers' Certificate certifying that such Asset Sale complies with clauses (i) and (ii). The amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, shall be deemed to be cash or Cash Equivalents for purposes of clause (ii) and shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the following paragraph (b). If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant. A transfer of assets by the Company to a Restricted Subsidiary or by a Subsidiary to the Company or to a Restricted Subsidiary will not be deemed to be an Asset Sale and a transfer of assets that constitutes a Restricted Investment and that is permitted under "--Restricted Payments" will not be deemed to be an Asset Sale.

    In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under " --Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Available Proceeds for purposes of this covenant.

    (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or any Restricted Subsidiary may either, no later than 270 days after such Asset Sale, (i) apply all or any of the Net Available Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary, PROVIDED, in each case, that the related loan commitment (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid or (ii) invest all or any part of the Net Available Proceeds thereof in properties and assets that replace the properties or assets that were the subject of such Asset Sale or in other properties or assets that will be used in the business of the Company and its Restricted Subsidiaries. The amount of such Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds."

    (c) When the aggregate amount of Excess Proceeds equals or exceeds $5.0 million, the Company will be required to make an offer to purchase, from all Holders of the Senior Notes, an aggregate principal amount of Senior Notes equal to such Excess Proceeds as follows:

        (i) The Company will make an offer to purchase (a "Net Proceeds Offer") from all Holders of the Senior Notes in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1,000) of Senior Notes that may be purchased out of the amount (the "Payment Amount") of such Excess Proceeds.

        (ii) The offer price for the Senior Notes will be payable in cash in an amount equal to 100% of the principal amount of the Senior Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest and Old Note Liquidated Damages, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of Senior Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of the "Limitation on Restricted Payments" covenant.

       (iii) If the aggregate Offered Price of Senior Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Senior Notes to be purchased will be selected on a PRO RATA basis.

        (iv) Upon completion of such Net Proceeds Offer, the amount of Excess Proceeds remaining shall be zero.

The Company will not permit any Restricted Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Senior Notes as described above.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary (a) to pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock, or make payments on any Indebtedness owed, to the Company or any other Restricted Subsidiary, (b) to make loans or advances to the Company or any other Restricted Subsidiary or (c) to transfer any of its property or assets to the Company or any other Restricted Subsidiary (any such restrictions being collectively referred to herein as a "Payment Restriction"), except in any such case for such encumbrances or restrictions existing under or by reason of (i) the Indenture or any other agreement in effect or entered into on the date of the Indenture, or (ii) any agreement, instrument or charter of or in respect of a Restricted Subsidiary entered into prior to the date on which such Restricted

Subsidiary became a Restricted Subsidiary and outstanding on such date and not entered into in connection with or in contemplation of becoming a Restricted Subsidiary, PROVIDED such consensual encumbrance or restriction is not applicable to any properties or assets subsequently acquired by such Restricted Subsidiary, or (iii) pursuant to an agreement effecting a modification, renewal, refinancing, replacement or extension of any agreement, instrument or charter (other than the Indenture) referred to in clause (i) or (ii) above, PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction are not materially less favorable to the Holder of the Senior Notes than those under or pursuant to the agreement, instrument or charter so modified, renewed, refinanced, replaced or extended, or (iv) customary provisions restricting the subletting or assignment of any lease or the transfer of copyrighted or patented material, or (v) provisions in agreements that restrict the assignment of such agreements or rights thereunder, or (vi) the sale or other disposition of any properties or assets subject to a Lien securing Indebtedness.

    LIMITATION ON CONDUCT OF BUSINESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than any Related Business.

    FUTURE DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES. The foregoing covenants (including calculation of financial ratios and the determination of limitations on the incurrence of Indebtedness and Liens) may be affected by the designation by the Company of any existing or future Subsidiary of the Company as an Unrestricted Subsidiary. The definition of "Unrestricted Subsidiary" set forth under the caption "--Certain Definitions" describes the circumstances under which a Subsidiary of the Company may be designated as an Unrestricted Subsidiary by the Board of Directors of the Company.

    ADDITIONAL COVENANTS. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest, if any, and Old Note Liquidated Damages, if any; (ii) maintenance of an office or agency in The City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; and (vi) maintenance of properties.

    REPORTS. The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company will also be required (a) to file with the Trustee (with exhibits), and provide to each Holder of Senior Notes (without exhibits), without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at its cost copies of such reports and documents (including any exhibits thereto) to any Holder of Senior Notes promptly upon written request.

MERGER, CONSOLIDATION AND SALE OF ASSETS

    The Company will not, in any single transaction or series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or group of Affiliated Persons, and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if, in any event, such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons, unless
(i) either (A) if the transaction is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by a supplemental indenture to the Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or the Restricted Subsidiary, as the case may be, with respect to the Senior Notes and the Indenture, and, in any case, the Indenture shall remain in full force and effect; and (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default shall have occurred and be continuing; (iii) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, immediately after giving effect to such transaction or transactions on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or transactions; (iv) except in the case of the consolidation or merger of the Company with or into a Restricted Subsidiary or any Restricted Subsidiary with or into the Company or another Restricted Subsidiary, immediately before and immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the period of four fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the "--Limitation on Indebtedness and Disqualified Capital Stock" covenant; (v) if any of the properties or assets of the Company or any of its Restricted Subsidiaries would upon such transaction or series of related transactions become subject to any Lien (other than a Permitted Lien), the creation and imposition of such Lien shall have been in compliance with the "Limitation on Liens" covenant; and (vi) the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposition and any supplemental indenture in respect thereto comply with the requirements under the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

    Upon any consolidation or merger or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with the foregoing, in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Surviving Entity had been named as the Company therein, and thereafter the Company, except in the case of a lease, will be discharged from all obligations and covenants under the Indenture and the Senior Notes and may be liquidated and dissolved.

EVENTS OF DEFAULT

    The following will be "Events of Default" under the Indenture:

        (i) default in the payment of the principal of or premium, if any, on any of the Senior Notes, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon acceleration or otherwise; or

        (ii) default in the payment of any installment of interest and Old Note Liquidated Damages, if any, on any of the Senior Notes, when due, and the continuance of such default for a period of 30 days; or

       (iii) failure to comply with the "--Limitation on Indebtedness and Disqualified Capital Stock," "--Limitation on Preferred Stock of Subsidiaries," "--Limitation on Restricted Payments,"
    "--Limitation on Liens" covenants, default in the performance or breach of the provisions of the "Merger, Consolidation and Sale of Assets" section of the Indenture, the failure to make or consummate a Change of Control Offer in accordance with the provisions of the "Change of Control" covenant or the failure to make or consummate a Net Proceeds Offer in accordance with the provisions of the "Limitation on Asset Sales" covenant; or

        (iv) the Company or the Subsidiary Guarantors shall fail to perform or observe any other term, covenant or agreement contained in the Senior Notes, the Indenture (other than a default specified in (i), (ii) or (iii) above) or the Subsidiary Guarantees, as the case may be, for a period of 30 days after written notice of such failure stating that it is a "notice of default" under the Indenture and requiring the Company or the Subsidiary Guarantors, as the case may be, to remedy the same shall have been given (x) to the Company or the Subsidiary Guarantors, as the case may be, by the Trustee or (y) to the Company or the Subsidiary Guarantors, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding; or

        (v) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of, premium, if any, or interest on any Indebtedness of the Company (other than the Senior Notes) or any Subsidiary for money borrowed when due, or any other default resulting in acceleration of any Indebtedness of the Company or any Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $2.5 million; or

        (vi) one or more final judgments or orders rendered against the Company or any Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, in excess of $2.5 million, which judgments or orders are not paid, discharged or stayed for a period of 60 days; or

       (vii) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary; or

      (viii) except as permitted by the Indenture and the Senior Notes, the cessation of the effectiveness of any Subsidiary Guarantee or the repudiation by any Subsidiary Guarantor (or by any Person acting on behalf of any Subsidiary Guarantor) of its obligations under its Subsidiary Guarantee; or

        (ix) the cessation of the effectiveness of the Pledge Agreement or the repudiation by the Pledgor thereunder (or by any Person acting on behalf of such Pledgor) of its obligations under the Pledge Agreement.

    If an Event of Default (other than as specified in clause (vii) above) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, by written notice to the Trustee and the Company, may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding shall, declare the principal of, premium, if any, and accrued and unpaid interest and Old Note Liquidated Damages, if any, on all of the Senior Notes due and payable immediately, upon which declaration all amounts payable in respect of the Senior Notes shall be immediately due and payable. If an

Event of Default specified in clause (vii) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest and Old Note Liquidated Damages, if any, on all of the Senior Notes shall become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder of Senior Notes.

    After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Senior Notes, by written notice to the Company and the Trustee, may, under certain circumstances, rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of principal of, premium, if any, or interest on the Senior Notes that has become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

    No Holder will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless such Holder has notified the Trustee of a continuing Event of Default and the Holders of at least 25% in aggregate principal amount of the outstanding Senior Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Senior Notes and the Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Senior Notes. Such limitations will not apply, however, to a suit instituted by the Holder of a Senior Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Senior Note on or after the respective due dates expressed in such Senior Note.

    The Holders of a majority in principal amount of the Senior Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Senior Notes.

    The Company will be required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company will also be required to notify the Trustee within 10 days of any Default or Event of Default.

LEGAL DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

    The Company may, at its option and at any time, terminate the obligations of the Company with respect to the outstanding Senior Notes (such action being a "legal defeasance"). Such legal defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes and to have been discharged from all their other obligations with respect to the Senior Notes, except for (i) the rights of Holders of outstanding Senior Notes to receive payment in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, (ii) the Company's obligations to replace any temporary Senior Notes, register the transfer or exchange of any Senior Notes, replace mutilated, destroyed, lost or stolen Senior Notes and maintain an office or agency for payments in respect of the Senior Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the legal defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants that are set forth in the Indenture, some of which are described under "--Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Senior Notes (such action being a "covenant defeasance"). In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, insolvency and reorganization events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

    In order to exercise either legal defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Old Note Liquidated Damages, if any, on the outstanding Senior Notes to redemption or maturity; (ii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred (in the case of legal defeasance, such Opinion must refer to and be based upon a published ruling of the Internal Revenue Service or a change in applicable federal income tax laws);
(iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (vii) and (viii) under the first paragraph of "Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (iv) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under the Indenture or the Trust Indenture Act with respect to any securities of the Company; (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel satisfactory to the Trustee, each stating that all conditions precedent under the Indenture to either legal defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Senior Notes, as expressly provided for in the Indenture) as to all outstanding Senior Notes when (i) either (a) all the Senior Notes theretofore authenticated and delivered (except lost, stolen, mutilated or destroyed Senior Notes which have been replaced or paid and Senior Notes for whose payment money or certain U.S. Government Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the serving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Senior Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest and Old Note Liquidated Damages, if any, on the Senior Notes to the date of deposit (in the case of Senior Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel which, taken together, state that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

    From time to time, the Company and the Trustee may, without the consent of the Holders of the Senior Notes, amend or supplement the Indenture or the Senior Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act or making any change that does not materially adversely affect the rights of any Holder of Senior Notes. Other amendments and modifications of the Indenture or the Senior Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Senior Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Senior Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Note or alter the provisions with respect to redemption of the Senior Notes, (b) reduce the principal amount of, premium, if any, or interest or Old Note Liquidated Damages, if any, on any Senior Note, (c) change the coin or currency in which principal of, premium, if any, or interest or Old Note Liquidated Damages, if any, on, any Senior Note is payable, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Note, (e) reduce the above-stated percentage of aggregate principal amount of outstanding Senior Notes necessary to modify or amend the Indenture, (f) reduce the percentage of aggregate principal amount of outstanding Senior Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past Defaults or covenants, except as otherwise specified, or the rights of any Holder to receive payments of principal of or premium, if any, or interest or Old Note Liquidated Damages, if any, on the Senior Notes, (h) change the ranking of the Senior Notes in a manner adverse to the Holders or expressly subordinate in right of payment the Senior Notes to any other Indebtedness, (i) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto or (j) release any security that may have been granted in respect of the Senior Notes except as expressly provided in the Indenture.

    The Holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes may, on behalf of the Senior Holders of all Senior Notes, waive any past default under the Indenture, except a default in the payment of principal of, premium, if any, or interest or Old Note Liquidated Damages, if any, on the Senior Notes, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Senior Note outstanding.

THE TRUSTEE

    IBJ Schroder Bank & Trust Company serves as trustee under the Indenture.

    The Indenture (including provisions of the Trust Indenture Act incorporated by reference therein) contains limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Indenture permits the Trustee to engage in other transactions; provided, however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

GOVERNING LAW

    The Indenture and the Senior Notes are governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

    "Acquired Indebtedness" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person or (b) assumed in connection with acquisitions of properties or assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of properties or assets from such Person.

    "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person.

    "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a Sale/Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any other Restricted Subsidiary or (b) any other properties or assets of the Company or any of its Restricted Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable or other properties or assets in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" also shall not include any of the following: (i) any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions described under "--Merger, Consolidation and Sale of Assets"; (ii) any transfer of properties or assets to an Unrestricted Subsidiary, if permitted under the "Limitation on Restricted Payments" covenant; (iii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either (x) no longer used or (y) no longer useful in the business of the Company or its Restricted Subsidiaries; and (iv) any transfers that, but for this clause (iv), would be Asset Sales, if after giving effect to such transfers, the aggregate fair market value of the properties or assets transferred in such transaction or any such series of related transactions so designated by the Company does not exceed $500,000.

    "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable, whether or not accounted for as a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. As used in the preceding sentence, the "net amount of rent" under any such lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

    "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of
(i) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

    "Capitalized Lease Obligation" means, with respect to any Person, any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

    "Capital Stock" means, with respect to any Person, any and all shares, interests, participation, rights or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

    "Cash Equivalents" means (i) marketable obligations with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; and (v) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

    "Change of Control" means the occurrence of any event or series of events (whether or not otherwise in compliance with the provisions of the Indenture) by which: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Principals) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total Voting Stock of the Company, (b) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and (ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction; (c) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (e) the approval by the holders of Capital Stock of the Company of any plan or proposal for liquidation or dissolution of the Company.

    "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

    "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company for any period, the ratio of (a) the sum of Consolidated Net Income, Consolidated Fixed Charges, Consolidated Income Tax Expense and Consolidated Non-cash Charges of the Company and its Restricted Subsidiaries, on a consolidated basis for such period, all determined in accordance with GAAP to
(b) Consolidated Fixed Charges for such period. In making such computations, (i) the Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred or the Disqualified Capital Stock to be issued (and all other Indebtedness incurred or Disqualified Capital Stock issued after the first day of such period of four full fiscal quarters referred to in the covenant described in paragraph (a) under "--Certain Covenants--Limitation on Indebtedness and Disqualified Capital Stock" through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Disqualified Capital Stock), including to refinance other Indebtedness, had been incurred on the first day of such four quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any properties or assets outside the ordinary course of business, or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four-quarter period; (ii) the Consolidated Fixed Charges attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with the covenant described in paragraph (a) under "--Certain Covenants--Limitation on Indebtedness and Disqualified Capital Stock" and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate; (iii) the Consolidated Fixed Charges attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with the covenant described in paragraph (a) under "--Certain Covenants--Limitation on Indebtedness and Disqualified Capital Stock" shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility; (iv) notwithstanding clauses (ii) and (iii) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; and (v) if after the first day of the period referred to in clause
(a) of this definition the Company has permanently retired any Indebtedness out of the Net Cash Proceeds of the issuance and sale of shares of Qualified Capital Stock of the Company within 30 days of such issuance and sale, Consolidated Fixed Charges shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

    "Consolidated Fixed Charges" means, for any period, without duplication, (i) the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, any amortization of debt discount, the net cost under Interest Rate Protection Obligations (including any amortization of discounts), the interest portion of any deferred payment obligation constituting Indebtedness, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and all accrued interest, in each case to the extent attributable to such period, (b) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (c) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, and (d) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Preferred Stock or Disqualified Capital Stock of the Company and its Restricted Subsidiaries, to the extent such Preferred Stock or Disqualified Capital Stock is owned by Persons other than the Company or any Restricted Subsidiary, less (ii), to the extent included in clause (i) above, amortization of capitalized debt issuance costs of the Company and its Restricted Subsidiaries during such period.

    "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

    "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends or distributions are attributable to net income (or net loss) of such Person during such period or during any prior period), (d) net income (or net loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(e) net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, and (f) income resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary.

    "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Company less (without duplication) the amount of such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

    "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries deducted in computing Consolidated Net Income for such period, all determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge for which an accrual of or reserve for cash charges for any future period is required).

    "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

    "Default" means any event, act or condition that is, or after notice or passage of time or both would become, an Event of Default.

    "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

    "Disqualified Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time or both would be, required to be redeemed or repurchased, in whole or in part, prior to the final Stated Maturity of the Senior Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

    "Event of Default" has the meaning set forth above under the caption "Events of Default."

    "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable as of the date of the Indenture.

    "Guarantee" or "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "guarantee" has a corresponding meaning.

    "Holder" means a Person in whose name a Senior Note is registered in the Note Register.

    "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person, contingent or otherwise, for borrowed money or for the deferred purchase price of property or services (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business) and all liabilities of such Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions or any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, outstanding on the date of the Indenture or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (c) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property), (d) the Attributable Indebtedness of any

Capitalized Lease Obligation of such Persons, (e) all Indebtedness described in the preceding clauses and all dividends, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition, and (g) all obligations of such Person under or in respect of Currency Hedge Obligations and Interest Rate Protection Obligations.

    "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and other similar agreements or arrangements designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in interest rates.

    "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude (a) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (b) Interest Rate Protection Obligations and Currency Hedge Obligations, but only to the extent that the same constitute Permitted Indebtedness and (c) endorsements of negotiable instruments and documents in the ordinary course of business.

    "Leasing Company" means Embroidery Leasing Corporation.

    "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or similar type of encumbrance (including, without limitation, any agreement to give or grant any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

    "Maturity" means, with respect to any Senior Note, the date on which any principal of such Senior Note becomes due and payable as therein or in the Indenture provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

    "Moody's" means Moody's Investors Service, Inc. and its successors.

    "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the properties or assets subject to the Asset Sale or having a Lien therein and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

    "Net Cash Proceeds," with respect to any issuance or sale of Qualified Capital Stock or other securities, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "Note Register" means the register maintained by or for the Company in which the Company shall provide for the registration of the Senior Notes and the transfer of the Senior Notes.

    "Permitted Indebtedness" means any of the following:

        (i) Indebtedness under Working Capital Agreements in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $20.0 million or (B) 60% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, calculated on a consolidated basis and in accordance with GAAP,

        (ii) Indebtedness under the Senior Notes or the Indebtedness under the senior notes issued in the Exchange Offer;

       (iii) Indebtedness outstanding or in effect on the date of the Indenture after giving effect to the Offering and the application of the net proceeds therefrom;

        (iv) Indebtedness under Interest Rate Protection Obligations, provided that (1) such Interest Rate Protection Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by paragraph (a) of the "Limitation on Indebtedness and Disqualified Capital Stock" covenant, and (2) the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate;

        (v) Indebtedness under Currency Hedge Obligations, provided that (1) such Currency Hedge Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by paragraph (a) of the "Limitation on Indebtedness and Disqualified Capital Stock" covenant or to the foreign currency cash flows reasonably expected to be generated or required by the Company and its Restricted Subsidiaries, (2) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of such Indebtedness and the amount of such foreign currency cash flows to which such Currency Hedge Obligations relate and (3) such Currency Hedge Obligations are entered into for the purpose of limiting currency exchange rate risks in connection with transactions entered into in the ordinary course of business;

        (vi) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary; provided, however, that upon either (1) the subsequent issuance (other than directors' qualifying shares), sale, transfer or other disposition of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or (2) the transfer or other disposition of any such Indebtedness (except to the Company or a Wholly Owned Restricted Subsidiary), the provisions of this clause (vi) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of paragraph (a) of the "Limitation on Indebtedness and Disqualified Capital Stock" covenant at the time the Wholly Owned Restricted Subsidiary in question ceased to be a Wholly Owned Restricted Subsidiary or the time such transfer or other disposition occurred;

       (vii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company in the ordinary course of business, including guaranties or obligations of the Company with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

      (viii) Indebtedness in respect of Capitalized Lease Obligations directly incurred by the Company, provided that such Indebtedness incurred under this clause (viii) does not exceed $2.5 million at any one time outstanding; and

        (ix) any renewals, amendments, extensions, supplements, modifications, deferrals, substitutions, refinancing or replacements (each, for purpose of this clause (ix), a "refinancing") by the Company or a Restricted Subsidiary of any Indebtedness incurred pursuant to paragraph (a) of the "Limitation on Indebtedness and Disqualified Capital Stock" covenant (without giving effect to the parenthetical excluding Permitted Indebtedness) or referred to above in clauses (ii) through (vi) or this clause (ix), so long as (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing, (B) in the case of any refinancing of Indebtedness (including the Senior Notes) that is PARI PASSU with or subordinated in right of payment to the Senior Notes, then such new Indebtedness is PARI PASSU with or subordinated in right of payment to the Senior Notes at least to the same extent as the Indebtedness being refinanced and (C) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity that is at least 91 days later than the final Stated Maturity of the Indebtedness being refinanced.

    "Permitted Investments" means any of the following: (i) Investments in Cash Equivalents; (ii) Investments in the Company or any of its Wholly Owned Restricted Subsidiaries; (iii) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (A) such other Person becomes a Wholly Owned Restricted Subsidiary or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties and assets to, the Company or a Wholly Owned Restricted Subsidiary; (iv) Investments permitted under the "Limitation on Asset Sales" covenant; (v) Investments made in the ordinary course of business in prepaid expenses, lease, utility, workers' compensation, performance and other similar deposits; (vi) Investments in an aggregate amount not to exceed $2.5 million in any Person engaged primarily in a Related Business on the date of any such Investment; and (vii) Investments in the Leasing Company in an aggregate amount not to exceed $5.0 million.

    "Permitted Liens" means the following types of Liens:

        (i) Liens existing as of the date of the Indenture;

        (ii) Liens securing the Senior Notes;

       (iii) Liens in favor of the Company or, with respect to a Restricted Subsidiary, Liens in favor of another Restricted Subsidiary;

        (iv) Liens on accounts receivable, notes receivable or chattel paper securing Indebtedness under one or more Working Capital Agreements that do not, in the aggregate, exceed the amounts permitted pursuant to clause (i) of the definition of Permitted Indebtedness;

        (v) Liens securing Indebtedness that constitutes Permitted Indebtedness pursuant to clause (ix) of the definition of "Permitted Indebtedness" incurred as a refinancing of any Indebtedness secured by Liens described in clause (i) or (iv) of this definition; provided, however, that such Liens
    (x) are not less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

        (vi) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary of the Company, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

       (vii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

      (viii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (ix) judgment Liens not giving rise to a Default or Event of Default and so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

        (x) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

        (xi) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; provided that (A) the Attributable Indebtedness related thereto constitutes Indebtedness permitted to be incurred under the terms of the Indenture and (B) with respect to any Capitalized Lease Obligation, such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

       (xii) Liens securing Purchase Money Indebtedness; provided, however, that
    (A) the Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired and any proceeds therefrom and (B) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition;

      (xiii) Liens upon specific items of inventory or other goods of any Person securing such Person's obligations in respect of bankers acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

       (xiv) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

       (xv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and setoff;

       (xvi) Liens securing Acquired Indebtedness incurred in accordance with the covenant described under "--Certain Covenants--Limitation on Indebtedness and Disqualified Capital Stock;" provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

      (xvii) Liens on substantially all of the assets of W&G, Ltd. under any Working Capital Agreement.

    "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

    "Principals" means (i) John K. Ziegler, Richard J. Mackey, John K. Ziegler, Jr., Jack Klasky, Alan B. Lee, Maxwell L. Tripp, and other members of the Company's principal management or (ii) the Company's Savings and Employee Stock Ownership Plan and its other retirement plans holding shares of the Company's Capital Stock.

    "Public Equity Offering" means an offer and sale of Common Stock of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

    "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with the purchase of property or assets for the business of the Company and its Restricted Subsidiaries.

    "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

    "Related Business" means the businesses of the Company and the Restricted Subsidiaries on the date on which the Senior Notes were originally issued and any business related, ancillary or complementary to the business of the Company and the Restricted Subsidiaries on such date.

    "Restricted Investment" means (without duplication) any Investment other than a Permitted Investment including without limitation a Subsidiary designated as an Unrestricted Subsidiary.

    "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of the Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary in the manner described in the definition of the term "Unrestricted Subsidiary."

    "S&P" means Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

    "Sale/Leaseback Transaction" means any direct or indirect arrangement pursuant to which properties or assets are sold or transferred by the Company or a Restricted Subsidiary and are thereafter leased back from the purchaser or transferee thereof by the Company or one of its Restricted Subsidiaries.

    "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

    "Subordinated Indebtedness" means any Indebtedness of the Company or the Subsidiary Guarantors which is expressly subordinated in right of payment to the Senior Notes or Subsidiary Guarantees, respectively.

    "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

    "Subsidiary Guarantors" mean (i) all U.S. subsidiaries of the Company existing as of the date of the Indenture and (ii) any other Subsidiary of the Company or a Subsidiary thereof that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

    "Unrestricted Subsidiary" means (i) the Leasing Company, (ii) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; (c) such designation as an Unrestricted Subsidiary would be permitted under the "Limitation on Restricted Payments" covenant; (d) such designation shall not result in the creation or imposition of any Lien on any of the properties or assets of the Company or any Restricted Subsidiary (other than any Permitted Lien) and (e) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under clause (a) of the "Limitation on Indebtedness and Disqualified Capital Stock" covenant; provided, however, that with respect to clause (a) above, the Company or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (x) such liability constituted a Permitted Investment or a Restricted Payment permitted by the "Limitation on Restricted Payments" covenant, in each case, at the time of incurrence, or (y) the liability would be a Permitted Investment in each case at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation along with an Officers' Certificate stating that such designation is in compliance with the requirements under the Indenture. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation on a pro forma basis, (i) no Default or Event of Default shall have occurred and be continuing,

(ii) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under clause (a) of the "Limitation on Indebtedness and Disqualified Capital Stock" covenant and (iii) if any of the properties and assets of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with the "Limitation on Liens" covenant.

    "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

    "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

    "Working Capital Agreements" mean (i) the New Credit Facility, (ii) the W&G, Ltd. Credit Facility, (iii) with respect to any Person (including the Company), without duplication, any agreement or agreements between such Person and a financial institution or any institutions providing for the making of loans or advances on a revolving basis, the issuance of letters of credit and/or the creation of bankers' acceptances to fund such Person's general corporate requirements, and (iv) any refinancings, renewals, replacements, modification and extensions of any of the agreements described in clauses (i), (ii) and
(iii).

BOOK ENTRY; DELIVERY AND FORM

    Except as described in the next paragraph, the Old Notes have been, and the New Notes will be, issued to qualified institutional buyers in the form of a single, permanent global certificate in the definitive, fully registered form (collectively, the "Global Note"). The Global Note was deposited on the date of the closing of the sale of the Old Notes with, or on behalf of, DTC and registered in the name of the nominee of DTC. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

    The Old Notes that have been issued that were, and New Notes that will be issued, as described below under "--Certificated Securities," that will be, purchased by or transferred to "institutional accredited investors," within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Securities Act, who are not "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), were or will be Certificated Securities issued in registered certificated form. Upon the transfer to a qualified institutional buyer of Certificated Securities, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Senior Notes being transferred.

    DTC has advised the Company and the Initial Purchaser as follows: It is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to the DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by DTC only through Participants or indirect participants.

    DTC has also advised that pursuant to procedures established by it ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to Participants' interest), the Participants and the indirect participants. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Note is limited to such extent.

    So long as a nominee of DTC is the registered owner of the Global Note, such nominee will be considered the sole owner or holder of the Senior Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Note will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to receive physical delivery of Senior Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Neither the Company, the Trustee, the paying agent nor the Senior Notes registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Principal, interest payments and payments of Old Note Liquidated Damages, if any, on the Global Note registered in the name of DTC's nominee or DTC will be made by the Company, either directly or through a paying agent, to DTC's nominee as the registered owner of the Global Note. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Senior Notes are registered as the owners of such Senior Notes for the purpose of receiving payments of principal and interest on such Senior Notes and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Senior Notes to owners of beneficial interests in the Global Note. DTC has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal or interest to credit immediately the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of DTC. Payments by Participants and indirect participants to owners of beneficial interests in the Global Note will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participants or indirect participants.

    As long as the Senior Notes are represented by a Global Note, DTC's nominee will be the holder of the Senior Notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the Senior Notes. See " --Certain Covenants--Change of Control" and "--Limitation on Asset Sales." Notice by Participants or indirect participants or by owners of beneficial interests in a Global Note held through such Participants or indirect participants of the exercise of the option to elect repayment of beneficial interests in Senior Notes represented by a Global Note must be transmitted to DTC in accordance with its procedures on a form required by DTC and provided to Participants. In order to ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular Senior Note, the beneficial owner of such Senior Note must instruct the broker or other Participant or exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other Participant or indirect participant through which it holds an interest in a Senior Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC. The Company will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

CERTIFICATED SECURITIES

    Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Senior Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof).

    In addition, the Company will issue Senior Notes in definitive form in exchange for the Global Note if, and only if, DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days. In such an instance, an owner of a beneficial interest in the Global Note will be entitled to have Senior Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Senior Notes in definitive form. Senior Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

    Neither the Company nor the Trustee will be liable for any delay by DTC or its nominee in identifying the beneficial owners of Senior Notes and the Company and the Trustee any conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the principal U.S. federal income tax consequences resulting from the exchange of Old Notes for New Notes pursuant to the Exchange Offer and from the beneficial ownership of Senior Notes by certain persons. This summary does not purport to consider all the possible U.S. federal tax consequences of the participation in the Exchange Offer or the ownership or disposition of the Senior Notes and is not intended to reflect the particular tax position of any beneficial owner. It deals only with Senior Notes held as capital assets. Moreover, it does not purport to deal with all aspects of federal taxation that may be relevant to particular investors in light of their personal investment circumstances and it does not address beneficial owners that may be subject to special tax rules, such as banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, purchasers that hold Senior Notes as part of a hedging transaction or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a Senior Note and one or more other investments, or purchasers that have a "functional currency" other than the U.S. dollar. Except to the extent discussed below under "Non-U.S. Holders," this summary is addressed only to beneficial owners of Senior Notes ("U.S. Holders") that are citizens or residents of the United States, corporations, partnerships, or other business entities created or organized in or under the laws of the United States or any State (including the District of Columbia), or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source ("U.S. Persons"). This summary is based upon the U.S. federal tax laws and regulations as now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. It does not include any description of estate or gift tax laws or the tax laws of any state, local or foreign government that may be applicable to the Senior Notes or the beneficial owners thereof. Persons considering participating in the Exchange Offer or making an investment in the Senior Notes should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any consequences to them under the laws of any other taxing jurisdiction.

EXCHANGE

    The exchange of the Old Notes for the New Notes pursuant to the Exchange Offer should not be treated as a taxable transaction for federal income tax purposes because the New Notes do not differ materially in kind or extent from the Old Notes. Accordingly, no gain or loss should be recognized by a Holder who exchanges an Old Note for a New Note pursuant to the Exchange Offer, and each New Note should be viewed as a continuation of the corresponding Old Note. For purposes of determining gain or loss upon a subsequent sale or exchange of the New Notes, a holder's initial basis in the New Notes will be the same as such holder's adjusted basis in the Old Notes exchanged therefor, and the holding period of a holder in the New Note should include the period during which such holder held such corresponding Old Note.

U.S. HOLDERS

    PAYMENTS OF INTEREST. In general, interest on a Senior Note will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder's method of accounting for tax purposes.

    ORIGINAL ISSUE DISCOUNT. The Old Notes were issued with original issue discount ("OID") for federal income tax purposes. Because the New Notes are treated as a continuation of the Old Notes, the OID on the Old Notes will carry over to the New Notes, and continue to be treated in the same manner.

    U.S. Holders of Senior Notes are required to include OID as ordinary income as it accrues in accordance with a constant yield method based on compounding at the end of each accrual period. The term "accrual period" may be any set of periods (which may be of varying lengths) selected by the U.S. Holder as long as
(i) no accrual period is longer than one year, and (ii) each scheduled payment of interest or principal on the Senior Note occurs on the first or final day of an accrual period. In general, the amount of OID required to be included in income will increase with each successive accrual period.

    The Company will report annually to the Internal Revenue Service (the "IRS") and to each holder other than exempt holders not subject to the information reporting requirements, the amount of OID and interest accrued with respect to the Senior Notes.

    SALE OR REDEMPTION. A U.S. Holder generally will recognize taxable gain or loss on the sale or redemption of a Senior Note equal to the difference between the amount realized from such sale or redemption (other than any amount attributable to accrued interest) and such U.S. Holder's adjusted tax basis for such Senior Note. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holding period for such Senior Notes is more than one year. A U.S. Holder's adjusted tax basis in a Senior Note is generally equal to the amount paid therefor, increased by accrued OID previously included in the U.S. Holder's gross income with respect to the Senior Note.

    OLD NOTE LIQUIDATED DAMAGES. The Company intends to take the position that the Old Note Liquidated Damages, if any, will be taxable to a U.S. Holder as ordinary income in accordance with the U.S. Holder's method of accounting for federal income tax purposes. The IRS may take a different view, however, which could affect the timing of the U.S. Holder's income with respect to the Old Note Liquidated Damages and possibly could affect the timing of inclusion of interest income.

NON-U.S. HOLDERS

    The following discussion summarizes certain U.S. federal income tax consequences generally applicable to the ownership and disposition of the Senior Notes by a beneficial owner who is not a U.S. Person ("Non-U.S. Holder"). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder and does not describe any tax consequences arising out of the laws of any state, locality or foreign jurisdiction or out of U.S. federal estate and gift tax laws. Non-U.S. Holders are advised to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of their participation in the Offering.

    Under present U.S. federal income tax law and subject to the discussion of backup withholding below:

        (a) payments of principal and interest (including OID) on the Senior Notes by the Company or any agent of the Company to any Non-U.S. Holder whose income from the Senior Notes is not effectively connected with a U.S. trade or business will not be subject to U.S. federal withholding tax, provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation (as defined for U.S. federal income tax purposes) that is related to the Company through stock ownership or a bank making an extension of credit pursuant to a loan agreement in the ordinary course of business, and (iii) either (A) the beneficial owner of the Senior Notes certifies to the Company or its agent, under penalties of perjury, that he is not a U.S. Person and provides his name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Senior Notes on behalf of the beneficial owner, certifies to the Company or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by another financial institution and furnishes the payor with a copy thereof; and

        (b) a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other disposition (including a redemption) of Senior Notes unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual, such holder is present in the U.S. for 183 or more days in the taxable year of the sale or disposition and either has a "tax home" (as defined for U.S. federal income tax purposes) in the United States or an office or other fixed place of business in the United States to which the sale or disposition is attributable.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    For each calendar year in which the Senior Notes are outstanding, the Company is required to provide the IRS with certain information, including the holder's name, address and taxpayer identification number, the aggregate amount of principal and interest paid to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

    In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or under reports its tax liability, the Company, its agents or paying agents or a broker may be required to "backup" withhold a tax equal to 31% of each payment of interest and principal (and premium, if any) on the Senior Notes. This backup withholding is not an additional tax and may be credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

    Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a Non-U.S. Holder of a Senior Note if such holder has provided the required certification that it is not a U.S. Person as set forth in clause (iii) in paragraph (a) under "--Non-U.S. Holders," or has otherwise established an exemption (provided that neither the Company nor its agent has actual knowledge that the holder is a U.S. Person or that the conditions of any exemption are not in fact satisfied).

    Payment of the proceeds from the sale of a Senior Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting may apply to such payments if the broker is a U.S. Person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business. Payment of the proceeds from a sale of a Senior Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

                              PLAN OF DISTRIBUTION

    Any broker-dealer who holds Old Notes that are "Transfer Restricted Securities" (as defined in the Registration Rights Agreement) and that were acquired for its own account as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company) may exchange such Old Notes; however, such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with any resales of the New Notes received by such broker-dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of a copy of this Prospectus. The Company has agreed that for a period of 180 days after the effective date of the Registration Statement of which this Prospectus is a part, and use its best efforts to make this Prospectus, as amended or supplemented, available to any broker-dealer for use
in connection with any such resale. In addition, until       , 1997 (90 days
after commencement of the Exchange Offer), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the effective date of the Registration Statement of which this Prospectus is a part, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay the expenses incident to the Exchange Offer and will indemnify the Holders of the Old Notes against certain liabilities, including certain liabilities under the Securities Act, in connection with the Exchange Offer.

                                 LEGAL MATTERS

    The legality of the New Notes offered hereby will be passed upon by Hughes Hubbard & Reed LLP, New York, New York.

                                    EXPERTS

    The consolidated balance sheets of Willcox & Gibbs, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995 and for the period from July 13, 1994 (date of formation) to December 31, 1994 and the consolidated statements of operations and cash flows of the Company's Predecessor for the period from January 1, 1994 to July 12, 1994 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The combined balance sheet of Clinton Management Corp. (d/b/a Clinton Machine & Supply) and Clinton Machinery Corp. as of December 31, 1995 and the related combined statements of operations, stockholders' equity (deficit) and cash flows for the year then ended have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

    The consolidated balance sheets of Macpherson Meistergram, Inc. and subsidiary as of December 31, 1996 and 1995, the related consolidated statements of income, stockholders' investment and cash flows for each of the three years in the period ended December 31, 1996, and the information set forth in the selected historical financial information as of December 31, 1996, 1995 and 1994 and each of the three years in the period ended December 31, 1996, included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the New Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the New Notes offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus concerning the contents of any contract or other document are not necessarily complete. With respect to each such contract or other document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    The Company is not currently subject to the periodic reporting and other informational requirements of the Exchange Act. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Senior Notes remain outstanding, it will furnish to the Holders of the Senior Notes: (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to annual information only, a report thereon by the Company's certified independent accountants, and
(ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, following consummation of the Exchange Offer, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and will make such information available to any prospective investors upon request. In addition, for so long as any of the Senior Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Senior Notes or beneficial owner of the Senior Notes in connection with any sale thereof, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
WILLCOX & GIBBS, INC. AND SUBSIDIARIES
  Independent Auditors' Report.............................................................................  F-2
  Consolidated Balance Sheets as of December 31, 1996 and 1995.............................................  F-3
  Consolidated Statements of Operations for the years ended December 31, 1996 and 1995, for the period July  F-4
    13, 1994 to December 31, 1994 and for the period January 1, 1994 to July 12, 1994......................
  Consolidated Statements of Stockholders' Equity for the years ended December 31, 1996 and 1995, for the    F-5
    period July 13, 1994 to December 31, 1994 and for the period January 1, 1994 to July 12, 1994..........
  Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1995, for the period July  F-6
    13, 1994 to December 31, 1994 and for the period January 1, 1994 to July 12, 1994......................
  Notes to Consolidated Financial Statements...............................................................  F-7

MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY
  Report of Independent Public Accountants.................................................................  F-23
  Consolidated Balance Sheets as of December 31, 1996 and 1995.............................................  F-24
  Consolidated Statements of Income for the years ended December 31, 1996, 1995 and 1994...................  F-25
  Consolidated Statements of Stockholders' Investment for the years ended December 31, 1996, 1995 and        F-26
    1994...................................................................................................
  Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994...............  F-27
  Notes to Consolidated Financial Statements...............................................................  F-28

CLINTON MANAGEMENT CORP. AND CLINTON MACHINERY CORP.
  Independent Auditors' Report.............................................................................  F-37
  Combined Balance Sheet as of December 31, 1995...........................................................  F-38
  Combined Statement of Operations for the year ended December 31, 1995....................................  F-39
  Combined Statement of Stockholders' Equity (Deficit) for the year ended December 31, 1995................  F-40
  Combined Statement of Cash Flows for the year ended December 31, 1995....................................  F-41
  Notes to Combined Financial Statements...................................................................  F-42

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors

Willcox & Gibbs, Inc.:

    We have audited the accompanying consolidated balance sheets of Willcox & Gibbs, Inc. and subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995 and for the period from July 13, 1994 (date of formation) to December 31, 1994 and the consolidated statements of operations and cash flows of the Company's Predecessor (see note
1) for the period from January 1, 1994 to July 12, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Willcox & Gibbs, Inc. and subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995 and for the period from July 13, 1994 (date of formation) to December 31, 1994 and the results of operations and cash flows of the Company's Predecessor (see note 1) for the period from January 1, 1994 to July 12, 1994, in conformity with generally accepted accounting principles.

    As discussed in note 1 to the consolidated financial statements, effective July 13, 1994, Willcox & Gibbs, Inc. acquired the assets and liabilities of certain divisions of Rexel, Inc. in a transaction accounted for as a purchase. As a result of the transaction, the consolidated financial statements for periods after the transaction are presented on a different cost basis than that for the period before the acquisition and, therefore, are not comparable.

                                          KPMG Peat Marwick LLP

Atlanta, Georgia

February 26, 1997

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                                                                               COMPANY
                                                                                     ----------------------------
                                                                                         1996           1995
                                                                                     -------------  -------------
                                  ASSETS (NOTE 5)
Current assets:
  Cash.............................................................................  $     881,500        920,238
  Trade accounts receivable, net of allowance for doubtful accounts of $2,419,000
    in 1996 and $1,596,000 in 1995.................................................     22,335,977     14,235,751
  Inventories (note 3).............................................................     34,223,674     29,447,999
  Prepaid expenses and other current assets........................................      2,655,412      2,021,276
  Deferred income taxes (note 7)...................................................        804,006        563,408
                                                                                     -------------  -------------
      Total current assets.........................................................     60,900,569     47,188,672
Property and equipment, net (note 4)...............................................      4,400,341      2,811,486
Deferred financing costs, less accumulated amortization of $811,755 in 1996 and
  $435,439 in 1995 (notes 2 and 15)................................................      2,323,168      1,344,706
Intangible assets, less accumulated amortization of $228,622
  in 1996 (notes 2 and 10).........................................................     11,059,878        603,000
Other assets.......................................................................      1,044,532        579,659
                                                                                     -------------  -------------
                                                                                     $  79,728,488     52,527,523
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Revolving line of credit (notes 5 and 15)........................................  $  19,347,392     12,941,374
  Book overdrafts..................................................................      1,499,297        597,110
  Current installments of long-term debt (notes 6 and 15)..........................      3,195,401      1,812,500
  Trade accounts payable...........................................................     12,806,244      6,230,155
  Income taxes payable.............................................................        641,568        308,725
  Accrued liabilities and other current liabilities................................      4,757,983      3,375,362
                                                                                     -------------  -------------
      Total current liabilities....................................................     42,247,885     25,265,226
Deferred income taxes (note 7).....................................................        290,113        154,946
Accrued retirement benefits (note 8)...............................................      2,451,939      2,647,724
Long-term debt, excluding current installments (notes 2, 6, and 15)................     18,893,332     16,354,787
Other liabilities..................................................................        168,258        212,890
                                                                                     -------------  -------------
      Total liabilities............................................................     64,051,527     44,635,573
                                                                                     -------------  -------------
Common stock subject to put option (note 2)........................................      3,000,000       --
Stockholders' equity (notes 2, 9, 10, and 15):
  Common stock:
    Class A, $10 stated value. Authorized 1,500,000 shares; issued and outstanding
      976,277 shares (including 100,000 shares subject to put option) in 1996 and
      658,248 shares in 1995.......................................................      8,762,770      6,582,480
    Class B, no par value. Authorized 250,000 shares; none issued..................       --             --
    Class C, no par value. Authorized 250,000 shares; none issued..................       --             --
  Additional paid-in capital.......................................................      1,904,398        826,612
  Subscriptions receivable.........................................................       (429,462)      (113,881)
  Retained earnings................................................................      2,201,527        888,400
  Cumulative translation adjustment................................................        237,728       (291,661)
                                                                                     -------------  -------------
  Total stockholders' equity.......................................................     12,676,961      7,891,950
                                                                                     -------------  -------------
Commitments (note 14)
                                                                                     $  79,728,488     52,527,523
                                                                                     -------------  -------------
                                                                                     -------------  -------------

          See accompanying notes to consolidated financial statements.

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

          YEARS ENDED DECEMBER 31, 1996 AND 1995, FOR THE PERIOD FROM

             JULY 13, 1994 (DATE OF FORMATION) TO DECEMBER 31, 1994

            AND FOR THE PERIOD FROM JANUARY 1, 1994 TO JULY 12, 1994

                                                                                                         COMPANY'S
                                                                       COMPANY                          PREDECESSOR
                                                   ------------------------------------------------  -----------------
                                                                                     PERIOD FROM        PERIOD FROM
                                                                                  JULY 13, 1994 TO    JANUARY 1,1994
                                                        1996           1995       DECEMBER 31, 1994  TO JULY 12, 1994
                                                   --------------  -------------  -----------------  -----------------
Net sales........................................  $  113,851,258     90,431,431       41,643,728         41,308,902
Cost of goods sold...............................      77,623,034     60,642,521       29,161,827         26,908,448
                                                   --------------  -------------  -----------------  -----------------
  Gross profit...................................      36,228,224     29,788,910       12,481,901         14,400,454
Selling, general, and administrative expenses....      28,968,827     23,606,126       11,263,508         11,997,834
                                                   --------------  -------------  -----------------  -----------------
  Operating income...............................       7,259,397      6,182,784        1,218,393          2,402,620
Other income (expense):
  Interest expense...............................      (4,824,553)    (4,248,820)      (1,946,071)        (1,390,274)
  Other, net.....................................          14,968         17,806           85,373           (223,922)
                                                   --------------  -------------  -----------------  -----------------
  Income (loss) before income taxes and
  extraordinary item.............................       2,449,812      1,951,770         (642,305)           788,424
Income tax expense (benefit) (note 7)............       1,136,685        557,513         (288,022)           425,561
                                                   --------------  -------------  -----------------  -----------------
  Income (loss) before extraordinary item........       1,313,127      1,394,257         (354,283)           362,863
Extraordinary loss, net of income tax benefit of
  $92,901 (note 10)..............................        --             (151,574)        --                 --
                                                   --------------  -------------  -----------------  -----------------
    Net income (loss)............................  $    1,313,127      1,242,683         (354,283)           362,863
                                                   --------------  -------------  -----------------  -----------------
                                                   --------------  -------------  -----------------  -----------------
Earnings (loss) per common share and common share
  equivalent:
  Income (loss) before extraordinary item........  $         1.23           1.85             (.58)
  Extraordinary item, net........................        --                 (.20)        --
                                                   --------------  -------------  -----------------
    Net income (loss)............................  $         1.23           1.65             (.58)
                                                   --------------  -------------  -----------------
                                                   --------------  -------------  -----------------
Weighted average number of common shares and
  common share equivalents.......................       1,068,645        754,153          607,577
                                                   --------------  -------------  -----------------
                                                   --------------  -------------  -----------------

          See accompanying notes to consolidated financial statements.

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

           YEARS ENDED DECEMBER 31, 1996 AND 1995 AND FOR THE PERIOD FROM JULY 13, 1994 (DATE OF FORMATION) TO DECEMBER 31, 1994

                                        CLASS A COMMON                    RETAINED      CLASS A
                                            STOCK          ADDITIONAL     EARNINGS    COMMON STOCK  CUMULATIVE      TOTAL
                                     --------------------    PAID-IN    (ACCUMULATED  SUBSCRIPTIONS TRANSLATION  STOCKHOLDERS'
                                      SHARES     AMOUNT      CAPITAL      DEFICIT)     RECEIVABLE   ADJUSTMENTS     EQUITY
                                     ---------  ---------  -----------  ------------  ------------  -----------  ------------
Initial capitalization at July 13,
  1994.............................    481,250  $4,812,500     --            --            --           --         4,812,500
Fair value of common stock warrants
  issued (note 10).................     --         --       1,688,000        --            --           --         1,688,000
Net loss...........................     --         --          --          (354,283)       --           --          (354,283)
Class A common stock issued to the
  Company's Employee Stock
  Ownership Plan ("ESOP") relating
  to Rexel, Inc.'s ESOP rollover...    101,500  1,015,000      --            --        (1,015,000)      --            --
Class A common stock issued to the
  Company's ESOP...................     24,827    248,267      --            --          (248,267)      --            --
Translation adjustments............     --         --          --            --            --         (179,710)     (179,710)
                                     ---------  ---------  -----------  ------------  ------------  -----------  ------------
Balance at December 31, 1994.......    607,577  6,075,767   1,688,000      (354,283)   (1,263,267)    (179,710)    5,966,507
Net income.........................     --         --          --         1,242,683        --           --         1,242,683
Proceeds from subscriptions
  receivable.......................     --         --          --            --         1,263,267       --         1,263,267
Class A common stock issued to the
  Company's ESOP...................     50,671    506,713     138,612        --          (113,881)      --           531,444
Repurchase and retirement of
  warrants (note 10)...............     --         --      (1,000,000)       --            --           --        (1,000,000)
Translation adjustments............     --         --          --            --            --         (111,951)     (111,951)
                                     ---------  ---------  -----------  ------------  ------------  -----------  ------------
Balance at December 31, 1995.......    658,248  6,582,480     826,612       888,400      (113,881)    (291,661)    7,891,950
Net income.........................     --         --          --         1,313,127        --           --         1,313,127
Proceeds from subscriptions
  receivable.......................     --         --          --            --           113,881       --           113,881
Class A common stock issued to the
  Company's ESOP...................     33,715    337,150     281,781        --          (429,462)      --           189,469
Fair value of common stock warrants
  issued (note 9)..................     --         --         357,000        --            --           --           357,000
Class A common stock issued in
  Clinton acquisition (note 2).....    100,000     --          --            --            --           --            --
Class A common stock sold in
  private placement (note 2).......    184,314  1,843,140     439,005        --            --           --         2,282,145
Translation adjustments............     --         --          --            --            --          529,389       529,389
                                     ---------  ---------  -----------  ------------  ------------  -----------  ------------
Balance at December 31, 1996.......    976,277  $8,762,770  1,904,398     2,201,527      (429,462)     237,728    12,676,961
                                     ---------  ---------  -----------  ------------  ------------  -----------  ------------
                                     ---------  ---------  -----------  ------------  ------------  -----------  ------------

          See accompanying notes to consolidated financial statements.

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

          YEARS ENDED DECEMBER 31, 1996 AND 1995, FOR THE PERIOD FROM
             JULY 13, 1994 (DATE OF FORMATION) TO DECEMBER 31, 1994
            AND FOR THE PERIOD FROM JANUARY 1, 1994 TO JULY 12, 1994

                                                                                                             COMPANY
                                                                                                  ------------------------------
                                                                                                       1996            1995
                                                                                                  --------------  --------------
Cash flows from operating activities:
  Net income (loss).............................................................................  $    1,313,127       1,242,683
  Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
    Depreciation and amortization...............................................................         651,606         458,514
    Provision for losses on accounts receivable.................................................         267,034         580,520
    Amortization of deferred financing costs and intangible assets..............................         604,938         290,292
    Amortization of debt discounts..............................................................         175,929         187,786
    Deferred income taxes.......................................................................         271,252          17,424
    Translation adjustments.....................................................................         529,389        (111,951)
    Extraordinary loss on debt extinguishment, net..............................................        --               151,574
    Changes in operating assets and liabilities, net of effects of business acquisitions:
      Trade accounts receivable.................................................................      (4,728,958)        768,495
      Inventories...............................................................................      (1,391,678)       (753,188)
      Prepaid expenses and other current assets.................................................        (363,358)       (370,929)
      Other assets..............................................................................        (203,064)       (652,758)
      Income taxes payable......................................................................         332,843         200,746
      Trade accounts payable and other liabilities..............................................       2,220,304        (191,464)
                                                                                                  --------------  --------------
        Net cash provided by (used in) operating activities.....................................        (320,636)      1,817,744
                                                                                                  --------------  --------------
Cash flows from investing activities:
  Capital expenditures..........................................................................      (1,247,380)       (771,080)
  Proceeds from sale of property and equipment..................................................          76,094          14,716
  Payments for business acquisitions, net of cash acquired......................................     (12,012,103)       --
                                                                                                  --------------  --------------
    Net cash used in investing activities.......................................................     (13,183,389)       (756,364)
                                                                                                  --------------  --------------
Cash flows from financing activities:
    Net proceeds from (reduction of) revolving line of credit, net of proceeds from debt issued
      in business acquisitions..................................................................       1,738,579       2,327,342
    Increase (decrease) in book overdraft.......................................................         902,187         (22,497)
    Proceeds from debt issued in business acquisitions..........................................       9,167,439        --
    Proceeds from other debt....................................................................       1,712,600        --
    Principal payments on long-term debt........................................................      (2,110,083)     (1,375,000)
    Payment of financing costs..................................................................        (530,930)       --
    Proceeds from common stock sold in private placement........................................       2,282,145        --
    Extinguishment of debt......................................................................        --            (2,500,000)
    Repurchase and retirement of warrants.......................................................        --            (1,000,000)
    Proceeds from common stock issued to the Company's ESOP.....................................         303,350       1,794,711
    Net financing transactions with Rexel, Inc..................................................        --              --
                                                                                                  --------------  --------------
      Net cash provided by (used in) financing activities.......................................      13,465,287        (775,444)
                                                                                                  --------------  --------------
      Net change in cash........................................................................         (38,738)        285,936
Cash at beginning of period.....................................................................         920,238         634,302
                                                                                                  --------------  --------------
Cash at end of period...........................................................................  $      881,500         920,238
                                                                                                  --------------  --------------
                                                                                                  --------------  --------------
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Interest....................................................................................  $    4,157,170       3,618,429
                                                                                                  --------------  --------------
                                                                                                  --------------  --------------
    Income taxes, net of refunds................................................................  $      320,277         339,185
                                                                                                  --------------  --------------
                                                                                                  --------------  --------------
Supplemental disclosure of noncash investing and financing activities:
  Issuance of common stock subscriptions receivable.............................................  $      429,462         113,881
                                                                                                  --------------  --------------
                                                                                                  --------------  --------------
  Effects of business acquisitions:
    Fair value of assets acquired...............................................................  $    8,875,546        --
                                                                                                  --------------  --------------
                                                                                                  --------------  --------------
    Liabilities assumed.........................................................................  $    4,167,724        --
                                                                                                  --------------  --------------
                                                                                                  --------------  --------------

                                                                                                                       COMPANY'S

                                                                                                                      PREDECESSOR

                                                                                                                    ----------------

                                                                                                    PERIOD FROM       PERIOD FROM

                                                                                                   JULY 13, 1994    JANUARY 1, 1994

                                                                                                  TO DECEMBER 31,     TO JULY 12,

                                                                                                        1994              1994

                                                                                                  ----------------  ----------------

Cash flows from operating activities:
  Net income (loss).............................................................................         (354,283)          362,863

  Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
    Depreciation and amortization...............................................................          184,421           315,615

    Provision for losses on accounts receivable.................................................          320,678           223,551

    Amortization of deferred financing costs and intangible assets..............................          411,498          --

    Amortization of debt discounts..............................................................          110,526          --

    Deferred income taxes.......................................................................         (425,886)         --

    Translation adjustments.....................................................................         (179,710)          393,019

    Extraordinary loss on debt extinguishment, net..............................................         --                --

    Changes in operating assets and liabilities, net of effects of business acquisitions:
      Trade accounts receivable.................................................................       (2,785,869)         (512,026)

      Inventories...............................................................................        3,090,027         1,366,675

      Prepaid expenses and other current assets.................................................         (483,080)          (57,343)

      Other assets..............................................................................          121,236           500,650

      Income taxes payable......................................................................          (76,125)          146,507

      Trade accounts payable and other liabilities..............................................        3,139,525          (803,721)

                                                                                                  ----------------  ----------------

        Net cash provided by (used in) operating activities.....................................        3,072,958         1,935,790

                                                                                                  ----------------  ----------------

Cash flows from investing activities:
  Capital expenditures..........................................................................         (272,491)         (346,109)

  Proceeds from sale of property and equipment..................................................          181,802          --

  Payments for business acquisitions, net of cash acquired......................................      (39,089,106)         --

                                                                                                  ----------------  ----------------

    Net cash used in investing activities.......................................................      (39,179,795)         (346,109)

                                                                                                  ----------------  ----------------

Cash flows from financing activities:
    Net proceeds from (reduction of) revolving line of credit, net of proceeds from debt issued
      in business acquisitions..................................................................       (4,565,968)         --

    Increase (decrease) in book overdraft.......................................................          619,607          --

    Proceeds from debt issued in business acquisitions..........................................       36,187,500          --

    Proceeds from other debt....................................................................         --                --

    Principal payments on long-term debt........................................................         (312,500)          (48,245)

    Payment of financing costs..................................................................         --                --

    Proceeds from common stock sold in private placement........................................        4,812,500          --

    Extinguishment of debt......................................................................         --                --

    Repurchase and retirement of warrants.......................................................         --                --

    Proceeds from common stock issued to the Company's ESOP.....................................         --                --

    Net financing transactions with Rexel, Inc..................................................         --                (940,955)

                                                                                                  ----------------  ----------------

      Net cash provided by (used in) financing activities.......................................       36,741,139          (989,200)

                                                                                                  ----------------  ----------------

      Net change in cash........................................................................          634,302           600,481

Cash at beginning of period.....................................................................         --               1,310,780

                                                                                                  ----------------  ----------------

Cash at end of period...........................................................................          634,302         1,911,261

                                                                                                  ----------------  ----------------

                                                                                                  ----------------  ----------------

Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Interest....................................................................................        1,341,083         1,390,274

                                                                                                  ----------------  ----------------

                                                                                                  ----------------  ----------------

    Income taxes, net of refunds................................................................         --                --

                                                                                                  ----------------  ----------------

                                                                                                  ----------------  ----------------

Supplemental disclosure of noncash investing and financing activities:
  Issuance of common stock subscriptions receivable.............................................        1,263,267          --

                                                                                                  ----------------  ----------------

                                                                                                  ----------------  ----------------

  Effects of business acquisitions:
    Fair value of assets acquired...............................................................       52,934,575          --

                                                                                                  ----------------  ----------------

                                                                                                  ----------------  ----------------

    Liabilities assumed.........................................................................       11,934,575          --

                                                                                                  ----------------  ----------------

                                                                                                  ----------------  ----------------


          See accompanying notes to consolidated financial statements.

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

(1) OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) OPERATIONS AND PRINCIPLES OF CONSOLIDATION

    Willcox & Gibbs, Inc. and subsidiaries (the "Company") are engaged principally in the distribution of replacement parts, supplies, and specialized equipment to manufacturers of apparel and other sewn products in the domestic and export markets. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

    The consolidated financial statements of the Company reflect a new basis of accounting allocating the purchase price to the assets and liabilities acquired using the purchase method of accounting (note 2). The consolidated financial statements of the Company's Predecessor for the period from January 1, 1994 to July 12, 1994 consist of the apparel operations of Rexel, Inc. prior to their acquisition by Willcox & Gibbs, Inc. on July 13, 1994.

    (B) INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined primarily by using the first-in, first-out method.

    (C) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided primarily using the straight-line method over the following estimated useful lives of the respective assets:

Buildings......................................................  40 years
                                                                 3 to 7
Machinery and equipment........................................  years
                                                                 5 to 7
Furniture and fixtures.........................................  years

    Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

    (D) DEFERRED FINANCING COSTS

    Deferred financing costs represent origination fees and other related costs incurred in connection with establishment of the Company's existing credit agreement. These costs have been deferred and are being amortized using the straight-line method over the term of the related debt.

    (E) INTANGIBLE ASSETS

    Intangible assets consist primarily of costs in excess of the fair value of net assets acquired in business combinations. Intangible assets are amortized on a straight-line basis over the expected periods to be benefited, generally 40 years. The Company assesses the recoverability of its intangible assets by determining whether the amortization of such balances over their remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(1) OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

    (F) BOOK OVERDRAFTS

    Under the Company's cash management system, checks issued but not presented to banks frequently result in overdraft balances for accounting purposes and are classified as book overdrafts in the accompanying consolidated balance sheets.

    (G) INCOME TAXES

    Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    The Federal taxable income of the Company's Predecessor was included in Rexel, Inc.'s consolidated Federal income tax return. The allocation of Federal income tax expense was provided as if the Company's Predecessor filed a separate Federal income tax return.

    (H) FORWARD EXCHANGE CONTRACTS

    The Company enters into forward exchange contracts for foreign currency as a hedge against accounts payable denominated in a foreign currency. These contracts are used by the Company to minimize exposure and reduce risk from exchange rate fluctuations in the normal course of its foreign business. Gains and losses on forward exchange contracts are deferred and included in the measurement of foreign currency transaction gains and losses when realized. Cash provided and used for forward exchange contracts is included in the cash flows resulting from changes in trade accounts payable. Contracts amounting to $45,514 and $1,123,098, whose contractual amounts approximate market value, were outstanding at December 31, 1996 and 1995, respectively.

    (I) FOREIGN CURRENCY TRANSLATION

    The local currency has been used as the functional currency of the Company's subsidiaries located outside of the United States. Assets and liabilities denominated in foreign currency are translated from their respective foreign currencies into U.S. dollars using exchange rates in effect at the balance sheet date. Revenues and expenses are translated at the average exchange rates in effect during the period. Translation gains and losses are included as a separate component of stockholders' equity. Transaction gains and losses included in results of operations are not material in 1996, 1995, or 1994.

    (J) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of the Company's senior notes payable are estimated based upon cash flows discounted using the interest rate available to the Company for debt with similar terms and remaining maturities. The carrying value of the Company's remaining borrowings approximate fair value due to the

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(1) OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) variable rate nature of the borrowings and/or the short maturity of the borrowings. The fair value of the Company's forward exchange contracts is estimated by obtaining quotes for contracts with similar terms. The fair value of letters of credit are based on fees currently charged for similar arrangements. The carrying value of all other financial instruments approximate fair value due to the short-term nature of such instruments.

    (K) EARNINGS PER SHARE

    Earnings per share is based on the weighted average number of common shares and common share equivalents outstanding during the period. Stock options, warrants, and subscriptions receivable are considered to be common share equivalents and, accordingly, have been included in the computation of earnings per share in the accompanying consolidated statements of operations. The Company's Predecessor operated as divisions of Rexel, Inc. As a result, the earnings per share for the Company's Predecessor for the period from January 1, 1994 to July 12, 1994 does not provide a meaningful comparison to the earnings per share of the Company and is, therefore, excluded from the accompanying consolidated statements of operations.

    (L) STOCK OPTIONS

    Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, Statement 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in Statement 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25. Pro forma disclosure in accordance with the provisions of Statement 123 is not applicable to the accompanying consolidated financial statements since no stock options had been granted by the Company in 1995 or 1996.

    (M) USE OF ESTIMATES

    Management of the Company and the Company's Predecessor have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

    (N) RECLASSIFICATIONS

    Certain reclassifications were made to the 1995 and 1994 accounts to conform to classifications adopted in 1996.

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(2) ACQUISITIONS

    On July 13, 1994, the Company was incorporated and entered into a Sale and Purchase Agreement to acquire the net assets and certain common stock of the apparel operations of Rexel, Inc. The aggregate purchase price consisted of $41,000,000 in cash and a $3,000,000 subordinated note with detachable Class B common stock warrants issued to Rexel, Inc. Concurrent with the acquisition, the Company sold common stock of the Company totaling $4,812,500 (note 9) and borrowed $35,680,000 from a lender and $507,500 from two officers of the Company. As discussed in note 10, the subordinated note and warrants were retired in 1995.

    Effective February 1, 1996, the Company purchased Clinton Machinery Corporation and Clinton Management Corporation (collectively, "Clinton"). Clinton is a distributor of screen-printing equipment and supplies for the apparel industry. The aggregate purchase price consisted of $4,000,000 in cash; 100,000 shares of the Company's Class A common stock; the assumption of approximately $4,500,000 of indebtedness and payables, which were subsequently repaid; and contingent payments of up to 38.87% of the operating income (as defined in the purchase agreement) of Clinton during each of the five years ending through December 31, 2000. Such contingent payments shall not exceed $10,500,000 and will be recorded as additional purchase consideration as such amounts become determinable. In addition, the shareholders of Clinton received a put option, giving them the right to sell the Class A common shares to the Company at $30 per share at the earlier of four years from the acquisition date, the closing date of an initial public offering by the Company, any accelerated due date of the senior notes described in note 15, or upon a change in control of the Company, as defined. In accordance with the rules and regulations of the Securities and Exchange Commission, the equity subject to this put option has been classified as common stock subject to put option in the accompanying consolidated balance sheet. The acquisition was financed by the issuance of 184,314 shares of Class A common stock, with proceeds of a 10.98% senior note payable for $1,200,000, and with proceeds of increasing the Company's variable rate senior note payable by $1,050,000 (note 6). As a result of the transaction, the Company recorded approximately $8,531,000 of intangible assets and $463,000 of deferred financing costs.

    Effective November 27, 1996, the Company acquired certain assets of E. C. Mitchell Co., Inc. for $3,000,000 in cash. The acquired assets relate to the manufacture and sale of abrasive cords and tape used principally in the apparel industry. The Company financed the acquisition primarily by increasing its variable rate senior note payable by $2,050,000 and by issuing an 11.66% senior note payable for $200,000 (note 6). As a result of the transaction, the Company recorded approximately $1,900,000 of intangible assets and $68,000 of deferred financing costs.

    Each of the acquisitions have been accounted for as a purchase transaction and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair market values at the date of acquisition. The results of operations of the acquired companies have been included in the accompanying consolidated financial statements as of the respective acquisition dates.

    The following represents the summary (unaudited) pro forma results of operations for the years ended December 31, 1996 and 1995 as if the acquisitions of Clinton and E. C. Mitchell Co., Inc. had

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(2) ACQUISITIONS (CONTINUED)
occurred at the beginning of 1995. The pro forma results are not necessarily indicative of the results which may occur in the future.

                                                                     1996           1995
                                                                --------------  -------------
Net sales.....................................................  $  117,003,698    118,104,101
                                                                --------------  -------------
                                                                --------------  -------------
Income before extraordinary item..............................  $    1,626,078      1,935,007
                                                                --------------  -------------
                                                                --------------  -------------
Net income....................................................  $    1,626,078      1,783,433
                                                                --------------  -------------
                                                                --------------  -------------
Earnings per share............................................  $         1.49           1.66
                                                                --------------  -------------
                                                                --------------  -------------

(3) INVENTORIES

    Inventories consist of the following at December 31, 1996 and 1995:

                                                                       1996           1995
                                                                   -------------  ------------
Parts and supplies...............................................  $  29,501,944    28,470,926
Machinery and equipment..........................................      4,721,730       977,073
                                                                   -------------  ------------
                                                                   $  34,223,674    29,447,999
                                                                   -------------  ------------
                                                                   -------------  ------------

(4) PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at December 31, 1996 and 1995:

                                                                         1996         1995
                                                                     ------------  ----------
Buildings and leasehold improvements...............................  $  2,139,416   1,276,506
Machinery and equipment............................................     3,006,760   1,923,789
Furniture and fixtures.............................................       699,096     245,745
                                                                     ------------  ----------
                                                                        5,845,272   3,446,040
Less accumulated depreciation and amortization.....................     1,444,931     634,554
                                                                     ------------  ----------
  Net property and equipment.......................................  $  4,400,341   2,811,486
                                                                     ------------  ----------
                                                                     ------------  ----------

(5) REVOLVING LINE OF CREDIT

    The Company has a Credit Agreement with its principal lenders which provides for a revolving credit facility through July 2001 of up to the lesser of (i) $25,000,000 or (ii) the sum of 80% (85% for certain subsidiaries) of eligible accounts receivable and 55% of eligible inventory, less outstanding letters of credit. At December 31, 1996, approximately $3,229,000 was available under the facility. Under the Credit Agreement, substantially all assets of the Company are pledged as security. Borrowings under the facility bear interest at 4% plus the one month commercial paper rate for dealer-placed commercial paper of issuers whose corporate bonds are rated "AA" or its equivalent (9.566% at December 31, 1996 and 9.858% at December 31, 1995). The Company pays an annual fee of 0.5% of the total unused availability of the facility. The Company also pays an annual fee of 2% on outstanding letters of credit. Letters of credit approximating $1,467,000 and $1,972,000 were outstanding at December 31, 1996 and 1995, respectively.

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(5) REVOLVING LINE OF CREDIT (CONTINUED)
The Company has available approximately $3,533,000 and $3,028,000 in unused letters of credit at December 31, 1996 and 1995, respectively.

    The Credit Agreement includes various covenants, including restrictions on liens, capital expenditures, debt and lease obligations, dividends, and requirements that certain financial ratios be maintained. At December 31, 1996, the Company was not in compliance with a covenant specifying minimum tangible net worth and with covenants requiring that certain leverage and debt coverage ratios be maintained. These covenant violations were cured, however, as a result of the refinancing described in note 15.

(6) LONG-TERM DEBT

    Long-term debt at December 31, 1996 and 1995 consists of the following:

                                                                       1996           1995
                                                                   -------------  ------------

  Variable rate senior notes payable, with final installment due
    July 13, 2000                                                  $  12,802,417    11,812,500

  12.95% senior note payable, due July 13, 2001, net of
    unamortized discount of $528,784 and $645,213 at December 31,
    1996 and 1995, respectively                                        6,471,216     6,354,787

  10.98% senior note payable, due July 13, 2001, net of
    unamortized discount of $297,500 at December 31, 1996                902,500       --

  11.66% senior note payable, due July 13, 2001                          200,000       --

  Variable rate UK note payable                                        1,712,600       --
                                                                   -------------  ------------

                                                                      22,088,733    18,167,287

  Less current installments                                            3,195,401     1,812,500
                                                                   -------------  ------------

  Long-term debt, excluding current installments                   $  18,893,332    16,354,787
                                                                   -------------  ------------
                                                                   -------------  ------------

    The variable rate senior notes payable are included in the Company's Credit Agreement with its principal lender and are subject to the covenants described in note 5. The notes accrue interest at 4.25% plus the one month commercial paper rate for dealer-placed commercial paper of issuers whose corporate bonds are rated "AA" or its equivalent (9.816% at December 31, 1996 and 10.108% at December 31, 1995) and are payable in escalating quarterly installments with interest payable monthly.

    Both the 12.95% and 10.98% senior notes payable were issued with detachable warrants for certain classes of common stock of the Company (note 9). The proceeds from the issuance of the debt were allocated between the debt and the warrants based on their relative fair values at the date of issuance. The resulting debt discount is being amortized using the interest method over the life of the related debt. The fair value of the 12.95% senior note payable, net of the unamortized discount, is approximately $7,250,000 and $6,900,000 at December 31, 1996 and 1995, respectively. The fair value of the 10.98% senior note payable, net of the unamortized discount, is approximately $1,160,000 at December 31, 1996.

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(6) LONG-TERM DEBT (CONTINUED)
    The variable rate UK note payable is denominated in pound sterling and is an obligation of the Company's United Kingdom subsidiary. The note is subject to certain financial covenants, accrues interest at 2.25% plus the bank's prevailing base rate (8.25% at December 31, 1996), and is payable in equal semiannual installments through September 2000.

    The aggregate maturities of long-term debt, excluding debt discount, at December 31, 1996 are as follows:

YEAR ENDING
DECEMBER 31,
-------------------------------------------------------------------------------

1997...........................................................................  $   3,195,401

1998...........................................................................      3,667,400

1999...........................................................................      3,907,900

2000...........................................................................      3,744,316

2001...........................................................................      8,400,000
                                                                                 -------------

                                                                                 $  22,915,017
                                                                                 -------------
                                                                                 -------------

    The Company's outstanding long-term debt and their contractual maturities, except for the variable rate UK note payable, changed in connection with the refinancing described in note 15.

(7) INCOME TAXES

    Total income tax expense (benefit) for the years ended December 31, 1996 and 1995, for the period from July 13, 1994 to December 31, 1994, and for the period from January 1, 1994 to July 12, 1994 was allocated as follows:

                                                                                 COMPANY'S
                                                                                PREDECESSOR
                                                   COMPANY                    ---------------
                                  ------------------------------------------    PERIOD FROM
                                                              PERIOD FROM     JANUARY 1, 1994
                                                           JULY 13, 1994 TO     TO JULY 12,
                                      1996        1995     DECEMBER 31, 1994       1994
                                  ------------  ---------  -----------------  ---------------

Income (loss) from continuing
  operations....................  $  1,136,685    557,513        (288,022)         425,561

Extraordinary item..............       --         (92,901)        --                --
                                  ------------  ---------        --------          -------

                                  $  1,136,685    464,612        (288,022)         425,561
                                  ------------  ---------        --------          -------
                                  ------------  ---------        --------          -------

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(7) INCOME TAXES (CONTINUED)
    Income tax expense (benefit) attributable to continuing operations for the years ended December 31, 1996 and 1995, for the period from July 13, 1994 to December 31, 1994, and for the period from January 1, 1994 to July 12, 1994 consists of the following:

                                                                                 COMPANY'S
                                                                                PREDECESSOR
                                                   COMPANY                    ---------------
                                  ------------------------------------------    PERIOD FROM
                                                              PERIOD FROM     JANUARY 1, 1994
                                                           JULY 13, 1994 TO     TO JULY 12,
                                      1996        1995     DECEMBER 31, 1994       1994
                                  ------------  ---------  -----------------  ---------------

Current:

  Federal.......................  $    641,255    240,210         --               318,647

  State.........................        75,442     75,604         --                31,500

  Foreign.......................       148,736    224,275         137,864           75,414

Deferred:

  Federal.......................       242,689     15,590        (381,056)          --

  State.........................        28,563      1,834         (44,830)          --
                                  ------------  ---------        --------          -------

                                  $  1,136,685    557,513        (288,022)         425,561
                                  ------------  ---------        --------          -------
                                  ------------  ---------        --------          -------

    Actual income tax expense (benefit) attributable to continuing operations differs from expected income tax expense (benefit)--(computed by applying the U.S. Federal statutory income tax rate of 34% to income (loss) before income taxes and extraordinary item) for the years ended December 31, 1996 and

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(7) INCOME TAXES (CONTINUED)
1995, for the period from July 13, 1994 to December 31, 1994, and for the period from January 1, 1994 to July 12, 1994 as follows:

                                                                                                    COMPANY'S
                                                                                                   PREDECESSOR
                                                                                                  --------------
                                                                       COMPANY                     PERIOD FROM
                                                     -------------------------------------------    JANUARY 1,
                                                                                  PERIOD FROM          1994
                                                                               JULY 13, 1994 TO    TO JULY 12,
                                                         1996         1995     DECEMBER 31, 1994       1994
                                                     ------------  ----------  -----------------  --------------

Computed expected income tax expense (benefit).....      $832,936     663,602        (218,384)         268,064

Increase (decrease) in income taxes resulting from:

  Effect of lower foreign tax rates................      (100,866)   (164,898)        (75,737)         (41,478)

  Nondeductible expenses...........................        70,437      60,862          35,687           30,702

  State taxes, net of Federal income tax benefit...        68,643      44,654         (29,588)          31,222

  Other, net.......................................       265,535     (46,707)        --               137,051
                                                     ------------  ----------        --------     --------------

                                                       $1,136,685     557,513        (288,022)         425,561
                                                     ------------  ----------        --------     --------------
                                                     ------------  ----------        --------     --------------

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995 are presented below:

                                                                           1996        1995
                                                                        ----------  ----------

Deferred tax assets:

  Accounts receivable, due to allowance for doubtful accounts.........  $  251,424     235,948

  Inventory, due to reserves for obsolescence and costs capitalized
  for tax purposes....................................................     532,466     327,460

  Accrued expenses deductible for tax purposes when paid..............      20,116      --
                                                                        ----------  ----------

    Total deferred tax assets.........................................     804,006     563,408
                                                                        ----------  ----------

Deferred tax liabilities:

  Accelerated depreciation............................................    (242,074)    (94,897)

  Costs not yet expensed for book purposes............................     (48,039)    (60,049)
                                                                        ----------  ----------

    Total deferred tax liabilities....................................    (290,113)   (154,946)
                                                                        ----------  ----------

    Net deferred tax asset............................................  $  513,893     408,462
                                                                        ----------  ----------
                                                                        ----------  ----------

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(7) INCOME TAXES (CONTINUED)
    Income (loss) before income taxes and extraordinary item for U.S. operations were $1,715,726, $807,145, $(1,270,539), and $427,929 for the years ended
December 31, 1996 and 1995, for the period from July 13, 1994 to December 31, 1994, and for the period from January 1, 1994 to July 12, 1994, respectively. Income before income taxes and extraordinary item for non-U.S. operations were $734,086, $1,144,625, $628,234, and $360,495 for the years ended December 31,
1996 and 1995, for the period from July 13, 1994 to December 31, 1994, and for the period from January 1, 1994 to July 12, 1994, respectively.

    At December 31, 1996 and 1995, there was no valuation allowance recorded for deferred tax assets. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the nature of the temporary differences and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

(8) PENSION BENEFITS AND OTHER RETIREMENT PLANS

    The Company has a qualified noncontributory defined benefit pension plan covering substantially all of its domestic employees. The benefits are based on years of service and defined levels of compensation. The Company makes annual contributions to the plan equal to the maximum amount that can be deducted for income tax purposes. The Company also has a nonqualified supplemental retirement plan covering key employees, which is not funded.

    The Company also maintains a defined benefit plan for substantially all employees of its United Kingdom subsidiary. The plan is funded annually for the maximum amount permitted by local statute. The benefits are based on years of service and defined levels of compensation.

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(8) PENSION BENEFITS AND OTHER RETIREMENT PLANS (CONTINUED)
    The following table sets forth the plans' funded status and amounts recognized in the accompanying consolidated balance sheets at December 31, 1996 and 1995.

                                                                         1996                      1995
                                                              --------------------------  ----------------------
                                                                               UNITED                   UNITED
                                                                DOMESTIC      KINGDOM      DOMESTIC    KINGDOM
                                                              ------------  ------------  ----------  ----------

Actuarial present value of benefit obligations:

    Vested benefit obligation...............................  $  7,020,864     1,944,989   5,877,756   1,879,312
                                                              ------------  ------------  ----------  ----------
                                                              ------------  ------------  ----------  ----------

    Accumulated benefit obligation..........................  $  7,136,559     2,109,029   6,001,744   2,015,609
                                                              ------------  ------------  ----------  ----------
                                                              ------------  ------------  ----------  ----------

Projected benefit obligation................................  $  8,055,925     2,620,021   6,745,972   2,175,990

Plan assets at fair value...................................     6,730,352     2,305,726   5,615,569   1,792,257
                                                              ------------  ------------  ----------  ----------

Projected benefit obligation in excess of plan assets.......     1,325,573       314,295   1,130,403     383,733

Unrecognized net gain.......................................        11,911       --          393,023      --
                                                              ------------  ------------  ----------  ----------

      Total accrued pension benefits........................     1,337,484       314,295   1,523,426     383,733

Supplemental retirement plan accrued liability..............       800,160       --          740,565      --
                                                              ------------  ------------  ----------  ----------

      Total accrued retirement benefits.....................  $  2,137,644       314,295   2,263,991     383,733
                                                              ------------  ------------  ----------  ----------
                                                              ------------  ------------  ----------  ----------

    For the nonqualified supplemental retirement plan, the assumed discount rate was 8% at December 31, 1996 and 1995. No salary increase was assumed as the Company has frozen salaries at specified amounts. Net periodic supplemental retirement plan expense included in the accompanying consolidated statements of operations for the years ended December 31, 1996 and 1995, for the period from July 13, 1994 to December 31, 1994, and for the period from January 1, 1994 to July 12, 1994 was $59,595, $55,530, $110,420, and $146,592, respectively.

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(8) PENSION BENEFITS AND OTHER RETIREMENT PLANS (CONTINUED)
    Net pension cost for the years ended December 31, 1996 and 1995 and for the period from July 13, 1994 to December 31, 1994 include the following components:

                                                               1996                    1995                    1994
                                                      ----------------------  ----------------------  -----------------------
                                                                    UNITED                  UNITED                  UNITED
                                                       DOMESTIC    KINGDOM     DOMESTIC    KINGDOM     DOMESTIC     KINGDOM
                                                      ----------  ----------  ----------  ----------  ----------  -----------

Service cost--benefits earned during the period.....  $  338,182     128,732     264,428     113,766     175,165      45,000

Interest cost on projected benefit obligation.......     548,625     216,485     456,836     199,169     203,753      84,000

Actual return on plan assets........................    (785,405)   (190,516)   (702,713)   (136,114)     42,794     (74,000)

Net amortization and deferral.......................     323,959      --         321,963      --        (211,731)     --
                                                      ----------  ----------  ----------  ----------  ----------  -----------

    Net pension cost................................  $  425,361     154,701     340,514     176,821     209,981      55,000
                                                      ----------  ----------  ----------  ----------  ----------  -----------
                                                      ----------  ----------  ----------  ----------  ----------  -----------

    Assumptions used in accounting for the pension plans as of December 31, 1996 and 1995 were as follows:

                                                                    DOMESTIC                           UNITED KINGDOM
                                                      -------------------------------------  -----------------------------------
                                                         1996         1995         1994         1996         1995        1994
                                                         -----        -----        -----        -----        -----     ---------

Discount rates......................................         7.5%         7.5          8.0          9.0          9.0        10.0

Rates of increase in compensation levels............         4.5          4.5          4.5          8.0          8.0         9.0

Expected long-term rate of return on assets.........         8.0          8.0          8.0          9.0          9.0        10.0

    The Company also maintains the Willcox & Gibbs, Inc. Savings and Employee Stock Ownership Plan to provide eligible employees with an opportunity to purchase the Company's Class A common stock through payroll deductions, which are matched by the Company, subject to certain limitations. The purchase price is based on an independent appraisal of the value of the Company's shares at the subscription date. The Company's matching contributions vest at a rate of 20% for each year of service by the employee, with 100% vesting after five years of service. The Company's contribution to the plan, net of forfeitures, was approximately $305,000, $272,000, and $111,000 for the years ended December 31, 1996 and 1995 and for the period from July 13, 1994 to December 31, 1994, respectively.

(9) STOCKHOLDERS' EQUITY

    On July 13, 1994, the Company authorized 1,500,000 shares of Class A common stock, no par value; 250,000 shares of Class B common stock, no par value; and 250,000 shares of Class C common stock, no par value. All classes of common stock have identical rights and privileges. Pursuant to the purchase agreement, the Company entered into a Stockholders' Agreement to sell 481,250 shares of Class A common stock at $10 per share to certain investors. Additionally, as part of the purchase agreement, the Company issued detachable warrants for 122,970 shares of Class B common stock attached to the subordinated note to Rexel, Inc. and 114,773 shares of Class C common stock attached to the 12.95% senior note payable to its principal lender (note 6). The warrants for the Class C shares are convertible at

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(9) STOCKHOLDERS' EQUITY (CONTINUED)
any time for nominal consideration, subject to certain redemption provisions. As discussed in note 10, all of the warrants for the Class B shares were repurchased and retired by the Company in 1995. As discussed in note 15, warrants for 110,818 Class C shares were repurchased and retired by the Company on January 3, 1997.

    In February 1996, the Company issued additional detachable warrants for 32,985 shares of Class C common stock attached to the 10.98% senior note payable to its principal lender (note 6).

(10) TRANSACTION WITH FORMER STOCKHOLDER

    On July 26, 1995, the Company retired its 8% subordinated note payable to Rexel, Inc. and repurchased the associated detachable warrants and certain other assets for $4,050,000 in cash. The purchase price was allocated as follows:

8% subordinated note............................................  $2,500,000

Common stock warrants...........................................  1,000,000

Trademark.......................................................    250,000

Other assets....................................................    300,000
                                                                  ---------

                                                                  $4,050,000
                                                                  ---------
                                                                  ---------

    As a result of the transaction, the Company recorded an extraordinary loss from the extinguishment of debt (net of the income tax benefit of $92,901) of $151,574 in the accompanying financial statements. The Company funded the transaction with its revolving line of credit.

    The Company also acquired the rights to the Willcox & Gibbs, Inc. name as a result of this transaction and changed the Company name from WG, Inc. effective January 1, 1996.

(11) STOCK OPTIONS

    On August 15, 1994, the Company adopted the Willcox & Gibbs, Inc. Stock Incentive Plan. Under the plan, options to purchase 41,250 shares were available to be granted to key employees of the Company. During 1994, options for 36,500 shares were issued at an exercise price of $10 per share, which the Company believes approximated fair value at the date of grant. As of December 31, 1996 and 1995, 36,500 options remain outstanding. The options expire after ten years and vest at a rate of 20% per year of service, with 100% vesting after five years of service. At December 31, 1996, options for 14,600 shares were exercisable.

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(12) FOREIGN OPERATIONS

    Following is a summary of geographic area information, as measured by the locale of revenue-producing operations, for the years ended December 31, 1996 and 1995, for the period from July 13, 1994 to December 31, 1994, and for the period from January 1, 1994 to July 12, 1994:

                                                                                                   COMPANY'S
                                                                                                  PREDECESSOR
                                                                    COMPANY                      --------------
                                                -----------------------------------------------   PERIOD FROM
                                                                                                   JANUARY 1,
                                                  YEARS ENDED DECEMBER 31,       PERIOD FROM          1994
                                                ----------------------------  JULY 13, 1994 TO    TO JULY 12,
                                                     1996           1995      DECEMBER 31, 1994       1994
                                                --------------  ------------  -----------------  --------------

Net sales:

  United States...............................  $  100,995,604   79,381,846        36,837,194       36,131,154

  United Kingdom..............................       7,371,861    6,535,063         2,953,944        3,726,342

  Latin America...............................       5,483,793    4,514,522         1,852,590        1,451,406
                                                --------------  ------------  -----------------  --------------

                                                $  113,851,258   90,431,431        41,643,728       41,308,902
                                                --------------  ------------  -----------------  --------------
                                                --------------  ------------  -----------------  --------------

Net income (loss):

  United States...............................  $      925,079      322,333          (844,653)          77,782

  United Kingdom..............................         301,818      429,264           277,621          212,170

  Latin America...............................         283,532      491,086           212,749           72,911
                                                --------------  ------------  -----------------  --------------

                                                $    1,510,429    1,242,683          (354,283)         362,863
                                                --------------  ------------  -----------------  --------------
                                                --------------  ------------  -----------------  --------------

                                                          COMPANY
                                                ----------------------------

                                                        DECEMBER 31,
                                                ----------------------------


                                                     1996           1995
                                                --------------  ------------

Identifiable assets:

  United States...............................  $   69,727,547   44,281,551

  United Kingdom..............................       7,110,908    6,333,340

  Latin America...............................       2,890,033    1,912,632
                                                --------------  ------------

                                                $   79,728,488   52,527,523
                                                --------------  ------------
                                                --------------  ------------

    Export sales from the United States to unaffiliated customers were approximately $26,100,000, $12,400,000, $4,200,000, and $5,000,000 for the years ended December 31, 1996 and 1995, for the period from July 13, 1994 to December 31, 1994, and for the period from January 1, 1994 to July 12, 1994, respectively.

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(12) FOREIGN OPERATIONS (CONTINUED)
    No provision is made for income taxes which may be payable if undistributed earnings of foreign subsidiaries were to be paid as dividends to the Company, since the Company intends that such earnings will continue to be invested in those countries. Foreign tax credits may be available as a reduction of United States income taxes in the event of such distributions.

(13) SIGNIFICANT SUPPLIERS

    The Company is the exclusive distributor of genuine replacement parts in the United States for Pfaff AG ("Pfaff"), a German sewing equipment manufacturer, and for Pegasus Sewing Machine Mfg. Co., Ltd. ("Pegasus"), a Japanese sewing equipment manufacturer. The Company's distribution agreements with Pfaff and Pegasus extend through 1998 and automatically renew for successive two-year periods unless notice of termination is given at least one year prior to December 31, 1998 or the end of any successive two-year period of exclusivity. In order to maintain the exclusivity of the Pfaff and Pegasus distribution agreements, the Company must meet certain performance targets. Historically, the Company has generally satisfied these requirements, although in certain prior years they were not satisfied and Pfaff and Pegasus waived such shortfalls. During the year ended December 31, 1996, approximately 6% of the Company's total purchases were from Pfaff and approximately 7% of the Company's total purchases were from Pegasus.

    The Company also maintains exclusive distribution rights in certain territories for M&R Printing Equipment, Inc. ("M&R"), a manufacturer of screen-printing equipment for the apparel industry. The Company's distribution agreements with M&R may be terminated by either party at the end of any year on net less than 120 days' notice. During the year ended December 31, 1996, approximately 16% of the Company's total purchases were from M&R.

(14) COMMITMENTS

    The Company had certain commitments to purchase inventories for approximately $10,000 and $170,000 at December 31, 1996 and 1995, respectively. The Company does not expect to incur losses in connection with these purchase commitments.

    The Company has several noncancelable operating leases, primarily for buildings and equipment. These leases generally contain renewal options for periods ranging from three to seven years and require the Company to pay most executory costs such as maintenance and insurance.

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES

(14) COMMITMENTS (CONTINUED)
    Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are approximately:

Year ending
December 31
----------------------------------------------------------------

1997............................................................  $1,126,000

1998............................................................    824,000

1999............................................................    670,000

2000............................................................    655,000

2001............................................................    539,000

Thereafter......................................................    755,000
                                                                  ---------

                                                                  $4,569,000
                                                                  ---------
                                                                  ---------

    Total rental expense for the years ended December 31, 1996 and 1995, for the period from July 13, 1994 to December 31, 1994, and for the period from January 1, 1994 to July 12, 1994 was approximately $1,559,000, $1,229,000, $515,000, and
$381,000, respectively.

(15) SUBSEQUENT EVENTS

    Effective January 3, 1997, the Company issued $85,000,000 principal amount of 12.25% Series A senior notes which are due in December 2003. The Company used the proceeds, in part, to repay approximately $40,952,000 of its indebtedness ($40,550,000 of which existed at December 31, 1996)-- (notes 5 and 6), to redeem common stock warrants for a total of $3,026,000 (note 9), and to finance the acquisition described in the following paragraph.

    Effective January 3, 1997, the Company acquired all the outstanding capital stock of Macpherson Meistergram, Inc. ("Macpherson") for $24,000,000 in cash and the assumption of approximately $6,100,000 of indebtedness and $6,400,000 of trade payables. Macpherson is primarily engaged in the distribution of embroidery equipment and supplies to the apparel industry.

    In connection with the acquisition of Macpherson, the Company also acquired all the outstanding capital stock of Embroidery Leasing Corp., a leasing affiliate of Macpherson, for approximately $500,000, payable over three years with interest at 6% per annum.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of

Macpherson Meistergram, Inc.:

    We have audited the accompanying consolidated balance sheets of Macpherson Meistergram, Inc. (a North Carolina corporation) and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' investment and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Macpherson Meistergram, Inc. and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

    We have also audited, in accordance with generally accepted auditing standards, the balance sheet as of December 31, 1994 (which is not presented herein), and have expressed an unqualified opinion on that balance sheet. In our opinion, the information set forth in the selected historical financial information as of December 31, 1996, 1995 and 1994 and for each of the three years in the period ended December 31, 1996, appearing on pages 20 and 44, is fairly stated in all material respects in relation to the financial statements from which it has been derived.

Greensboro, North Carolina,

February 21, 1997.                                           Arthur Andersen LLP

                  MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY

           CONSOLIDATED BALANCE SHEETS -- DECEMBER 31, 1996 AND 1995

                                      ASSETS                                             1996           1995
----------------------------------------------------------------------------------  --------------  -------------
                                 (NOTES 3 AND 6)
CURRENT ASSETS:
  Cash............................................................................   $    470,972   $     260,297
  Trade accounts receivable, less allowances for doubtful accounts of $869,000 and
    $778,000......................................................................     14,921,024      20,322,528
  Inventories (Note 2)............................................................     21,462,266      22,079,873
  Prepayments, deposits and other.................................................        587,114         474,158
                                                                                    --------------  -------------
        Total current assets......................................................     37,441,376      43,136,856
                                                                                    --------------  -------------
PROPERTY AND EQUIPMENT:
  Leasehold improvements..........................................................      1,031,489       1,030,241
  Machinery and equipment.........................................................      1,658,446       1,348,113
  Furniture and fixtures..........................................................        651,832         641,315
  Automobiles.....................................................................        128,259         124,708
                                                                                    --------------  -------------
                                                                                        3,470,026       3,144,377
  Less--Accumulated depreciation..................................................      2,410,186       2,195,230
                                                                                    --------------  -------------
                                                                                        1,059,840         949,147
                                                                                    --------------  -------------
OTHER ASSETS......................................................................        362,722         316,843
                                                                                    --------------  -------------
                                                                                     $ 38,863,938   $  44,402,846
                                                                                    --------------  -------------
                                                                                    --------------  -------------

                     LIABILITIES AND STOCKHOLDERS' INVESTMENT
----------------------------------------------------------------------------------
CURRENT LIABILITIES:
  Current maturities of long-term debt (Note 6)...................................   $    462,225   $     424,547
  Short-term bank borrowings (Note 6).............................................      6,247,835       4,060,136
  Accounts payable and accrued liabilities (Note 4)...............................     20,765,463      27,726,856
                                                                                    --------------  -------------
        Total current liabilities.................................................     27,475,523      32,211,539
                                                                                    --------------  -------------
LONG-TERM DEBT (Note 6)...........................................................              0         461,840
                                                                                    --------------  -------------
DEFERRED COMPENSATION (Note 8)....................................................        425,356         354,747
                                                                                    --------------  -------------
COMMITMENTS AND CONTINGENCIES (Notes 7, 9 and 11)
STOCKHOLDERS' INVESTMENT (Note 2):
  Common stock, $1 par value, 300,000 authorized shares; 11,119 shares issued and
    outstanding...................................................................         11,119          11,119
  Additional paid-in capital......................................................      1,564,833       1,564,833
  Retained earnings...............................................................      9,367,896       9,777,980
  Foreign currency translation gain (Note 2)......................................         19,211          20,788
                                                                                    --------------  -------------
                                                                                       10,963,059      11,374,720
                                                                                    --------------  -------------
                                                                                     $ 38,863,938   $  44,402,846
                                                                                    --------------  -------------
                                                                                    --------------  -------------

          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                  MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
NET SALES:
  Machines..........................................................  $  56,622,534  $  59,169,340  $  56,994,446
  Parts, supplies and services......................................     13,435,333     12,497,607     11,866,437
                                                                      -------------  -------------  -------------
                                                                         70,057,867     71,666,947     68,860,883
                                                                      -------------  -------------  -------------
COST OF GOODS SOLD:
  Machines..........................................................     42,784,499     44,521,220     42,583,772
  Parts, supplies and services......................................      9,825,085      9,247,868      9,631,986
                                                                      -------------  -------------  -------------
                                                                         52,609,584     53,769,088     52,215,758
                                                                      -------------  -------------  -------------
        Gross profit................................................     17,448,283     17,897,859     16,645,125
OPERATING EXPENSES..................................................     14,211,038     13,586,510     13,566,538
                                                                      -------------  -------------  -------------
        Income from operations......................................      3,237,245      4,311,349      3,078,587
                                                                      -------------  -------------  -------------
OTHER EXPENSE (INCOME):
  Interest expense, net.............................................        781,454        217,615        389,930
  Foreign exchange costs (Note 2)...................................        934,618        811,588        683,068
  Costs incurred in connection with the sale of the Company (Note
    12).............................................................        242,225              0              0
  Other, net........................................................        (15,500)       (43,347)       (40,201)
                                                                      -------------  -------------  -------------
                                                                          1,942,797        985,856      1,032,797
                                                                      -------------  -------------  -------------
INCOME BEFORE INCOME TAX PROVISION..................................      1,294,448      3,325,493      2,045,790
INCOME TAX PROVISION (Note 5).......................................         54,432         76,600         53,486
                                                                      -------------  -------------  -------------
NET INCOME..........................................................  $   1,240,016  $   3,248,893  $   1,992,304
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                  MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' INVESTMENT

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                    (NOTE 2)

                                                                                                    FOREIGN
                                                    COMMON STOCK       ADDITIONAL                  CURRENCY
                                                --------------------    PAID-IN       RETAINED    TRANSLATION
                                                 SHARES     AMOUNT      CAPITAL       EARNINGS       GAIN          TOTAL
                                                ---------  ---------  ------------  ------------  -----------  -------------
BALANCE, December 31, 1993....................     11,119  $  11,119  $    499,643  $  8,533,556   $  27,205   $   9,071,523
  Net income..................................          0          0             0     1,992,304           0       1,992,304
  Foreign currency translation loss (Note
    2)........................................          0          0             0             0      (5,652)         (5,652)
  Cash dividends paid to stockholders (Note
    5)........................................          0          0             0    (2,067,908)          0      (2,067,908)
  Cash contribution from stockholders.........          0          0       804,033             0           0         804,033
                                                ---------  ---------  ------------  ------------  -----------  -------------
BALANCE, December 31, 1994....................     11,119     11,119     1,303,676     8,457,952      21,553       9,794,300
  Net income..................................          0          0             0     3,248,893           0       3,248,893
  Foreign currency translation loss (Note
    2)........................................          0          0             0             0        (765)           (765)
  Cash dividends paid to stockholders (Note
    5)........................................          0          0             0    (1,928,865)          0      (1,928,865)
  Cash contribution from stockholders.........          0          0       261,157             0           0         261,157
                                                ---------  ---------  ------------  ------------  -----------  -------------
BALANCE, December 31, 1995....................     11,119     11,119     1,564,833     9,777,980      20,788      11,374,720
  Net income..................................          0          0             0     1,240,016           0       1,240,016
  Foreign currency translation loss (Note
    2)........................................          0          0             0             0      (1,577)         (1,577)
  Cash dividends paid to stockholders (Note
    5)........................................          0          0             0    (1,650,100)          0      (1,650,100)
                                                ---------  ---------  ------------  ------------  -----------  -------------
BALANCE, December 31, 1996....................     11,119  $  11,119  $  1,564,833  $  9,367,896   $  19,211   $  10,963,059
                                                ---------  ---------  ------------  ------------  -----------  -------------
                                                ---------  ---------  ------------  ------------  -----------  -------------

The accompanying notes to consolidated financial statements are an integral part of these statements.

                  MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................................  $  1,240,016  $  3,248,893  $  1,992,304
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities-
      Depreciation and amortization.....................................       317,799       171,895       214,000
      Increase in cash surrender value of life insurance................       (77,655)      (66,556)      (76,757)
      Gain on sales of property and equipment, net......................       (13,000)      (21,208)      (31,753)
      Deferred compensation expense.....................................        83,749        59,503        78,336
      Payments made under deferred compensation arrangements............       (13,140)      (13,140)            0
      Changes in current assets and liabilities:
        Trade accounts receivable.......................................     5,401,504    (5,085,305)     (201,274)
        Inventories.....................................................       418,838    (7,803,867)    5,883,863
        Prepayments, deposits and other.................................      (112,956)      161,642         5,784
        Accounts payable and accrued liabilities........................    (6,961,393)    9,243,033    (4,172,488)
      Other.............................................................        (1,577)        6,469        33,107
                                                                          ------------  ------------  ------------
          Net cash provided by (used in) operating activities...........       282,185       (98,641)    3,725,122
                                                                          ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment...................................      (281,577)     (178,028)     (171,067)
  Proceeds from sales of property and equipment.........................        64,854        36,737       112,041
  Other.................................................................        31,776             0             0
                                                                          ------------  ------------  ------------
          Net cash used in investing activities.........................      (184,947)     (141,291)      (59,026)
                                                                          ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash contribution received from stockholders..........................             0       261,157       804,033
  Payments of cash dividends............................................    (1,650,100)   (1,928,865)   (2,067,908)
  Increase (decrease) in short-term borrowings, net.....................     2,187,699     2,523,236    (2,712,881)
  Payments of long-term debt............................................      (424,162)     (396,624)     (370,561)
                                                                          ------------  ------------  ------------
          Net cash provided by (used in) financing activities...........       113,437       458,904    (4,347,317)
                                                                          ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH.........................................       210,675       218,972      (681,221)
CASH, beginning of year.................................................       260,297        41,325       722,546
                                                                          ------------  ------------  ------------
CASH, end of year.......................................................  $    470,972  $    260,297  $     41,325
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                  MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

1. DESCRIPTION OF OPERATIONS:

    The principal activities of Macpherson Meistergram, Inc. and subsidiary (the Company) include the distribution, marketing and servicing, throughout the United States and Canada, of embroidery and monogram machines (stitching machines), textile machines and engraving machines used primarily in the apparel industry.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of Macpherson Meistergram, Inc. (a North Carolina corporation) and its majority-owned subsidiary, Geoffrey E. Macpherson Canada, Inc. (an Ontario, Canada, corporation). All significant intercompany accounts and transactions have been eliminated in consolidation.

    The financial statements of the Canadian subsidiary have been translated into U.S. dollars at the balance sheet date rate of exchange for asset and liability accounts and the average rate of exchange for income statement accounts. Translation gains and losses are reflected in the foreign currency translation account in the stockholders' investment section of the accompanying consolidated balance sheets.

    On December 31, 1994, Macpherson, Inc. acquired all of the outstanding common stock of Meistergram, Inc. and Macpherson Monogram, Inc. in exchange for 1,119 shares of common stock of Macpherson, Inc. The Company accounted for the acquisition in a manner similar to a pooling-of-interests due to the common ownership of all three companies. As a result, the stockholders' investment information in the accompanying consolidated financial statements was restated in 1994 to record the effect of this transaction. In conjunction with this transaction, the name of Macpherson, Inc. was changed to Macpherson Meistergram, Inc.

USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK IN TRADE ACCOUNTS RECEIVABLE

    The Company does not have significant concentrations of credit risk with respect to trade accounts receivable due to the large number of entities comprising the Company's customer base and dispersion of the Company's customers across all segments of the apparel industry and many geographic regions of the United States and Canada. The Company distributes a portion of its products through third-party distributors. The Company performs ongoing credit evaluations of its customers' financial condition. The Company establishes an allowance for doubtful accounts based upon factors related to credit risk of specific customers, historical trends and other information.

                  MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
FOREIGN EXCHANGE COSTS

    Gains and losses from foreign exchange transactions that hedge existing assets or liabilities are included in the carrying amounts of those assets and liabilities and are ultimately recognized in the consolidated statements of income as part of those carrying amounts. Gains and losses from foreign exchange transactions that hedge firm purchase commitments are deferred and recognized as adjustments to the carrying amounts of the related inventory items when the inventory items are purchased. Premiums paid for foreign exchange contracts and contract options are amortized over the lives of the respective contracts. See
Note 9 regarding foreign exchange risk management.

INVENTORIES

    Inventories consist of machines, parts and supplies held for sale. Machines are recorded at the lower of specific cost or market value while parts and supplies are recorded at the lower of first-in, first-out (FIFO) cost or market. Inventories also include rental machines held at customer locations under a "rent-to-own" program. Rental machines are recorded at specific cost and the specific cost of each machine is reduced to reflect a portion of the rental revenues earned to date. Reserves are established to record provisions for slow moving inventories in the period in which it becomes reasonably evident that the product is not salable or the market value is less than cost. Inventories at December 31, 1996 and 1995, were as follows:

                                                                     1996           1995
                                                                 -------------  -------------
Stitching machines (includes $211,043, and $0 of rental
  machines at December 31, 1996 and 1995)......................  $  12,174,002  $  13,295,211
Textile machines...............................................        662,607        582,631
Engraving machines (includes $16,049 and $113,322 of rental
  machines at December 31, 1996 and 1995)......................      1,487,388      1,637,419
Parts, supplies and other......................................      7,138,269      6,564,612
                                                                 -------------  -------------
                                                                 $  21,462,266  $  22,079,873
                                                                 -------------  -------------
                                                                 -------------  -------------

PROPERTY AND EQUIPMENT

    All property and equipment is stated at cost. Depreciation is computed using accelerated methods for both financial and income tax reporting purposes. The estimated service lives used for calculating depreciation are as follows:

                                                                      7-31.5
Leasehold improvements.........................................        years
Machinery and equipment and furniture and fixtures.............    5-7 years
Automobiles....................................................      5 years

                  MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
POSTRETIREMENT BENEFITS

    The Company adopted a plan during 1996 whereby it provides certain health care and life insurance benefits for eligible retired employees and their eligible dependents. Employees retiring from the Company with 15 consecutive years of service immediately prior to retirement are eligible for these benefits, subject to deductibles, copayment provisions and other limitations.

    The Company accrues the estimated cost of retiree health and life insurance benefits over the 15 years that employees render service immediately preceding retirement age. The initial accumulated liability of approximately $50,000 is being amortized over 10 years. The Company intends to amend its postretirement benefits plan in 1997 whereby no new participants will be admitted to the plan after February 28, 1997.

INCOME TAXES

    The stockholders of the Company have elected under Subchapter S of the Internal Revenue Code (IRC) to have the Company's income taxed directly to the stockholders. Under this election, the corporate income or loss of the S Corporation is allocated to its stockholders for inclusion in their personal federal income tax returns and, accordingly, no provision for federal income taxes is required in the accompanying consolidated statements of income. In addition, state income taxes are provided for any income attributable to states that do not recognize S Corporation status.

    Deferred income taxes are provided, when applicable, for timing differences between the recognition of certain income and expense items for financial reporting and income tax purposes. These differences relate primarily to certain accrued expenses not currently deductible for state income tax purposes.

MINORITY INTEREST IN SUBSIDIARY

    During 1996, 1995 and 1994, the principal stockholder of Macpherson Meistergram, Inc. held a 21% interest in Geoffrey E. Macpherson Canada, Inc.

    Geoffrey E. Macpherson Canada, Inc. has been in a negative equity position throughout each of the three years in the period ended December 31, 1996. Accordingly, the minority stockholder's interest in subsidiary has been reduced to zero in the accompanying consolidated balance sheets. The minority stockholder's interest in the cumulative net losses of the Canadian subsidiary exceeded the minority stockholder's net investment by approximately $99,500 at December 31, 1996. The minority stockholder's interest in future income, if any, of Geoffrey E. Macpherson Canada, Inc. will be offset by this amount. Subsequent to December 31, 1996, the minority interest in Geoffrey E. Macpherson Canada was acquired by W.G. Apparel Inc. in connection with its acquisition of the Company (See Note 12).

REVENUE RECOGNITION

    The Company distributes embroidery, monogramming, textile and engraving machines, which it offers for sale or rent. Revenue related to the sale of equipment is recorded at the time of shipment. Aggregate rental revenue is recognized over the term of the lease and is included in parts, supplies and services sales in the accompanying consolidated statements of income.

    The Company's customer support services include training, technical support, warranty and maintenance services. Service revenues and costs are recognized when services are provided. Sales of computer

                  MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) hardware and software are recognized when shipped provided that no significant vendor and postcontract and support obligations remain and collection is probable. Warranty costs associated with products sold with warranty protection, as well as other vendor and postcontract support obligations, are estimated based on the Company's historical experience and recorded in the period the product is sold.

FAIR VALUES OF FINANCIAL INSTRUMENTS

    Financial instruments consist primarily of investments in cash, trade accounts receivable, accounts payable and debt obligations. At December 31, 1996 and 1995, the fair value of the Company's financial instruments approximated the carrying value.

CONSOLIDATED STATEMENTS OF CASH FLOWS

    During the years ended December 31, 1996, 1995 and 1994, the Company paid interest of $712,000, $272,000 and $397,000, and income taxes of $78,000,
$76,000 and $69,000, respectively.

RECLASSIFICATIONS

    Certain balances in the 1995 and 1994 financial statements have been reclassified to conform with the current period presentation.

3. MAJOR SUPPLIER AND DISTRIBUTION AGREEMENT:

    The Company's principal suppliers of embroidery and monogramming machines are Barudan America, Inc. and Barudan Co. Ltd. (hereinafter referred to collectively as Barudan) with manufacturing facilities in Cleveland, Ohio, and Nagoya, Japan, respectively. The Company made purchases of $38,697,000, $47,213,000 and $30,563,000 for the years ended December 31, 1996, 1995 and
1994, respectively, representing 78%, 80% and 70% of the Company's total purchases. Purchases are made through Tekmatex, which is the trading company through which Barudan sells its machines to the Company. Payment terms on purchases range from 30 to 150 days. In addition, Tekmatex charges interest on past due amounts at prime plus 1%. Interest expense related to machine purchases was $387,000, $0 and $64,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Accounts payable to Tekmatex are collateralized by approximately $10,044,000 of stitching machine inventory and all other assets not pledged under the Company's debt arrangement (See Note 6). $6,442,000 of outstanding accounts payable to Tekmatex was repaid in January 1997 in connection with the acquisition of the Company by W.G. Apparel, Inc. (See Note
12).

    The Company has a distribution agreement with Barudan (Distribution Agreement) which provides the Company with the exclusive right to distribute Barudan's products throughout the United States and Canada. The Distribution Agreement expires December 31, 2003, at which time it automatically renews for a five-year period unless it has been terminated with prior written notice of 30 days. The Distribution Agreement, among other things, requires the Company to make certain minimum purchases, which are agreed upon by the parties on an annual basis. The minimum purchases were met in 1996, 1995 and 1994.

    Although management of the Company is of the opinion that the likelihood of termination of the Distribution Agreement with Barudan is remote, management believes that it could represent and sell other embroidery and monogramming machine product lines, if required.

                  MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

    Accounts payable and accrued liabilities at December 31, 1996 and 1995, consist of the following:

                                                                     1996           1995
                                                                 -------------  -------------
Accounts payable to major supplier--
  Domestic currency............................................  $   7,102,450  $   7,986,182
  Foreign currencies...........................................      8,095,002     14,843,600
All other trade accounts payable--
  Domestic currency............................................      3,085,115      2,207,101
  Foreign currencies...........................................        628,184        305,588
Accrued payroll and commissions................................      1,068,099      1,631,337
Other accrued liabilities......................................        786,613        753,048
                                                                 -------------  -------------
                                                                 $  20,765,463  $  27,726,856
                                                                 -------------  -------------
                                                                 -------------  -------------

5. INCOME TAXES:

    State income taxes for certain states in which the Company operates are payable directly by the Company and, as such, the income tax provision included in the accompanying consolidated statements of income is for these state income taxes only. The income tax provision does not include federal and certain state income taxes of approximately $505,000, $1,226,000 and $745,000 for the years ended December 31, 1996, 1995 and 1994, respectively, which otherwise would have been payable if the Company had not elected Subchapter S status under the IRC.

    Distributions are generally paid in amounts approximating the stockholders' personal income tax liabilities resulting from the current S Corporation earnings. No distributions to the stockholders have been made subsequent to December 31, 1996, to fund their expected S Corporation tax liabilities for the year ended December 31, 1996.

6. BANK BORROWINGS AND LONG-TERM DEBT:

    On September 30, 1996, the Company refinanced its revolving credit line and term note with a new revolving credit line of $7,000,000 and a term note of $570,992. The revolving credit line is due and payable upon expiration on July 31, 1998, and bears interest, payable monthly on the first day of each month, at the lower of the LIBOR rate plus the LIBOR margin (2 1/2% at December 31, 1996), as defined, or the bank's prime rate less the bank's prime rate margin (0% at December 31, 1996), as defined. Borrowings under the revolving credit line are limited to specified percentages of eligible inventory and receivables of the Company. The Company had outstanding borrowings of $6,247,835, with additional borrowings of $752,165 available under this agreement at December 31, 1996. This revolving credit line is collateralized by all trade accounts receivable and all inventories of the Company, except for approximately $10,044,000 of stitching machine inventory. The stitching machine inventory and all remaining assets of the Company are pledged under purchase money agreements with trading companies of the Company's principal supplier (See Note 3). The term note is due and payable in 15 equal installments of $39,320 beginning October 15, 1996, with the final installment due and payable on December 15, 1997. The term note bears interest at 6.7%. Collateral on the term note is the same as the revolving credit line above. As of December 31, 1996, the Company had outstanding borrowings of $462,225 on the term note, all of which

                  MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

6. BANK BORROWINGS AND LONG-TERM DEBT: (CONTINUED) mature in 1997. All borrowings outstanding under these credit arrangements were repaid in January 1997 in connection with the acquisition of the Company by W.G. Apparel Inc. (See Note 12).

    The loan agreements contain various covenants which, among other requirements, limit acquisitions and dispositions of property and equipment, require maintenance of insurance coverage satisfactory to the lenders, limit the payment of cash dividends, prohibit additional debt and require maintenance of certain financial covenants. At December 31, 1996, there were no events of noncompliance with these loan agreements.

7. LEASE COMMITMENTS:

    The Company leases certain operating assets as well as office and warehouse space under operating leases, with the primary facilities being leased from the principal stockholder through November 1998, with options to renew through November 2018. At December 31, 1996, future minimum payments due under operating leases with the principal stockholder and unrelated parties are as follows:

                                                                        PRINCIPAL   UNRELATED
                                                                       STOCKHOLDER   PARTIES
                                                                       -----------  ----------
1997.................................................................   $ 399,000   $  100,000
1998.................................................................     369,000       77,000
1999.................................................................           0       60,000
2000.................................................................           0       25,000
2001.................................................................           0        4,000
Thereafter...........................................................           0            0
                                                                       -----------  ----------
                                                                        $ 768,000   $  266,000
                                                                       -----------  ----------
                                                                       -----------  ----------

    Rent expense for the years ended December 31, 1996, 1995 and 1994, by lessor was as follows:

                                                              1996        1995        1994
                                                           ----------  ----------  ----------
Principal stockholder....................................  $  379,000  $  359,000  $  343,000
Unrelated parties........................................     129,000     179,000     263,000
                                                           ----------  ----------  ----------
                                                           $  508,000  $  538,000  $  606,000
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

8. BENEFIT PLANS:

401(K) PLAN

    The Company has a 401(k) profit sharing plan covering substantially all full-time employees. The Company matches 25% of eligible employees' contributions up to 4% of the eligible employees' compensation for the year. The Company may make additional contributions to the plan at the discretion of the Board of Directors. Total contributions to the plan were $41,000, $85,000 and $64,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

                  MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

8. BENEFIT PLANS: (CONTINUED)
PHANTOM STOCK PLAN

    The Company maintains a phantom stock plan as a means of attracting and retaining key employees, including officers and directors. Under the provisions of the plan, "units" are awarded to participants based on the consolidated operating income of the Company. Unit values are determined annually through the provisions of the plan. Participants vest in annual awards at 20% per annum, and become fully vested upon the occurrence of a vesting event, as defined by the plan. The Company recognized compensation expense of $84,000, $60,000 and $78,000 in the accompanying consolidated statements of income for the years ended December 31, 1996, 1995 and 1994, respectively. At December 31, 1996, the book value of the total units awarded to date under the plan is approximately $540,000, of which $425,000 is vested.

    Under the provisions of the plan, if more than 50% of the voting capital stock of the Company is sold in any 12-month period, the plan immediately terminates, all units become 100% vested, are payable within 45 days of the date of the transaction and are valued based on the average sales price of the stock. As discussed in Note 12, the Company was sold to W.G. Apparel, Inc. subsequent to year-end. Based on the terms of the sale, the value of the units issued to date under the plan is estimated to be approximately $1,043,000, and is payable in February 1997.

POSTRETIREMENT PLAN

    The Company provides certain health care and life insurance benefits for eligible retired employees and their eligible dependents. The Company does not fund this benefit arrangement and may modify plan provisions to terminate the plan at its discretion. Financial information related to the plan was determined by an independent actuary. At December 31, 1996, the accumulated benefit obligation was $50,000, none of which is funded. The unrecognized initial obligation at December 31, 1996, was $45,000 and the net periodic postretirement benefit expense recorded for the year ended December 31, 1996, was $5,000.

    The accumulated postretirement benefit obligation was computed using an assumed discount rate of 7.0% for 1996. The health care cost trend rate was assumed to be 11% for 1996 and was assumed to decline by approximately 1% in each subsequent year to 5.5% where it remains thereafter.

9. FOREIGN EXCHANGE RISK MANAGEMENT:

    Because of potential volatile fluctuations in the exchange rate between Japanese yen and U.S. dollar, the Company enters into forward foreign exchange contracts in order to establish the dollar cost of purchases and firm purchase commitments from its Japanese suppliers payable in yen.

    The terms of these contracts are less than one year. The Company does not engage in foreign currency speculation. At December 31, 1996, the Company had entered into forward foreign exchange contracts to purchase 1,018,622,999 Japanese yen subsequent to December 31, 1996, at a contracted cost of $9,385,321, including $7,930,200 to hedge accounts payable as of December 31, 1996, and $1,455,121 to cover outstanding commitments to purchase machines and parts. The difference between the contracted costs and the fair value of the contracts that hedge the outstanding purchase commitments at December 31, 1996, based on foreign currency exchange rates at December 31, 1996, was a deferred loss of $58,299. These deferred losses will be recognized in operations as part of the purchases that will be made over the next 12 months. The fair market value of all foreign currency exchange contracts was $8,792,603 at

                  MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

9. FOREIGN EXCHANGE RISK MANAGEMENT: (CONTINUED)
December 31, 1996. The unamortized premium paid for these contracts at December 31, 1996, of $78,042 is being amortized over the life of the contracts.

    The Company's credit risk in these transactions is the cost of replacing, at current market rates, these contracts in the event of default by the other party. Management believes the risk of incurring such losses is remote as the contracts are with major financial institutions.

10. RELATED-PARTY TRANSACTIONS:

LOAN RECEIVABLE FROM PRINCIPAL STOCKHOLDER

    At December 31, 1995, the Company had a loan receivable of $54,000 from the principal stockholder. During the year ended December 31, 1996, this note receivable was repaid by the principal stockholder. During the year ended December 31, 1996, the Company made advances of $99,900 to the principal stockholder. At December 31, 1996, $32,900 remained outstanding.

RECEIVABLE FROM THE CAROLINA DYNAMO

    The Company performs certain accounting functions and pays accounts payable on behalf of the Carolina Dynamo, which is owned by the principal stockholder of the Company. At December 31, 1996 and 1995, the Company had receivables from the Carolina Dynamo of $44,684 and $62,762, respectively. These receivables have been included in prepayments, deposits and other assets in the accompanying consolidated balance sheets.

LEASING AND MANAGEMENT AGREEMENT

    Effective March 1, 1996, the Company entered into a leasing and management agreement (the Agreement) with Embroidery Leasing Corporation (ELC), which is 50% owned by the principal stockholder of the Company. The Agreement establishes a contractual arrangement whereby ELC arranges financing for the Company's domestic customers, at the customer's option, and pays the Company a commission for each financing transaction completed. The Company's primary responsibilities, as defined in the Agreement, are delivery and installation of the equipment, providing support for the leasing program, providing its standard warranty and certain other administrative tasks. The Agreement expires on March 1, 2001. ELC paid the Company approximately $27,000 in commissions during the year ended December 31, 1996. Subsequent to year-end, ELC was acquired by W.G. Apparel Inc. in connection with its acquisition of the Company (See Note 12).

11. COMMITMENTS AND CONTINGENCIES:

LITIGATION

    The Company is subject to various claims and actions which arise in the ordinary course of its business. Although the final outcome of these matters cannot be determined, based on the facts presently known, it is management's opinion that the amount of ultimate liability with respect to these actions will not materially affect the consolidated financial position, results of operations and cash flows of the Company.

                  MACPHERSON MEISTERGRAM, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

11. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
PURCHASE COMMITMENTS

    As of year-end, the Company had outstanding purchase commitments for inventory of approximately $13,601,000.

12. SUBSEQUENT EVENTS:

    On January 3, 1997, 100% of the outstanding common stock of the Company was sold to W.G. Apparel, Inc., a wholly owned subsidiary of Willcox & Gibbs, Inc., for $24,000,000 in cash. Concurrent with its acquisition of the Company, Willcox & Gibbs, Inc. issued $85,000,000 of 12- 1/4% Series A Senior Notes Due 2003. The Company is a guarantor under these notes.

    On January 3, 1997, the Company entered into employment contracts with five key employees. The Company may terminate these contracts at any time subsequent to January 2, 1998, by providing not less than one year's advance written notice to the employee.

                          INDEPENDENT AUDITORS' REPORT

The Boards of Directors

Clinton Management Corp. and Clinton Machinery Corp.:

    We have audited the accompanying combined balance sheet of Clinton Management Corp. (d/b/a Clinton Machine & Supply) and Clinton Machinery Corp. (together, "Clinton") as of December 31, 1995, and the related combined statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These combined financial statements are the responsibility of Clinton's management. Our responsibility is to express an opinion on the combined financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Clinton Management Corp. (d/b/a Clinton Machine & Supply) and Clinton Machinery Corp. as of December 31, 1995 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Atlanta, Georgia

November 2, 1996

                            CLINTON MANAGEMENT CORP.
                        (D/B/A CLINTON MACHINE & SUPPLY)
                          AND CLINTON MACHINERY CORP.

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1995

                                      ASSETS (NOTE 4)
Current assets:
  Cash..........................................................................  $  --
  Accounts receivable, net of allowance for doubtful accounts of $463,884.......  3,802,067
  Inventory (note 1 (c))........................................................  3,437,016
  Prepaid expenses..............................................................    142,940
  Notes receivable..............................................................     36,920
  Employee advances.............................................................    101,213
  Due from affiliates (note 3)..................................................    523,360
                                                                                  ---------
    Total current assets........................................................  8,043,516
Property and equipment, net (note 2)............................................    342,574
Other receivables...............................................................     71,986
Other assets....................................................................     35,103
Notes receivable, net of allowance for doubtful accounts of $200,000............    112,014
                                                                                  ---------
                                                                                  $8,605,193
                                                                                  ---------
                                                                                  ---------

                           LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Bank overdraft................................................................  $  43,092
  Revolving line of credit (note 4).............................................  3,436,361
  Accounts payable..............................................................  4,361,965
  Accrued expenses and other current liabilities................................    597,407
  Distribution payable to shareholders..........................................    186,375
  Current installments of long-term debt (note 5)...............................      1,910
                                                                                  ---------
    Total current liabilities...................................................  8,627,110
Long-term debt, excluding current installments (note 5).........................      5,793
                                                                                  ---------
    Total liabilities...........................................................  8,632,903
                                                                                  ---------
Stockholders' deficit:
  Common stock (note 6).........................................................        600
  Additional paid-in capital....................................................      2,700
  Accumulated deficit...........................................................    (31,010)
                                                                                  ---------
    Total stockholders' deficit.................................................    (27,710)
Commitments and contingencies (notes 8 and 10)
                                                                                  ---------
                                                                                  $8,605,193
                                                                                  ---------
                                                                                  ---------

            See accompanying notes to combined financial statements.

                            CLINTON MANAGEMENT CORP.
                        (D/B/A CLINTON MACHINE & SUPPLY)
                          AND CLINTON MACHINERY CORP.

                        COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995

Net sales (note 3).............................................................  $26,764,365
Cost of goods sold (note 9)....................................................  20,267,799
                                                                                 ----------
    Gross profit...............................................................   6,496,566
Selling, general and administrative expenses...................................   6,304,184
                                                                                 ----------
    Operating income...........................................................     192,382
Interest expense...............................................................     334,630
Other expense, net.............................................................      65,129
                                                                                 ----------
    Net loss...................................................................  $  207,377
                                                                                 ----------
                                                                                 ----------

            See accompanying notes to combined financial statements.

                            CLINTON MANAGEMENT CORP.
                        (D/B/A CLINTON MACHINE & SUPPLY)
                          AND CLINTON MACHINERY CORP.

              COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                          YEAR ENDED DECEMBER 31, 1995

                                                                                       RETAINED            TOTAL
                                                                    ADDITIONAL         EARNINGS        STOCKHOLDERS'
                                                         COMMON       PAID-IN        (ACCUMULATED         EQUITY
                                                          STOCK       CAPITAL          DEFICIT)          (DEFICIT)
                                                       -----------  -----------  --------------------  -------------
Balance at December 31, 1994.........................   $     600    $   2,700       $  1,125,015       $ 1,128,315
Net loss.............................................      --           --               (207,377)         (207,377)
Distributions to stockholders........................      --           --               (948,648)         (948,648)
                                                            -----   -----------       -----------      -------------
Balance at December 31, 1995.........................   $     600    $   2,700       $    (31,010)      $   (27,710)
                                                            -----   -----------       -----------      -------------
                                                            -----   -----------       -----------      -------------

            See accompanying notes to combined financial statements.

                            CLINTON MANAGEMENT CORP.
                        (D/B/A CLINTON MACHINE & SUPPLY)
                          AND CLINTON MACHINERY CORP.

                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1995

Cash flows from operating activities:
  Net loss.......................................................................  $(207,377)
  Adjustments to reconcile net loss to cash provided by operating activities:
    Depreciation and amortization................................................     73,659
    Changes in operating assets and liabilities:
      Accounts receivable........................................................    503,866
      Inventory..................................................................   (717,381)
      Prepaid expenses...........................................................     (2,400)
      Notes receivable...........................................................     13,870
      Employee advances..........................................................    (33,949)
      Due from affiliates........................................................   (144,996)
      Other receivables..........................................................      4,155
      Other assets...............................................................     21,152
      Accounts payable and other liabilities.....................................    844,655
                                                                                   ---------
        Net cash provided by operating activities................................    355,254
                                                                                   ---------
Cash flows used in investing activities--capital expenditures....................   (212,253)
                                                                                   ---------
Cash flows from financing activities:
  Net proceeds from line of credit and other borrowings..........................    535,934
  Distributions to stockholders..................................................   (762,273)
  Principal payments on long-term debt...........................................     (5,506)
  Bank overdraft.................................................................     43,092
                                                                                   ---------
        Net cash used in financing activities....................................   (188,753)
                                                                                   ---------
Net decrease in cash.............................................................    (45,752)
Cash, beginning of year..........................................................     45,752
                                                                                   ---------
Cash, end of year................................................................  $  --
                                                                                   ---------
                                                                                   ---------

            See accompanying notes to combined financial statements.

                            CLINTON MANAGEMENT CORP.
                        (D/B/A CLINTON MACHINE & SUPPLY)
                          AND CLINTON MACHINERY CORP.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) PRINCIPLES OF CONSOLIDATION AND OPERATIONS

    Clinton Management Corp. (d/b/a Clinton Machine & Supply) distributes screen printing supplies, printing and drying equipment, accessory equipment and replacement parts worldwide. Clinton Machinery Corp., under the name of M&R International, distributes screen printing and drying equipment, accessory equipment and replacement parts worldwide.

    The accompanying combined financial statements include the accounts of Clinton Management Corp. (d/b/a Clinton Machine & Supply) and Clinton Machinery Corp. (together, "Clinton"). The companies that comprise Clinton have the same stockholders whose ownership shares are the same for each company.

    (B) ACCOUNTS AND OTHER RECEIVABLES

    Clinton has established allowances for doubtful accounts based upon management's judgment of collectibility of receivables and returns on sales using factors such as historical experience and past customer payment history.

    Other receivables consist of amounts which are retained by third party creditors financing customers' purchases.

    (C) INVENTORY

    Inventory is stated at the lower of cost or market using the first-in, first-out method. Inventory at December 31, 1995 consists of the following:

New machines....................................................  $ 587,764
Used machines...................................................    588,980
Parts and supplies..............................................  2,260,272
                                                                  ---------
                                                                  $3,437,016
                                                                  ---------
                                                                  ---------

    (D) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization is calculated using the straight-line method over the shorter of the lease term or the estimated useful lives of the respective assets. Repairs and maintenance expenditures are expensed as incurred.

    (E) BANK OVERDRAFT

    Under Clinton's cash management system, checks issued but not presented to banks frequently result in overdraft balances for accounting purposes and are classified as bank overdraft in the accompanying combined balance sheet.

                            CLINTON MANAGEMENT CORP.
                        (D/B/A CLINTON MACHINE & SUPPLY)
                          AND CLINTON MACHINERY CORP.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (F) INCOME TAXES

    Clinton, with the consent of its stockholders, elected subchapter S corporation status under the Internal Revenue Code, effective January 1, 1991 for Clinton Management Corp. and January 1, 1990 for Clinton Machinery Corp. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of each company's taxable income. Therefore, no liability for federal or state income taxes has been included in these combined financial statements.

    (G) FAIR VALUE OF FINANCIAL INSTRUMENTS

    Clinton has determined that the carrying value of all financial instruments approximate fair value. The carrying value of Clinton's borrowings approximate fair value due to the nature of the variable interest rate on the borrowings and their maturity.

    (H) USE OF ESTIMATES

    Management of Clinton has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

    (I) NEW ACCOUNTING STANDARD

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which becomes effective for fiscal years beginning after December 15, 1995. Statement 121 establishes accounting standards for the impairment of long-lived assets and certain identifiable intangible assets. Clinton does not believe the impact of Statement 121 will have a material impact on its financial position or results of operations.

(2) PROPERTY AND EQUIPMENT

    Property and equipment at December 31, 1995 consists of the following:

Leasehold improvements............................................  $  77,950
Machinery and equipment...........................................    526,024
                                                                    ---------
                                                                      603,974
Less accumulated depreciation.....................................    261,400
                                                                    ---------
Net property and equipment........................................  $ 342,574
                                                                    ---------
                                                                    ---------

(3) RELATED PARTY TRANSACTIONS

    The stockholders of Clinton are also stockholders of Clinton Leasing Corp., Golden Brush, Clinton Equipment Corp., Equip-Net, Inc., Clinton de Mexico, Citex and Paradise Color. At December 31, 1995,

                            CLINTON MANAGEMENT CORP.
                        (D/B/A CLINTON MACHINE & SUPPLY)
                          AND CLINTON MACHINERY CORP.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1995

(3) RELATED PARTY TRANSACTIONS (CONTINUED) due from affiliates represent receivables from sales transactions, payment of operating expenses and advances to stockholders. During the year ended December 31, 1995, Clinton had sales to these entities of approximately $388,000.

(4) REVOLVING LINE OF CREDIT

    At December 31, 1995, $3,436,361 is outstanding under a $3,500,000 revolving line of credit arrangement with a bank. Under the terms of the line of credit, interest is payable monthly at the bank's prime rate plus five-eighths percent (9.125% at December 31, 1995). The line of credit is due on demand and is secured by inventory, equipment, accounts receivable, assignments of all insurance policies applicable to insured accounts receivable, and keyman life insurance policies on each of the stockholder guarantors.

    The line of credit contains certain restrictive covenants including requirements to maintain working capital of $1,500,000 commencing December 31, 1995 ($1,000,000 from December 31, 1994 through December 31, 1995), and limit capital expenditures to $100,000 annually. At December 31, 1995, Clinton was not in compliance with the debt covenants. In February 1996, the line of credit was paid in full by Willcox & Gibbs, Inc. ("Willcox & Gibbs") upon the acquisition of Clinton (note 10).

(5) LONG-TERM DEBT

    Long-term debt at December 31, 1995 consists of the following:

Note payable in installments of $261 per month, including interest
  at 10% through December 1998, collaterized by equipment...........  $   7,703
Less current maturities.............................................      1,910
                                                                      ---------
Total long-term debt................................................  $   5,793
                                                                      ---------
                                                                      ---------

    The aggregate annual maturities of long-term debt at December 31, 1995 are as follows:

YEAR ENDING DECEMBER 31,
-------------------------------------------------------------------------------------
1996.................................................................................  $   1,910
1997.................................................................................      2,732
1998.................................................................................      3,061
                                                                                       ---------
                                                                                       $   7,703
                                                                                       ---------
                                                                                       ---------

                            CLINTON MANAGEMENT CORP.
                        (D/B/A CLINTON MACHINE & SUPPLY)
                          AND CLINTON MACHINERY CORP.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1995

(6) COMMON STOCK

    At December 31, 1995, common stock consisted of the following:

Clinton Management Corp. (d/b/a Clinton Machine & Supply), $1 par
  value, 7,500 shares authorized, 300 shares issued and
  outstanding........................................................  $     300
Clinton Machinery Corp., $1 par value, 10,000 shares authorized, 300
  shares issued and outstanding......................................        300
                                                                       ---------
Total common stock...................................................  $     600
                                                                       ---------
                                                                       ---------

(7) PROFIT SHARING PLAN

    Clinton has a qualified profit sharing plan covering all employees who have attained twenty-one years of age with one year of service. The profit sharing plan contribution is determined annually by management. A contribution of $10,000 was accrued for the year ended December 31, 1995.

(8) COMMITMENTS

    Clinton has several noncancelable operating leases, primarily for buildings and equipment. These leases generally contain options for periods ranging from three to five years and require Clinton to pay most executory costs such as maintenance and insurance.

    Future minimum lease payments under non-cancelable leases (with initial or remaining base terms in excess of one year) as of December 31, 1995 are approximately:

YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------------
1996..................................................................................  $  162,000
1997..................................................................................     162,000
1998..................................................................................     162,000
                                                                                        ----------
                                                                                        $  486,000
                                                                                        ----------
                                                                                        ----------

    The lease for Clinton's primary operating facility has a five-year option to renew. Management has not made a decision whether or not to renew the lease.

    Total rental expense for the year ended December 31, 1995 was approximately $212,780.

(9) MAJOR SUPPLIERS

    Clinton purchases a majority of the equipment they sell from one vendor. Clinton Machinery Corp. distributes this vendor's equipment in seven southeastern states and internationally, exclusive of Canada. For the year ended December 31, 1995, approximately 55% of combined purchases were from this vendor.

    A majority of printing supplies are purchased from one vendor. For the year ended December 31, 1995, approximately 17% of combined purchases were from this vendor.

                            CLINTON MANAGEMENT CORP.
                        (D/B/A CLINTON MACHINE & SUPPLY)
                          AND CLINTON MACHINERY CORP.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1995

(10) ACQUISITION BY WILLCOX & GIBBS, INC.

    Effective February 1, 1996, Clinton was purchased by Willcox & Gibbs in exchange for $4,000,000 in cash, the assumption of $4.5 million in debt and payables, 100,000 shares of Willcox & Gibbs' Class A common stock, and contingent payments of up to 38.87% of the operating income (as defined) of Clinton during each of the five years to December 31, 2000. Such contingent payments shall not exceed $10,500,000 in the aggregate. In addition, the stockholders of the Company received a put option, giving them the right to sell the Class A common shares to Willcox & Gibbs at $30 per share at the earlier of four years from the acquisition date or such time Willcox & Gibbs has an initial public offering.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASER. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS NOT BEEN A CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Prospectus Summary.............................           5
Risk Factors...................................          21
Use of Proceeds................................          26
The Exchange Offer.............................          27
The Company....................................          35
The Macpherson Acquisition.....................          36
Capitalization.................................          37
Pro Forma Combined Financial Information.......          39
Selected Historical Financial Information......          43
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations--The Company.......................          45
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations--Macpherson........................          50
Business.......................................          53
Management.....................................          67
Security Ownership of Certain Beneficial Owners
 and Management................................          73
Description of Certain Indebtedness............          74
Description of Senior Notes....................          75
Certain Federal Income Tax Consequences........         104
Plan of Distribution...........................         107
Legal Matters..................................         107
Independent Public Accountants.................         107
Available Information..........................         109
Index to Financial Statements..................         F-1

    UNTIL            , 199 , ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW
NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OF SUBSCRIPTIONS.

                                     [LOGO]

                             WILLCOX & GIBBS, INC.

                                ---------------

                             OFFER TO EXCHANGE ITS

                         12 1/4% SERIES B SENIOR NOTES

                            DUE 2003 WHICH HAVE BEEN

                              REGISTERED UNDER THE

                           SECURITIES ACT OF 1933, AS

                            AMENDED, FOR ANY AND ALL

                           OF ITS OUTSTANDING 12 1/4%
                         SERIES A SENIOR NOTES DUE 2003

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Company's Certificate of Incorporation provides that the Company shall indemnify its officers, directors and employees made, or threatened to be made, a party to any action whether or not such is by or in the right of the Company by reason of the fact that he is or was a director or officer of the Company against liabilities and expenses incurred in connection with such action.

    The Certificate of Incorporation of the Company limits the liability of directors of the Company or its stockholders to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Accordingly, pursuant to the provisions of the DGCL presently in effect, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the bylaws of the Company require the Company to indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

    (Management contracts or compensatory plans are indicated by an asterisk.)

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------

      2.1    Stock Purchase Agreement, dated November 27, 1996, among WG Apparel, Inc., Willcox & Gibbs, Inc. and
             Macpherson Meistergram, Inc., Geoffrey E. Macpherson Canada, Inc., Neil A. Macpherson , Bridget
             Macpherson, Bridget Macpherson as Trustee under the Mark Edward Macpherson Trust Agreement, dated
             February 1, 1982, Ouida B. Brown as Trustee under the Mark Edward Macpherson Trust No. 2, Bridget M.
             Macpherson as Trustee under the Katherine Emma Macpherson Trust Agreement, dated February 1, 1982,
             Ouida B. Brown as Trustee under the Katherine Emma Macpherson Trust No. 2, and Neil A. Macpherson as
             Trustee under the Nicholas Ian Macpherson Trust Agreement.

      3.1    Second Amended and Restated Certificate of Incorporation of Willcox & Gibbs, Inc.

      3.2    Bylaws of Willcox & Gibbs, Inc.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------
      4.1    Indenture, dated as of January 3, 1997, by and among Willcox & Gibbs, Inc., WG Apparel, Inc. Clinton
             Management Corp., Clinton Machinery Corporation, Leadtec Systems, Inc., W&G Daon, Inc., J&E Sewing
             Supplies, Inc. W&G Tennessee Imports, Inc., Clinton Leasing Corp., Clinton Equipment Corp., Paradise
             Color Corp. (collectively, the "Subsidiary Guarantors"), and IBJ Schroder Bank & Trust Company, as
             Trustee, with respect to the 12 1/4% Senior Notes due 2003.

      4.2    Supplemental Indenture, dated as of January 3, 1997, by and among Willcox & Gibbs, Inc., the Subsidiary
             Guarantors and IBJ Schroder Bank & Trust Company, as Trustee.

      4.3    Purchase Agreement, dated December 20, 1996, by and among Willcox & Gibbs, Inc., the Subsidiary
             Guarantors and Dillon, Read & Co., Inc. (the "Initial Purchaser").

      4.4    Registration Rights Agreement, dated as of December 20, 1996, by and among Willcox & Gibbs, Inc., the
             Subsidiary Guarantors and the Initial Purchaser.

      4.5    Pledge and Security Agreement, dated January 3, 1997, between WG Apparel, Inc. and IBJ Schroder Bank &
             Trust Company, as Trustee.

      4.6    Form of Old Note.

      4.7    Form of New Note.

      5.1    Opinion of Hughes Hubbard & Reed LLP, as to the legality of securities registered hereunder.+

     10.1    Agreement to Purchase Stock, dated November 27, 1996, of Embroidery Leasing Company, between Michael
             Bennett and WG Apparel, Inc.+

     10.2    Amendment No. 1, dated December 17, 1996, to Merger Agreement among Willcox & Gibbs, Inc., Clinton
             Machinery Corporation, WG Apparel, Inc., Frank Scannavino, Charles Nall and Marc Glazer.+

     10.3    Financing and Security Agreement, dated December 17, 1996, among WG Apparel, Inc., Willcox & Gibbs,
             Inc., Leadtec Systems, Inc., Clinton Management Corp., Clinton Machinery Corporation and Macpherson
             Meistergram, Inc., as Borrowers, and NationsBank, N.A., as Lender.+

     10.4    Termination of Security Agreement, dated January 3, 1997, among Willcox & Gibbs, Inc., Clinton
             Machinery Corporation, WG Apparel, Inc., Frank Scannavino, Charles Nall and Marc Glazer.+

     10.5    Employment Agreement, dated February 1, 1996, among Clinton Machinery Corp. and Clinton Management
             Corp. and Frank Scannavino.*+

     10.6    Employment Agreement, dated February 1, 1996, among Clinton Machinery Corp. and Clinton Management and
             Marc Glazer.*+

     10.7    Employment Agreement, dated February 1, 1996, among Clinton Machinery Corp. and Clinton Management
             Corp. and Charles Nall.*+

     10.8    Employment Agreement, dated June 27, 1994, between WG Apparel, Inc. and Alan B. Lee.*+

     10.9    Employment Agreement, dated June 27, 1994, between WG Apparel, Inc. and John K. Ziegler, Sr.*+

     10.10   Employment Agreement, dated June 27, 1994, among WG Apparel, Inc., WG Leadtec of Delaware, Inc. and
             Jack Klasky.*+

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------
     10.11   Employment Agreement, dated June 27, 1994, between WG Apparel, Inc. and Maxwell Tripp.*+

     10.12   Pegasus Sewing Machine Mfg. Co., Ltd. Distribution Agreement, dated January 1, 1995, between Pegasus
             Sewing Machine Mfg. Co., Ltd. and WG, Inc., as amended as of June 8, 1995.

     10.13   GM Pfaff Ag Distribution Agreement, dated October 1, 1994, between GM Pfaff Ag and WG, Inc.

     10.14   M&R International Distributor Agreement, dated September 16, 1996, between M&R Sales and Service, Inc.
             and Clinton Machinery Corp.

     10.15   M&R Distributor Agreement, dated January 10, 1996, between M&R Sales and Service, Inc. and Clinton
             Machinery Corp.

     10.16   Distribution Agreement, dated June 27, 1996, among Rhein-Nadel Maschinennadel Gmbh, Muva Maschinennadel
             Gmbh, WG, Inc., Unity Sewing Supply Co. and Sunbrand, as amended as of October 4, 1996.

     10.17   Second Revision, dated November 27, 1996, of Fundamental Barudan Agreements and Contracts among Barudan
             Company, Ltd., Barudan America, Inc. and Macpherson Meistergram, Inc.+

     10.18   Revision, dated June 1, 1994, of Fundamental Agreements and Contracts among Barudan Company, Ltd.,
             Barudan America, Inc. and Macpherson Meistergram, Inc.+

     10.19   Distribution Agreement, dated November 7, 1985, among Barudan Company, Ltd., Barudan America, Inc. and
             Macpherson Meistergram, Inc.+

     10.20   Asset Purchase Agreement, dated October 1996, between E.C. Mitchell Co. Inc., Everett Mitchell, as
             Seller, and WG Apparel, Inc., as Buyer.

     10.21   Loan Agreement, dated October 1996, between W&G, Ltd., as Borrower, and Coutts & Co., as Lender.+

     10.22   Consulting Agreement, dated January 3, 1997, between Macpherson Meistergram, Inc. and Neil A.
             Macpherson.*

     10.23   Employment Agreement, dated January 3, 1997, between Macpherson Meistergram, Inc. and Jerry Lee.*

     10.24   Employment Agreement, dated January 3, 1997, between Macpherson Meistergram, Inc. and Ronald P.
             Emerman.*

     10.25   Employment Agreement, dated January 3, 1997, between Macpherson Meistergram, Inc. and Jeffrey L.
             Hickman.*

     10.26   Employment Agreement, dated January 3, 1997, between Macpherson Meistergram, Inc. and Jacob G. Bumm.*

     10.27   Employment Agreement, dated January 3, 1997, between Macpherson Meistergram, Inc. and Steven C.
             Edwards.*

     10.28   Warrant Redemption Agreement, dated December 17, 1996, among Willcox & Gibbs, Inc., NationsCredit
             Commercial Corporation and Bank of America Illinois.+

     12.1    Computation of ratio of earnings to fixed charges.

     21.1    Subsidiaries of Willcox & Gibbs, Inc.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------
     23.1    Consent of Hughes Hubbard & Reed LLP (contained in Exhibit 5.1).

     23.2    Consents of KPMG Peat Marwick LLP.

     23.3    Consent of Arthur Andersen LLP.

     24.1    Powers of Attorney of certain directors and officers of the Company.

     25.1    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of IBJ Schroder Bank & Trust Company, as Trustee.

     99.1    Form of Letter of Transmittal with respect to the Exchange Offer.

     99.2    Form of Notice of Guaranteed Delivery.

------------------------

+   To be filed by amendment.

(B) FINANCIAL STATEMENT SCHEDULE:

                                                                                                          PAGE
                                                                                                          -----

Schedule II     Valuation and Qualifying Accounts for the years ended December 31, 1996 and 1995 and
                for the period from July 13, 1994 to December 31, 1994.                                       S-1

ITEM 22. UNDERTAKINGS.

    1. The undersigned registrant hereby undertakes as follows:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    3. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended ("Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

    4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Carteret, State of New Jersey, on April   , 1997.

                                WILLCOX & GIBBS, INC.
                                a Delaware corporation

                                By:           /s/ JOHN K. ZIEGLER, SR.
                                     -----------------------------------------
                                                John K. Ziegler, Sr.
                                       CHAIRMAN, CHIEF EXECUTIVE OFFICER AND
                                                      DIRECTOR

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman, Chief Executive
   /s/ JOHN K. ZIEGLER, SR.       Officer, and Director
------------------------------    (Principal Executive
     John K. Ziegler, Sr.         Officer)

      MAXWELL L. TRIPP*         President, Chief Operating
------------------------------    Officer and Director
       Maxwell L. Tripp

    JOHN K. ZIEGLER, JR.*       Chief Financial Officer
------------------------------    (Principal Financial and
     John K. Ziegler, Jr.         Accounting Officer)

         JACK KLASKY*           Vice President and Director
------------------------------
         Jack Klasky

         ALAN B. LEE*           Vice President and Director
------------------------------
         Alan B. Lee

      RICHARD J. MACKEY*        Director
------------------------------
      Richard J. Mackey

         MARC GLAZER*           Director
------------------------------
         Marc Glazer

      SIDNEY B. BECKER*         Director
------------------------------
       Sidney B. Becker

    CHRISTOPHER W. ROSER*       Director
------------------------------
     Christopher W. Roser

     FRANK E. WALSH, III*       Director
------------------------------                                 April   , 1997
     Frank E. Walsh, III

 By: /s/ JOHN K. ZIEGLER, SR.
------------------------------
     John K. Ziegler, Sr.
(Attorney-in-fact for persons
  indicated by an asterisk)

                                                                     SCHEDULE II

                     WILLCOX & GIBBS, INC. AND SUBSIDIARIES
                       VALUATION AND QUALIFYING ACCOUNTS

                                                    BALANCE AT   CHARGED TO    ALLOWANCE                BALANCE AT
                                                    BEGINNING     COSTS AND   OF ACQUIRED                 END OF
                   DESCRIPTION                      OF PERIOD      EXPENSE    SUBSIDIARIES DEDUCTIONS     PERIOD
-------------------------------------------------  ------------  -----------  -----------  -----------  ----------
Year ended December 31, 1996:
  Allowance for doubtful accounts................  $  1,596,000     267,000      746,000      190,000    2,419,000
                                                   ------------  -----------  -----------  -----------  ----------
                                                   ------------  -----------  -----------  -----------  ----------

Year ended December 31, 1995:
  Allowance for doubtful accounts................  $  2,002,000     580,000       --          986,000    1,596,000
                                                   ------------  -----------  -----------  -----------  ----------
                                                   ------------  -----------  -----------  -----------  ----------

Period from July 13, 1994 to December 31, 1994:
  Allowance for doubtful accounts................  $  1,699,000     321,000       --           18,000    2,002,000
                                                   ------------  -----------  -----------  -----------  ----------
                                                   ------------  -----------  -----------  -----------  ----------

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                              DESCRIPTION                                              PAGE
-----------  ----------------------------------------------------------------------------------------------  ---------

      2.1    Stock Purchase Agreement, dated November 27, 1996, among WG Apparel, Inc., Willcox & Gibbs,
             Inc. and Macpherson Meistergram, Inc., Geoffrey E. Macpherson Canada, Inc., Neil A. Macpherson
             , Bridget Macpherson, Bridget Macpherson as Trustee under the Mark Edward Macpherson Trust
             Agreement, dated February 1, 1982, Ouida B. Brown as Trustee under the Mark Edward Macpherson
             Trust No. 2, Bridget M. Macpherson as Trustee under the Katherine Emma Macpherson Trust
             Agreement, dated February 1, 1982, Ouida B. Brown as Trustee under the Katherine Emma
             Macpherson Trust No. 2, and Neil A. Macpherson as Trustee under the Nicholas Ian Macpherson
             Trust Agreement.

      3.1    Second Amended and Restated Certificate of Incorporation of Willcox & Gibbs, Inc.

      3.2    Bylaws of Willcox & Gibbs, Inc.

      4.1    Indenture, dated as of January 3, 1997, by and among Willcox & Gibbs, Inc., WG Apparel, Inc.
             Clinton Management Corp., Clinton Machinery Corporation, Leadtec Systems, Inc., W&G Daon,
             Inc., J&E Sewing Supplies, Inc. W&G Tennessee Imports, Inc., Clinton Leasing Corp., Clinton
             Equipment Corp., Paradise Color Corp. (collectively, the "Subsidiary Guarantors"), and IBJ
             Schroder Bank & Trust Company, as Trustee, with respect to the 12 1/4% Senior Notes due 2003.

      4.2    Supplemental Indenture, dated as of January 3, 1997, by and among Willcox & Gibbs, Inc., the
             Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as Trustee.

      4.3    Purchase Agreement, dated December 20, 1996, by and among Willcox & Gibbs, Inc., the
             Subsidiary Guarantors and Dillon, Read & Co., Inc. (the "Initial Purchaser").

      4.4    Registration Rights Agreement, dated as of December 20, 1996, by and among Willcox & Gibbs,
             Inc., the Subsidiary Guarantors and the Initial Purchaser.

      4.5    Pledge and Security Agreement, dated January 3, 1997, between WG Apparel, Inc. and IBJ
             Schroder Bank & Trust Company, as Trustee.

      4.6    Form of Old Note.

      4.7    Form of New Note.

      5.1    Opinion of Hughes Hubbard & Reed LLP, as to the legality of securities registered hereunder.+

     10.1    Agreement to Purchase Stock, dated November 27, 1996, of Embroidery Leasing Company, between
             Michael Bennett and WG Apparel, Inc.+

     10.2    Amendment No. 1, dated December 17, 1996, to Merger Agreement among Willcox & Gibbs, Inc.,
             Clinton Machinery Corporation, WG Apparel, Inc., Frank Scannavino, Charles Nall and Marc
             Glazer.+

     10.3    Financing and Security Agreement, dated December 17, 1996, among WG Apparel, Inc., Willcox &
             Gibbs, Inc., Leadtec Systems, Inc., Clinton Management Corp., Clinton Machinery Corporation
             and Macpherson Meistergram, Inc., as Borrowers, and NationsBank, N.A., as Lender.+

  EXHIBIT
  NUMBER                                              DESCRIPTION                                              PAGE
-----------  ----------------------------------------------------------------------------------------------  ---------
     10.4    Termination of Security Agreement, dated January 3, 1997, among Willcox & Gibbs, Inc., Clinton
             Machinery Corporation, WG Apparel, Inc., Frank Scannavino, Charles Nall and Marc Glazer.+

     10.5    Employment Agreement, dated February 1, 1996, among Clinton Machinery Corp. and Clinton
             Management Corp. and Frank Scannavino.*+

     10.6    Employment Agreement, dated February 1, 1996, among Clinton Machinery Corp. and Clinton
             Management and Marc Glazer.*+

     10.7    Employment Agreement, dated February 1, 1996, among Clinton Machinery Corp. and Clinton
             Management Corp. and Charles Nall.*+

     10.8    Employment Agreement, dated June 27, 1994, between WG Apparel, Inc. and Alan B. Lee.*+

     10.9    Employment Agreement, dated June 27, 1994, between WG Apparel, Inc. and John K. Ziegler, Sr.*+

     10.10   Employment Agreement, dated June 27, 1994, among WG Apparel, Inc., WG Leadtec of Delaware,
             Inc. and Jack Klasky.*+

     10.11   Employment Agreement, dated June 27, 1994, between WG Apparel, Inc. and Maxwell Tripp.*+

     10.12   Pegasus Sewing Machine Mfg. Co., Ltd. Distribution Agreement, dated January 1, 1995, between
             Pegasus Sewing Machine Mfg. Co., Ltd. and WG, Inc., as amended as of June 8, 1995.

     10.13   GM Pfaff Ag Distribution Agreement, dated October 1, 1994, between GM Pfaff Ag and WG, Inc.

     10.14   M&R International Distributor Agreement, dated September 16, 1996, between M&R Sales and
             Service, Inc. and Clinton Machinery Corp.

     10.15   M&R Distributor Agreement, dated January 10, 1996, between M&R Sales and Service, Inc. and
             Clinton Machinery Corp.

     10.16   Distribution Agreement, dated June 27, 1996, among Rhein-Nadel Maschinennadel Gmbh, Muva
             Maschinennadel Gmbh, WG, Inc., Unity Sewing Supply Co. and Sunbrand, as amended as of October
             4, 1996.

     10.17   Second Revision, dated November 27, 1996, of Fundamental Barudan Agreements and Contracts
             among Barudan Company, Ltd., Barudan America, Inc. and Macpherson Meistergram, Inc.+

     10.18   Revision, dated June 1, 1994, of Fundamental Agreements and Contracts among Barudan Company,
             Ltd., Barudan America, Inc. and Macpherson Meistergram, Inc.+

     10.19   Distribution Agreement, dated November 7, 1985, among Barudan Company, Ltd., Barudan America,
             Inc. and Macpherson Meistergram, Inc.+

     10.20   Asset Purchase Agreement, dated October 1996, between E.C. Mitchell Co. Inc., Everett
             Mitchell, as Seller, and WG Apparel, Inc., as Buyer.

     10.21   Loan Agreement, dated October 1996, between W&G, Ltd., as Borrower, and Coutts & Co., as
             Lender.+

     10.22   Consulting Agreement, dated January 3, 1997, between Macpherson Meistergram, Inc. and Neil A.
             Macpherson.*

  EXHIBIT
  NUMBER                                              DESCRIPTION                                              PAGE
-----------  ----------------------------------------------------------------------------------------------  ---------
     10.23   Employment Agreement, dated January 3, 1997, between Macpherson Meistergram, Inc. and Jerry
             Lee.*

     10.24   Employment Agreement, dated January 3, 1997, between Macpherson Meistergram, Inc. and Ronald
             P. Emerman.*

     10.25   Employment Agreement, dated January 3, 1997, between Macpherson Meistergram, Inc. and Jeffrey
             L. Hickman.*

     10.26   Employment Agreement, dated January 3, 1997, between Macpherson Meistergram, Inc. and Jacob G.
             Bumm.*

     10.27   Employment Agreement, dated January 3, 1997, between Macpherson Meistergram, Inc. and Steven
             C. Edwards.*

     10.28   Warrant Redemption Agreement, dated December 17, 1996, among Willcox & Gibbs, Inc.,
             NationsCredit Commercial Corporation and Bank of America Illinois.+

     12.1    Computation of ratio of earnings to fixed charges.

     21.1    Subsidiaries of Willcox & Gibbs, Inc.

     23.1    Consent of Hughes Hubbard & Reed LLP (contained in Exhibit 5.1).

     23.2    Consents of KPMG Peat Marwick LLP.

     23.3    Consent of Arthur Andersen LLP.

     24.1    Powers of Attorney of certain directors and officers of the Company.

     25.1    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of IBJ Schroder Bank & Trust Company, as Trustee.

     99.1    Form of Letter of Transmittal with respect to the Exchange Offer.

     99.2    Form of Notice of Guaranteed Delivery.

------------------------

+   To be filed by amendment.